Exhibit 10.1

ORMAT NORTHERN NEVADA GEOTHERMAL PORTFOLIO

POWER PURCHASE AGREEMENT

BETWEEN

ONGP LLC

AND

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

DATED AS OF OCTOBER 20, 2016

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Section 14.25	Buyer’s Business Policies	79

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Appendices

APPENDIX A – PAYMENT SCHEDULE

APPENDIX B – FACILITY, PERMITS, LEASES AND OPERATOR

APPENDIX B-1	Facilities, Permits, Leases, and Operators for Tungsten Mountain Geothermal Energy Facility

APPENDIX B-2	Facilities, Permits, Leases, and Operators for Steamboat Hills Geothermal Energy Facility

APPENDIX B-3	Facilities, Permits, Leases, and Operators for Dixie Meadows Geothermal Energy Facility

APPENDIX B-4	Facilities, Permits, Leases, and Operators for Tungsten Mountain 2 Geothermal Energy Facility

APPENDIX B-5	Facilities, Permits, Leases, and Operators for Baltazor Hot Springs Geothermal Energy Facility

APPENDIX B-6	Facilities, Permits, Leases, and Operators for Dixie Meadows 2 Geothermal Energy Facility

APPENDIX B-7	Facilities, Permits, Leases, and Operators for Brady Geothermal Energy Facility

APPENDIX B-8	Facilities, Permits, Leases, and Operators for Steamboat 2 Geothermal Energy Facility

APPENDIX B-9	Facilities, Permits, Leases, and Operators for Steamboat 3 Geothermal Energy Facility

APPENDIX C – BUYER AND SELLER BILLING, NOTIFICATION AND SCHEDULING CONTACT INFORMATION

APPENDIX D – FORM OF ATTESTATION

APPENDIX E – FORM OF LETTER OF CREDIT

APPENDIX F – INSURANCE

APPENDIX G – FORM OF GUARANTEE

APPENDIX H – QUALITY ASSURANCE PROGRAM

APPENDIX I – MILESTONE SCHEDULE

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APPENDIX I-1	Milestone Schedule for Tungsten Mountain Geothermal Energy Facility

APPENDIX I-2	Milestone Schedule for Steamboat Hills Geothermal Energy Facility

APPENDIX I-3	Milestone Schedule for Dixie Meadows Geothermal Energy Facility

APPENDIX I-4	Milestone Schedule for Tungsten Mountain 2 Geothermal Energy Facility

APPENDIX I-5	Milestone Schedule for Baltazor Hot Springs Geothermal Energy Facility

APPENDIX I-6	Milestone Schedule for Dixie Meadows 2 Geothermal Energy Facility

APPENDIX I-7	Milestone Schedule for Brady Geothermal Energy Facility

APPENDIX I-8	Milestone Schedule for Steamboat 2 Geothermal Energy Facility

APPENDIX I-9	Milestone Schedule for Steamboat 3 Geothermal Energy Facility

APPENDIX J – GUARANTEED GENERATION AND MAXIMUM GENERATION

APPENDIX K – BUSINESS POLICY FORMS

APPENDIX L – PRE-DEFINED ADDITIONAL FACILITIES

APPENDIX M – FORM OF LETTER AGREEMENT

SCHEDULE

SCHEDULE A	ORGANIZATIONAL AND OWNERSHIP STRUCTURE OF PROJECT COMPANIES, SELLER, AND EQUITY OWNERS

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POWER PURCHASE AGREEMENT

PARTIES

THIS POWER PURCHASE AGREEMENT (this “Agreement”) is dated as of the 20th day of October, 2016, and entered into by and between the SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY a joint powers agency and a public entity organized under the laws of the State of California and created under the provisions of the Act and the Joint Powers Agreement (“Buyer”), and ONGP LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Seller”). Each of Buyer and Seller is referred to individually in this Agreement as a “Party” and together they are referred to as the “Parties.”

RECITALS

WHEREAS, Buyer’s members have adopted or are adopting policies to comply with the California Renewable Energy Resources Act that are designed to increase the amount of energy that they provide to their retail customers from eligible renewable energy resources; and

WHEREAS, Buyer issued a request for proposals to acquire renewable energy resources; and

WHEREAS, Seller’s parent company on behalf of Seller responded to the request for proposals and following negotiation, Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, certain renewable energy and associated environmental attributes; and

WHEREAS, the Parties desire to set forth the terms and conditions pursuant to which such sales and purchases shall be made.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein, and the mutual covenants and agreements herein set forth, the Parties agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1     Definitions. The following terms in this Agreement and the appendices hereto shall have the following meanings when used with initial capitalized letters:

“Act” means all of the provisions contained in the California Joint Exercise of Powers Act found in Chapter 5 of Division 7 of Title 1 of the Government Code of the State of California, beginning at California Government Code Section 6500 et seq.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is under Control by, or is under common Control with such Person. Subject to transfers as may be permitted under this Agreement, each Project Company, Upstream Equity Owner and Downstream Equity Owner shall be an Affiliate of Seller.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Agreement Term” has the meaning set forth in Section 2.2.

“Alternate Points of Delivery” means, in order of preference, (i) the McCullough 500 kV Substation, but only to the extent that Transmission Service is available to such point using NV Energy’s Transmission Services and Transmission System at the time that Seller seeks to utilize the McCullough 500 kV Substation in accordance with this Agreement; (ii) to the extent that the point of delivery in clause (i) is not available for the full amount of Facility Energy to be delivered to Alternate Points of Delivery despite commercially reasonable efforts by Seller, the Mead 230 kV Substation for the remaining Facility Energy to be delivered to Alternate Points of Delivery; and (iii) to the extent that the points of delivery in clause (i) or clause (ii) are not available for the full amount of Facility Energy to be delivered to Alternate Points of Delivery despite Seller’s use of commercially reasonable efforts, the 230 kV Gonder.IPP Substation for the remaining Facility Energy to be delivered to Alternate Points of Delivery, but only beginning on June 16, 2027 and only if LADWP shall have transmission and capacity rights that allow LADWP to accept at the 230 kV Gonder.IPP Substation and to transmit the amount of Facility Energy as scheduled by Seller from the 230 kV Gonder.IPP Substation over the Intermountain Power Project transmission systems and switchyard to the 500 kV Adelanto Switching Station at the time that Seller seeks to utilize the 230 kV Gonder.IPP Substation in accordance with this Agreement.

“Ancillary Documents” means the Buyer Ancillary Documents and the Seller Ancillary Documents.

“ASME” means American Society of Mechanical Engineers.

“Assumed Daily Deliveries” has the meaning set forth in Section 13.3(c).

“ASTM” means American Society for Testing and Materials.

“Authorized Auditors” means representatives of Buyer or Buyer’s Agents who are authorized to conduct audits on behalf of Buyer.

“Authorized Representative” means, with respect to each Party, the Person designated as such Party’s authorized representative pursuant to Section 14.1.

“AWS” means American Welding Society.

“Bankruptcy” means any case, action, or proceeding under any bankruptcy, reorganization, debt arrangement, insolvency, or receivership law or any dissolution or liquidation proceeding commenced by or against a Person and, if such case, action, or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in an order for relief or shall remain undismissed for sixty (60) days.

“BAOA” has the meaning set forth in Section 7.2(g).

“Brown Act” has the meaning set forth in Section 14.21(d).

“Business Day” means any day that is not a Saturday, a Sunday, or a day on which commercial banks are authorized or required to be closed in Los Angeles, California or New York, New York.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Buyer’s Agent” means such Person as Buyer may designate from time to time to perform certain tasks acting as agent on Buyer’s behalf.

“Buyer Ancillary Documents” all instruments, agreements, certificates, and documents executed by Buyer pursuant to this Agreement.

“Buyer’s Member” means any member of Buyer that has entered into the Joint Powers Agreement.

“CAISO” means the California Independent System Operator Corporation.

“California Public Utilities Code” means the Public Utilities Code of the State of California, as may be amended from time to time.

“CAMD” means the Clean Air Markets Division of the United States Environmental Protection Agency and any other state, regional, or federal or intergovernmental entity or Person that is given authorization or jurisdiction or both over a program involving the registration, validation, certification, or transferability of Environmental Attributes.

“Capacity Rights” means the rights, whether in existence as of the Effective Date or arising thereafter during the Agreement Term, to capacity, resource adequacy, or reserves associated with the electric generating capability of each Facility, including the right to resell such rights.

“CEC” means California’s State Energy Resources Conservation and Development Commission, also known as the California Energy Commission, and any successor agency thereto.

“CEC Certification Deadline” means (a) for each Existing Facility, the Delivery Commencement Date for such Existing Facility, and (b) for each New Facility, the date that is either (i) 180 days following the Commercial Operation Date for such New Facility if failure to be CEC Certified at such time is the result of Seller’s fault or negligence (including any failure to submit timely required documentation to the CEC) or (ii) 360 days following the Commercial Operation Date for such New Facility if failure to be CEC Certified at such time is not the result of Seller’s fault or negligence.

“CEC Certified” means that the CEC has certified that the Facility is an eligible renewable energy resource in accordance with California Public Utilities Code Section 399.12(e) and the guidelines adopted by the CEC, as amended from time to time, and any successor statute.

“CEC Performance Standard” means, at any time, the applicable greenhouse gas emissions performance standard in effect at such time for baseload electric generation facilities that are owned or operated (or both) by local publicly owned electric utilities, or for which a local publicly owned electric utility has entered into a contractual agreement for the purchase of power from such facilities, as established by the CEC or other Governmental Authority having jurisdiction over Buyer.

“CEQA” means the California Environmental Quality Act, Public Resources Code §§ 21000, et seq., as amended from time to time, and any successor statute.

“Change in Control” means the occurrence, whether in a single transaction or in a series of related transactions at any time during the Agreement Term of any one or more of the following: (i) a merger or consolidation of Seller, any Project Company or any Upstream Equity Owner or Downstream Equity Owner, with or into any other Person, or any other reorganization, as a result of which the members or shareholders, as applicable, of Seller or any Project Company or the members or shareholders, as applicable, of any Upstream Equity Owner or Downstream Equity Owner immediately prior to such consolidation, merger, or reorganization, (A) own less than fifty percent (50%) of the equity ownership of the surviving entity or any Project Company or (B) cease to have the power to control the management and policies of the surviving entity immediately after such consolidation, merger, or reorganization, (ii) any transaction or series of related transactions in which in excess of fifty percent (50%) of the equity ownership of Seller or any Project Company, or any Upstream Equity Owner or Downstream Equity Owner, or the power to control the management and policies of Seller or any Project Company, or any Upstream Equity Owner or any Downstream Equity Owner, is transferred to another Person, (iii) a sale, lease, or other disposition of all or substantially all of the assets of Seller, any Project Company, or any Upstream Equity Owner or Downstream Equity Owner, (iv) the dissolution or liquidation of Seller, any Project Company or any Upstream Equity Owner or any Downstream Equity Owner, or (v) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing, provided, however, that a Change in Control shall not include any transaction or series of transactions in which the membership or other equity interests in or assets of Seller, any Project Company, or any Upstream Equity Owner or any Downstream Equity Owner, are issued or transferred to another Person solely for the purpose of a Tax Equity Financing; and provided, further, that a Change in Control shall not include any transaction or series of transactions in which the membership interests in or assets of Seller, any Project Company or any Upstream Equity Owner or Downstream Equity Owner are issued or transferred to any other Person that is directly or indirectly at least 50% owned and whose management and policies are controlled by Ormat Nevada Inc. Seller shall provide written notice to Buyer prior to the occurrence of any Change in Control in accordance with Section 14.7.

“Change in Law” means a change in any federal, state, local, or other law (including any environmental laws), resolution, standard, code, rule, ordinance, directive, regulation, order, judgment, decree, ruling, determination, permit, certificate, authorization, or approval of a Governmental Authority (other than Buyer) which is applicable to either Party or any Facility or any of the products sold therefrom.

“Collateral Agent” has the meaning set forth in the Indenture.

“Commercial Operation” means, for each New Facility, the date on which all of the following have occurred:

(a)     Construction of the Facility has been substantially completed in accordance with the terms and conditions of this Agreement and the Facility (including the Facility Energy and associated Environmental Attributes) is RPS Compliant and EPS Compliant and possesses all the other material characteristics, and satisfies all of the material requirements, set forth for the Facility in this Agreement and for delivery of Facility Energy to the Points of Delivery pursuant to this Agreement;

(b)     The Facility has successfully completed all testing required by any Requirement of Law to be completed prior to full commercial operations, and has demonstrated (i) the sustained operation of the generating facility for at least 5 consecutive hours at a delivery rate (net of providing the full requirements for Parasitic Load and net of transmission losses, as measured by the Electric Metering Devices at the Points of Delivery) of at least ninety percent (90%) of the Facility Net Capacity, as adjusted to reflect nominal resource temperature and flow rates and other environmental conditions, and (ii) the delivery of Energy (net of providing the full requirements for Parasitic Load and net of transmission losses, as measured by the Electric Metering Devices at the Points of Delivery) equal to at least the product of ninety percent (90%) of the Facility Net Capacity and 120 hours during a period of 120 consecutive hours, as adjusted to reflect resource temperature and flow rates and other environmental conditions;

(c)     Seller or its Affiliate has obtained all Permits required for the operation and maintenance of the Facility in accordance with this Agreement (including the Permits identified in Appendix B for such Facility), and all such Permits are final and in full force and effect;

(d)     Seller or its Affiliate has obtained the Insurance;

(e)     The Facility has been pre-certified by the CEC;

(f)     Buyer shall have received the Delivery Term Security required pursuant to Section 5.9, which includes the portion corresponding to such Facility;

(g)     If a water supply agreement is identified as applicable to the Facility in Appendix B, as it may be revised from time to time pursuant to Section 3.11, then Seller or its Affiliate has a water supply agreement under which it is entitled to purchase and receive water in amounts as is necessary for the operation and maintenance of the Facility for the full term of this Agreement;

(h)     Seller shall have delivered to Buyer copies of the Leases for the Facility described in Section 6 of Appendix B for such for Facility;

(i)     If a Geothermal Fluid Sales Agreement is identified as applicable to the Facility in Section 9 of Appendix B for such Facility, then Seller shall have delivered to Buyer a copy of the Geothermal Fluid Sales Agreement for such Facility;

(j)     Seller or its Affiliate shall have entered into interconnection agreements with Transmission Providers pursuant to which it has obtained Facility Interconnection Rights and Interests as necessary for the delivery of Facility Energy to the Point of Interconnection;

(k)     Seller shall have entered into, or been assigned, transmission agreements with Transmission Providers pursuant to which it has obtained Facility Transmission Rights and Interests as necessary for the delivery of Facility Energy from the Point of Interconnection to the Points of Delivery using NV Energy’s Transmission Services and Transmission System; and

(l)     Seller has caused GeothermEx, a division of Schlumberger Inc., or another qualified geothermal energy consultant satisfactory to Buyer in its reasonable discretion, to furnish to Buyer its opinion stating, with a confidence level of at least ninety percent (90%), that the production wells supplying the Facility or, in the event a Geothermal Fluid Sales Agreement is applicable to the Facility, those wells supplying the Facility under such Geothermal Fluid Sales Agreement, are capable of supporting the generation from and operation of the Facility on a sustained basis for the delivery of Facility Energy to the Points of Delivery at the rate of at least ninety-five percent (95%) of the Facility Net Capacity for the duration of the Delivery Term with an applicable yearly degradation rate.

“Commercial Operation Date” means, for a New Facility, the date on which Commercial Operation of such Facility occurs, as determined pursuant to Section 3.5.

“Confidential Information” has the meaning set forth in Section 14.21(a).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies, or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Contract Year” means (i) the period beginning on the date on which Delivery Commencement or Commercial Operation of the first Facility to achieve Delivery Commencement or Commercial Operation occurs, as determined pursuant to Section 3.5, and ending on December 31st of that year, and (ii) each succeeding period of twelve (12) consecutive months following the period described in the preceding clause (i) until the end of the Delivery Term.

“Costs” has the meaning set forth in Section 13.3(f).

“CPRA” has the meaning set forth in Section 14.21(d).

“CPUC” means the California Public Utilities Commission and any successor thereto.

“CPUC Performance Standard” means, at any time, the greenhouse gas emission performance standard in effect at such time for baseload electric generation facilities owned or operated (or both) by load-serving entities and not local publicly-owned electric utilities, as established by the CPUC or other Governmental Authority under the EPS Law.

“CRO” has the meaning set forth in Section 14.25(g).

“DBE” has the meaning set forth in Section 14.25(c).

“Default” has the meaning set forth in Section 13.1.

“Defaulting Party” has the meaning set forth in Section 13.1.

“Delivered Energy” means the MWh of Facility Energy delivered by Seller for receipt by Buyer at the Points of Delivery.

“Delivery Commencement” means, for each Existing Facility, all of the following have occurred:

(a)     The Facility (including the Facility Energy and associated Environmental Attributes) is RPS Compliant and EPS Compliant and possesses all the other material characteristics, and satisfies all of the material requirements, set forth for the Facility in this Agreement and for delivery of Facility Energy to the Points of Delivery;

(b)     The Facility is operating in accordance with all Requirements of Law and has demonstrated (i) the sustained operation of the generating facility for at least 5 consecutive hours at a delivery rate (net of providing the full requirements for Parasitic Load and net of transmission losses, as measured by the Electric Metering Devices at the Points of Delivery) of at least ninety percent (90%) of the Facility Net Capacity, as adjusted to reflect nominal resource temperature and flow rates and other environmental conditions, and (ii) the delivery of Energy (net of providing the full requirements for Parasitic Load and net of transmission losses, as measured by the Electric Metering Devices at the Points of Delivery) equal to at least the product of ninety percent (90%) of the Facility Net Capacity and 120 hours during a period of 120 consecutive hours, as adjusted to reflect resource temperature and flow rates and other environmental conditions;

(c)     Seller or its Affiliate has obtained all Permits required for the operation and maintenance of the Facility in accordance with this Agreement (including the Permits identified in Appendix B for such Facility), and all such Permits are final and in full force and effect;

(d)     Seller or its Affiliate has obtained the Insurance;

(e)     Buyer shall have received the Delivery Term Security required pursuant to Section 5.9, which includes the portion corresponding to such Facility;

(f)     Seller or its Affiliate shall have entered into interconnection agreements with Transmission Providers pursuant to which it has obtained Facility Interconnection Rights and Interests as necessary for the delivery of Facility Energy to the Point of Interconnection;

(g)     Seller shall have entered into, or been assigned, transmission agreements with Transmission Providers pursuant to which it has obtained Facility Transmission Rights and Interests as necessary for the delivery of Facility Energy from the Point of Interconnection to the Points of Delivery using NV Energy’s Transmission Services and Transmission System;

(h)     Seller has obtained certification from the CEC that the Facility is CEC Certified or a recertification from the CEC that the Facility remains CEC Certified, if required pursuant to CEC regulations applicable to the Facility;

(i)     If a water supply agreement is identified as applicable to the Facility in Appendix B, as it may be revised from time to time pursuant to Section 3.11, then Seller or its Affiliate has a water supply agreement under which it is entitled to purchase and receive water in amounts as is necessary for the operation and maintenance of the Facility for the full term of this Agreement;

(j)     Seller shall have delivered to Buyer copies of the Leases described for the Facility in Section 6 of Appendix B for such Facility;

(k)     If a Geothermal Fluid Sales Agreement is identified as applicable to the Facility in Section 9 of Appendix B for such Facility, then Seller shall have delivered to Buyer a copy of the Geothermal Fluid Sales Agreement for such Facility;

(l)     Seller has caused GeothermEx, a division of Schlumberger Inc., or another qualified geothermal energy consultant satisfactory to Buyer in its reasonable discretion, to furnish to Buyer its opinion stating, with a confidence level of at least ninety percent (90%), that the production wells supplying the Facility or, in the event a Geothermal Fluid Sales Agreement is applicable to the Facility, those wells supplying the Facility under such Geothermal Fluid Sales Agreement are capable of supporting the generation from and operation of the Facility on a sustained basis for the delivery of Facility Energy to the Points of Delivery at the rate of at least ninety-five percent (95%) of the Facility Net Capacity for the duration of the Delivery Term with an applicable yearly degradation rate;

(m)     Seller has obtained Control of the applicable Project Company for such Facility;

(n)     For the Steamboat Hills Facility, the Long-Term Agreement between Sierra Pacific Power Company d/b/a NV Energy (“NV Energy”) and Steamboat Hills, LLC, dated November 17, 1986, has terminated or expired;

(o)     For the Brady Facility, the Long-Term Agreement between Sierra Pacific Power Company d/b/a NV Energy (“NV Energy”) and Brady Power Partners, dated October 5, 1990, has terminated or expired;

(p)     For the Steamboat 2 Facility, the Long-Term Agreement between Sierra Pacific Power Company d/b/a NV Energy (“NV Energy”) and Steamboat Development LLC, dated January 24, 1991, has terminated or expired; and

(q)     For the Steamboat 3 Facility, the Long-Term Agreement between Sierra Pacific Power Company d/b/a NV Energy (“NV Energy”) and Steamboat Development LLC, dated January 18, 1991, has terminated or expired.

“Delivery Commencement Date” means, for an Existing Facility, the date on which Delivery Commencement for such Facility occurs, as determined pursuant to Section 3.5.

“Delivery Term” has the meaning set forth in Section 2.2.

“Delivery Term Security” has the meaning set forth in Section 5.9(b).

“Dispute” has the meaning set forth in Section 14.3.

“Dispute Notice” has the meaning set forth in Section 14.3.

“Downgrade Event” shall mean any event that results in a Person failing to meet the credit requirements of a Qualified Issuer or a Qualified Guarantor, as applicable, or the commencement of involuntary or voluntary bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar proceeding (whether under any present or future statute, law, or regulation) with respect to such Person.

“Downstream Equity Owner” means a Person that owns or Controls at least fifty percent (50%) of the equity of a Project Company at any level below Seller.

“DVBE” has the meaning set forth in Section 14.25(c).

“Early Termination Date” has the meaning set forth in Section 13.3(a).

“EBO” has the meaning set forth in Section 14.25(f).

“EEI” means Edison Electric Institute.

“Effective Date” has the meaning set forth in Section 2.1.

“Electric Metering Devices” means all meters, metering equipment, and data processing equipment used to measure, record, or transmit data relating to Facility Energy. Electric Metering Devices include the metering current transformers and the metering voltage transformers.

“Energy” means electrical energy.

“Environmental Attributes” means RECs, and any and all other current or future credits, benefits, emissions reductions, offsets or allowances, howsoever entitled, named, registered, created, measured, allocated or validated (A) that are at any time recognized or deemed of value (or both) by Buyer, applicable law, or any voluntary or mandatory program of any Governmental Authority or other Person and (B) that are attributable to (i) generation by the applicable Facility during the Delivery Term or Replacement Energy required to be delivered by Seller to Buyer during the Delivery Term and (ii) the emissions or other environmental characteristics of such generation or such Replacement Energy or its displacement of conventional or other types of Energy generation. Environmental Attributes include any of the aforementioned arising out of legislation or regulation concerned with oxides of nitrogen, sulfur, carbon, or any other greenhouse gas or chemical compound, particulate matter, soot, or mercury, or implementing the United Nations Framework Convention on Climate Change (the “UNFCCC”), the Kyoto Protocol to the UNFCCC, California’s greenhouse gas legislation (including California Assembly Bill 32 (Global Warming Solutions Act of 2006)) or any similar international, federal, state or local program or crediting “early action” with a view thereto, or laws or regulations involving or administered by the CAMD, and all Environmental Attribute Reporting Rights, including all evidences (if any) thereof such as renewable energy certificates of any kind. Environmental Attributes for purposes of this definition are separate from the Facility Energy. Environmental Attributes exclude (a) investment tax credits, any local, state or federal production tax credits, depreciation deductions or other tax credits providing a tax benefit to Seller or any other Person based on ownership or a security interest in the applicable Facility or Energy production from any portion of the applicable Facility, including any investment or production tax credit expected to be available to Seller or its Affiliates with respect to the applicable Facility, (b) depreciation deductions and benefits, and other tax benefits arising from ownership or operation of the applicable Facility unrelated to its status as a generator of renewable or environmentally clean energy, (c) cash grants or other financial incentives from any local, state or federal government available to Seller or its Affiliates with respect to the applicable Facility, and (d) volatile organic compound emissions reduction credits or certificates held by Seller or its Affiliates or associated with the applicable Facility prior to the date of execution of this Agreement.

“Environmental Attribute Reporting Rights” means all rights to report ownership of the Environmental Attributes to any Person under Section 1605(b) of the Energy Policy Act of 1992, as amended from time to time or any successor statute, or any other current or future international, federal, state, or local law, regulation, or bill, or otherwise.

“Environmental Documents” has the meaning set forth in Section 3.1.

“EPA” means the Environmental Protection Agency and any successor agency.

“EPC Contractor” means Seller’s or its Affiliate’s contractor primarily responsible for the construction of the applicable Facility’s power block.

“EPS Compliant,” when used with respect to a Facility or any other facility at any time, means that the facility satisfies both the CPUC Performance Standard and the CEC Performance Standard in effect at the time; provided, if it is impossible for the facility to satisfy both the CPUC Performance Standard and the CEC Performance Standard in effect at any time, the facility shall be deemed EPS Compliant if it satisfies the CEC Performance Standard in effect at the time and those portions of the CPUC Performance Standard in effect at the time that it is possible for the facility to satisfy while at the same time satisfying the CEC Performance Standard in effect at the time.

“EPS Law” means Sections 8340 and 8341 of the California Public Utilities Code as amended from time to time or any successor statute.

“Excess Energy” means the portion of the Delivered Energy for any Contract Year that is (i) Project Energy and (ii) in excess of the Guaranteed Generation for such Contract Year.

“Existing Facility” means a Facility that has already been constructed and commenced generating electricity as of the Effective Date and is designated as an “Existing Facility” in Appendix B.

“Facility” means each of the geothermal powered electric generating plants designated by Seller in Appendix B (as it may be revised from time to time in accordance with this Agreement) to be part of the Project, whose output is committed to be sold to Buyer under the terms of this Agreement and as to which the provisions of this Agreement apply. As of the Effective Date, the plants that have been designated as Facilities are identified in Appendix B. Pre-Defined Additional Facilities identified in Appendix L may be considered Facilities if so designated by Seller in accordance with the terms of this Agreement, and plants that are Facilities may cease to be Facilities, all in accordance with the provisions specified in this Agreement. A Facility, whether an Existing Facility or a New Facility, will include (i) its well fields and related geothermal rights and interests or the geothermal rights and interests under its Geothermal Fluid Sales Agreement, as applicable to such Facility, and (ii) its Leases, Permits, rights of way, easements and all related property, equipment, facilities, and improvements, and shall include Seller’s or its Affiliate’s interests in the Site and the Facility Interconnection Rights and Interests and the Facility Transmission Rights and Interests, for each Facility.

“Facility Credit Agreement” has the meaning set forth in Section 14.7(g).

“Facility Energy” means, for each Facility, (i) Energy generated by such Facility, less its Parasitic Load, and (ii) the Energy generated by such Facility that constitutes such Facility Energy as provided in Section 8.6(b).

“Facility Interconnection Rights and Interests” means the rights and interests of Seller or its Affiliate to use the capacity of and Schedule Facility Energy over the Transmission System providing Transmission Services to the Point of Interconnection and including such Facility Interconnection Rights and Interests as provided in Appendix B.

“Facility Lender” means any lender providing senior or subordinated construction, interim or long-term debt or equity financing or refinancing for or in connection with the development, construction, purchase, installation or operation of a Facility or Portfolio or for the performance by Seller of its obligations under this Agreement pursuant to a Seller Financing or Security Document or Facility Credit Agreement, including any equity and tax investor providing financing or refinancing for a Facility or purchasing equity ownership interests of Seller or its Affiliates, and any trustee or agent acting on their behalf, and any Person providing interest rate protection agreements to hedge any of the foregoing debt obligations. Facility Lender includes any lender providing Performance Security under this Agreement.

“Facility Net Capacity” means, for each Facility, the electric generating capacity of such Facility (expressed in MW), net of its Parasitic Load and transmission and transformation losses to the Points of Delivery, as specified in the notice provided by Seller pursuant to Section 3.8, and as it may be further revised pursuant to Section 3.9.

“Facility Transmission Rights and Interests” means the rights and interests of Seller to use the capacity of and Schedule Facility Energy over the Transmission System providing Transmission Services to each of the respective Points of Delivery and including such Facility Transmission Rights and Interests as provided in Appendix B.

“FERC” means the Federal Energy Regulatory Commission.

“Financing Documents” has the meaning provided in the Indenture.

“Firm Transmission” means Transmission Services to or from the Point of Delivery that cannot be curtailed within an operating hour for economic reasons or for higher priority transmission; provided that if Seller or Buyer, as applicable, uses commercially reasonable efforts to obtain Transmission Services meeting the foregoing criterion but is unable to obtain such Transmission Services notwithstanding such efforts, Firm Transmission shall be the most reliable Transmission Services available to Seller or Buyer, as applicable, for the transmission of Energy from the applicable Facility to or from such Point of Delivery at the time.

“First Development Period” means the period beginning on the Effective Date and ending on December 31, 2018.

“First Development Period Maximum Capacity” means eighty-five (85) MW.

“First Development Period Minimum Capacity” means sixty (60) MW.

“Force Majeure” has the meaning set forth in Section 14.6(b).

“Force Majeure Cure Period” means a specified number of months following the end of a Force Majeure Trigger Period, calculated as follows:

Force Majeure Cure Period (in months) = [1 – (A/B)] x C

Where:

A =

the reduced aggregate capacity net of Parasitic Load of the Facilities that have achieved Delivery Commencement or Commercial Operation, as applicable, resulting from the Force Majeure event(s) associated with the Force Majeure Trigger Period, adjusted to reflect the difference between the actual ambient temperatures and the annual average temperature;

B =	fifty percent (50%) of the Project Net Capacity immediately prior to the Force Majeure event(s) associated with the Force Majeure Trigger Period; and

C =	twelve (12) months.

“Force Majeure Notice” has the meaning set forth in Section 14.6(a).

“Force Majeure Trigger Period” has the meaning set forth in Section 14.6(d).

“Forced Outage” means the removal of service availability of a Facility, or any portion of a Facility, for emergency reasons or conditions in which a Facility, or any portion thereof, is unavailable due to unanticipated failure, including as a result of Force Majeure.

“Former Facility” has the meaning given in Section 3.11(b).

“GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Gains” has the meaning set forth in Section 13.3(f).

“Geothermal Fluid Sales Agreement” means a geothermal fluid sales agreement that includes the following terms and provisions, reasonably acceptable to Buyer: (i) the owner and operator of the well field properties (the “Geothermal Provider”) is the seller of the geothermal water, steam or brine from the well field (the “Geothermal Fluid”) under the Geothermal Fluid Sales Agreement; (ii) the term of the Geothermal Fluid Sales Agreement shall extend to a date subsequent to the end of the term of this Agreement; (iii) the Geothermal Fluid shall be sold by Geothermal Provider to Seller’s Affiliate that owns the Facility that will utilize the Geothermal Fluid in specified quantities meeting specifications as required for the production of the power and Energy by such Facility to comply with the requirements of this Agreement, and Geothermal Provider shall be obligated to cause the drilling of additional wells in the well field as necessary to meet the Geothermal Fluid supply requirements of the applicable Facility; (iv) Geothermal Provider will be entitled to utilize the applicable Facility generation to power the auxiliary facilities and equipment of the well field, provided that such generation that is utilized does not exceed that proportionate amount of the total power requirements for such well field facilities and equipment that is associated with the Geothermal Fluid provided for such Facility; (v) the identification of all of the geothermal leases of the well field, each of which shall be owned and controlled by Geothermal Provider and shall be in effect for the term of the Geothermal Fluid Sales Agreement; (vi) an acknowledgment that Buyer will be the purchaser of the net generation of the applicable Facility in accordance with this Agreement; and (vii) such terms and provisions of the Geothermal Fluid Sales Agreement shall be consistent with the above terms and provisions and shall support the prudent operation and maintenance of the applicable Facility in compliance with this Agreement.

“Governmental Authority” means any federal, state, regional, city, or local government, any intergovernmental association or political subdivision thereof, or other governmental, regulatory, or administrative agency, court, commission, administration, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, or other governmental authority, or any Person acting as a delegate or agent of any Governmental Authority. The term “Governmental Authority” shall not include Buyer or any Buyer’s Member.

“Guaranteed Generation” has the meaning set forth in Appendix J.

“IEEE” means the Institute of Electrical and Electronics Engineers.

“Indenture” means that certain indenture, dated as of February 13, 2004, by and between Ormat Funding Corp., as issuer, Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, and Ormesa LLC, as guarantors, and Union Bank N.A. (formerly known as Union Bank of California, N.A.), as trustee (as amended, supplemented and/or modified and in effect from time to time).

“Independent Manager of Project Companies” means a manager who is not at the time of initial appointment, or at any time while serving as Independent Manager of Project Companies, and has not been at any time during the preceding five (5) years: (a) a partner, member, stockholder, equity holder, director, manager (except as an Independent Manager of Project Companies for one or more Project Companies), officer, employee, attorney or counsel of Seller or one or more Project Companies, any member of one or more Project Companies or Seller, or any Affiliate of one or more Project Companies or Seller; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with one or more Project Companies or Seller, any member of one or more Project Companies or Seller, or any Affiliate of one or more Project Companies or Seller (other than for serving as Independent Manager of Project Companies for one or more Project Companies); (c) a Person that Controls (whether directly, indirectly or otherwise), or is under common Control with, any such stockholder, equity holder, partner, manager, customer, supplier or other Person who derives any of its purchases or revenues from its activities with one or more Project Companies or Seller, any member of one or more Project Companies or Seller, or any Affiliates of one or more Project Companies or Seller (other than serving as Independent Manager of Project Companies for one or more Project Companies), or (d) a member of the immediate family of any Person excluded from being an Independent Manager of Project Companies under clause (a) or (b) of this definition.

“Independent Manager of Seller” means a manager who is not at the time of initial appointment, or at any time while serving as Independent Manager of Seller, and has not been at any time during the preceding five (5) years: (a) a partner, member, stockholder, equity holder, director, manager (except as an Independent Manager of Seller), officer, employee, attorney or counsel of Seller, any member of Seller, or any Affiliate of Seller; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Seller, any member of Seller, or any Affiliate of Seller (other than for serving as Independent Manager of Seller); (c) a Person that Controls (whether directly, indirectly or otherwise), or is under common Control with, any such stockholder, equity holder, partner, manager, customer, supplier or other Person who derives any of its purchases or revenues from its activities with Seller, any member of Seller, or any Affiliates of Seller (other than serving as Independent Manager of Seller), or (d) a member of the immediate family of any Person excluded from being an Independent Manager of Seller under clause (a) or (b) of this definition.

“Insurance” means the policies of insurance as set forth in Appendix F.

“Interest Rate” has the meaning set forth in Section 11.3.

“Investment-Grade Credit Rating” means a credit rating on a Person’s senior long term debt, unsecured and unenhanced, that is at least A- by Standard & Poor’s Corporation or A3 by Moody’s Investment Services, Inc.

“ISA” means Instrument Society of America.

“Joint Powers Agreement” means the “Southern California Public Power Authority Joint Powers Agreement” entered into pursuant to the provisions of the Act among Buyer and Buyer’s Members, dated as of November 1, 1980, as amended or modified from time to time.

“LAAC” has the meaning set forth in Section 14.25(b)(i).

“LADWP” means the City of Los Angeles, acting by and through the Department of Water and Power.

“Leases” means, for each Facility, the geothermal resource leases and the other leases, easements, rights-of-way, or other contractual rights to use real property that are listed in Section 6 of Appendix B for such Facility.

“LGBTBE” has the meaning set forth in Section 14.25(c).

“Lien” means any mortgage, deed of trust, lien, security interest, retention of title, or lease for security purposes, pledge, charge, encumbrance, equity, attachment, claim, easement, right of way, covenant, condition, or restriction, leasehold interest, purchase right, or other right of any kind, including an option, of any other Person in or with respect to any real or personal property.

“Losses” has the meaning set forth in Section 13.3(f).

“Major Maintenance Blockout” has the meaning set forth in Section 4.4.

“Maximum Generation” has the meaning set forth in Appendix J.

“MBE” has the meaning set forth in Section 14.25(c).

“Milestone” has the meaning set forth in Section 3.6.

“Milestone Date” means, with respect to a Milestone, the date for achieving such Milestone determined pursuant to Section 3.6, including, if and to the extent that the date specified for such Milestone in the Milestone schedule shall be extended as provided in Section 3.6, such extended date.

“MW” means megawatt.

“MWh” means megawatt-hours.

“NEPA” means the National Environmental Policy Act, 42 USC §§4321 to 4370c, as amended from time to time.

“NERC” means the North American Electric Reliability Corporation.

“New Facility” means a Facility that has not commenced generating electricity as of the Effective Date and is designated as a “New Facility” in Appendix B.

“Non-Consolidation Opinion” means a reasoned opinion of Seller’s legal counsel, in form that is reasonably acceptable to Buyer, addressed to Buyer as to the non-consolidation of Seller in a bankruptcy proceeding of any partner or member of Seller.

“Non-Defaulting Party” has the meaning set forth in Section 13.3(a).

“Notice of Exemption” means a notice of exemption as described in Title 14, California Code of Regulations, Section 15277.

“Notice to Proceed” means the notice from Seller, or one of its subsidiaries, to the EPC Contractor instructing such contractor to commence Site preparation and other construction activities at the applicable Site for the construction of the applicable New Facility’s power block.

“Notifying Party” has the meaning set forth in Section 14.3(a).

“OBE” has the meaning set forth in Section 14.25(c).

“Ormat Nevada Letter Agreement” has the meaning set forth in Section 2.1(o).

“OSHA” means Occupational Safety & Health Administration.

“Pacific Prevailing Time” means the local time in Los Angeles, California.

“Parasitic Load” means the Energy produced by a Facility (or under the circumstances set forth in Section 8.6(b) Energy from another source) that is used to power the lights, motors, pumps, auxiliary facilities of the well field, control systems, cooling systems, ancillary equipment, and other electrical loads that are necessary for the operation of the power systems and related facilities for the production of Facility Energy.

“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

“Performance Security” means the Project Development Security or the Delivery Term Security, as applicable, that is required to be provided by Seller to Buyer to secure Seller’s performance under this Agreement.

“Permits” means, for each Facility, all applications, permits, licenses, franchises, certificates, concessions, consents, authorizations, approvals, registrations, orders, filings, entitlements, and similar requirements of whatever kind and however described that are required to be obtained from a Governmental Authority with respect to the development, siting, drilling, design, acquisition, construction, equipping, financing, ownership, possession, shakedown, start-up, testing, operation, or maintenance, as applicable, of such Facility, the production and delivery of Facility Energy, Capacity Rights, and Environmental Attributes, or any other transactions or matter contemplated by this Agreement (including those pertaining to electrical, building, zoning, environmental, and occupational safety and health requirements), including the NEPA Environmental Assessment, as applicable, and the Permits described in Appendix B for such Facility.

“Permitted Encumbrances” means (i) any Lien approved by Buyer in a writing separate from this Agreement that expressly identifies the Lien as a Permitted Encumbrance, (ii) Liens for Taxes not yet due or for taxes being contested in good faith by appropriate proceedings, so long as such proceedings do not involve a material risk of the sale, forfeiture, loss or restriction on the use of a Facility or any part thereof, provided that such proceedings are reasonably expected to end by the expiration of the Agreement Term, (iii) subject to compliance under Section 14.7, any Lien arising under a financing arrangement associated with a Facility or constituting a Permitted Lien under, and as defined in, the Indenture, any Facility Credit Agreement or Seller Financing or Security Document, (iv) suppliers’, vendors’, mechanics’, workman’s, repairman’s, employees’, or other like Liens arising in the ordinary course of business for work or service performed or materials furnished in connection with a Facility for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings so long as such proceedings do not involve a risk of the sale, forfeiture, loss or restriction on use of the applicable Facility or any part thereof, (v) easements, rights of way, use rights, exceptions, encroachments, reservations, restrictions, conditions or limitations, provided that in each case the same do not interfere with or impair the operation or use of the applicable Facility as contemplated by the Agreement, or have a material adverse effect on the useful life or utility of the applicable Facility, or shall impair or materially adversely affect the rights or interests of Buyer under this Agreement.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, entity, government, or other political subdivision.

“Point of Interconnection” means, for each Facility, the point of interconnection specified for such Facility in Appendix B.

“Points of Delivery” means the Primary Point of Delivery and, in the event of the curtailment or other interruption of Transmission Services as provided in Section 7.5, the Alternate Points of Delivery, and/or such other point(s) as mutually agreed by the Parties.

“Portfolio” means a portfolio of electrical energy generating assets that is (a) comprised solely of Facilities hereunder, and (b) pledged as collateral security in connection with a Portfolio Financing.

“Portfolio Financing” means a financing or refinancing in accordance with Section 14.7(g) where the debt is secured by a Portfolio.

“Power Block Construction Start” means, for each New Facility, that the Notice to Proceed has been issued to the EPC Contractor, and the EPC Contractor has begun physical construction work on-site in connection with such New Facility’s power block.

“Pre-Certification Period” has the meaning set forth in Section 6.1(c).

“Pre-Defined Additional Facilities” means the geothermal energy projects described in Appendix L.

“Present Value Rate” means, at any date, the sum of 0.50% plus the yield reported on page “USD” of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 a.m. (New York City, New York time) for the United States government securities having a maturity that most nearly matches the Remaining Term at that date.

“Primary Point of Delivery” means the Crystal 500 kV Substation (LADWP side of such Substation).

“Principals” means any board chair, president, chief executive officer, chief operating officer and any other individual who serves in the functional equivalent of one or more of those positions, as well as any individual who holds an ownership interest in Seller or any Upstream Equity Owner of at least twenty percent (20%), and any employee of Seller who is authorized by Seller to represent Seller before the City of Los Angeles.

“Prior Commitment Period” means, for each Existing Facility, the period of time specified as the prior commitment period for such Facility in Appendix B.

“Project” means all of the Facilities.

“Project Company” means with respect to each Facility, the limited liability company or partnership, as applicable, designated as the owner of the Facility as set forth in Appendix B for such Facility. Subject to transfers as may be permitted under this Agreement, each Project Company shall be an Affiliate of Seller and, unless the Ormat Nevada Letter Agreement applies to such Project Company, under Control of Seller.

“Project Energy” means (i) the total Energy generated by all of the Facilities that have achieved Delivery Commencement or Commercial Operation, as applicable, as of such time, less Parasitic Load associated with such Facilities, and (ii) the total Energy generated by such Facilities that constitutes Facility Energy as provided in Section 8.6(b).

“Project Development Security” has the meaning set forth in Section 5.9(a).

“Project Net Capacity” means, for a given date, the sum of the Facility Net Capacity for each of the Facilities that has achieved Delivery Commencement or Commercial Operation, as applicable, as of such date.

“Prudent Utility Practices” means those practices, methods, and acts, that are commonly used by a significant portion of the geothermal powered electric generation industry in prudent engineering and operations to design and operate electric equipment (including geothermal powered facilities) lawfully and with safety, dependability, reliability, efficiency, and economy, including any applicable practices, methods, acts, guidelines, standards and criteria of FERC, NERC, WECC, each as may be amended from time to time, and all applicable Requirements of Law.

“Qualified Guarantor” means a guarantor, reasonably acceptable to Buyer, that has a current long-term credit rating (corporate or long term senior unsecured debt) of at least A- by Standard & Poor’s and A3 by Moody’s Investors Service, Inc.

“Qualified Issuer” means a Person, reasonably acceptable to Buyer, that has a current long-term credit rating (corporate or long-term senior unsecured debt) of (1) A2 or higher by Moody’s Investors Service, Inc.; and (2) A or higher by Standard & Poor’s.

“Quality Assurance Program” has the meaning set forth in Section 5.7.

“REC” or “Renewable Energy Credit” means a certificate of proof associated with the generation of electricity from an eligible renewable energy resource, which certificate is issued through the accounting system established by the CEC pursuant to California Public Utilities Code Section 399.25, evidencing that one (1) MWh of energy was generated and delivered from such eligible renewable energy resource. Such certificate is a tradable environmental commodity (also known as a “green tag”) for which the owner of the REC can prove that it has purchased renewable energy.

“Recipient Party” has the meaning set forth in Section 14.3(a).

“Remaining Term” means, at any date, the remaining portion of the Agreement Term at that date without regard to any early termination of this Agreement.

“Replacement Energy” has the meaning set forth in Section 9.2.

“Replacement Price” means the price at which Buyer, acting in a commercially reasonable manner, purchases substitute Energy and Environmental Attributes equivalent to those not delivered by Seller or, absent a purchase, the market price for the quantity of Energy and associated Environmental Attributes not delivered at the Points of Delivery (adjusted for transmission differences, if any).

“Requirements” means, collectively, Prudent Utility Practices, all applicable Requirements of Law, Seller’s Quality Assurance Program, and all other requirements of this Agreement.

“Requirement of Law” means laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any federal, state, local or other Governmental Authority (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

“Revised Net Capacity” has the meaning set forth in Section 3.9.

“RPS Compliant” means, when used with respect to a Facility or any other facility at any time, that all Energy generated by the Facility and delivered to the Points of Delivery, or by such other facility, together with all of the associated Environmental Attributes, delivered to the Points of Delivery qualify as “portfolio content category 1” eligible renewable resource under the RPS Law and meet the requirements of California Public Utilities Code Section 399.16(b)(1), as amended from time to time and any successor statute.

“RPS Law” means the California Renewable Energy Resources Act, including the California Renewables Portfolio Standard Program, Article 16 of Chapter 2.3, Division 1 of the California Public Utilities Code.

“Sales Price” has the meaning set forth in Section 6.3.

“SBE” has the meaning set forth in Section 14.25(c).

“SCADA” has the meaning set forth in Section 7.2(f).

“Schedule” or “Scheduling” means the actions of Seller and Buyer, their Authorized Representatives, and their Transmission Providers, if applicable, of notifying, requesting, and confirming to each other the quantity of Facility Energy to be delivered hourly at each of the Points of Delivery on any given date during the Delivery Term.

“Scheduled Outage” means any outage with respect to a Facility other than a Forced Outage or an Unscheduled Outage.

“Scheduled Outage Projection” has the meaning set forth in Section 4.4(a).

“Scheduler” means the Persons doing Scheduling for each Party. The contact information for Buyer’s Scheduler and Seller’s Scheduler as of the Effective Date is set forth in item 3, Appendix C.

“SCPPA” has the meaning set forth in the preamble of this Agreement.

“Second Development Period” means the period beginning on January 1, 2019, and ending on December 31, 2020.

“Second Development Period Maximum Capacity” means one hundred thirty (130) MW, which includes the First Development Period Maximum Capacity, subject to adjustment pursuant to Section 3.7.

“Second Development Period Minimum Capacity” means ninety (90) MW, which includes the First Development Period Minimum Capacity, subject to adjustment pursuant to Section 3.7.

“Seller” has the meaning set forth in the preamble of this Agreement.

“Seller Ancillary Documents” means all instruments, agreements, certificates, and documents executed by Seller or any of its Affiliates, including any Seller Party, pursuant to this Agreement and shall include the documents constituting part of the Performance Security.

“Seller Financing or Security Documents” means any credit, financing or security agreements heretofore or hereafter entered into by or otherwise affecting Seller and providing for any Lien or other security interest or rights enforceable by any lender, trustee, collateral agent or other party in respect of any of the Facilities or any assets thereof or rights or other interests therein.

“Seller Party(ies)” means Seller and any Affiliate of Seller that executes a Seller Ancillary Document and shall include each Project Company and each Upstream Equity Owner and Downstream Equity Owner.

“SFPO” has the meaning set forth in Section 14.25(h).

“Shortfall Energy” has the meaning set forth in Section 9.1.

“Shortfall Liquidated Damages” has the meaning set forth in Section 9.3.

“Shortfall Makeup Period” means the eighteen (18) calendar month period following the Contract Year during which the applicable Shortfall Energy initially occurs.

“Site” means, for each Facility, the real property (including all fixtures and appurtenances thereto) and related physical and intangible property generally identified in Appendix B for such Facility as owned or leased by Seller, or its Affiliates, or over which Seller, or its Affiliates, has leasehold improvements, has a right-of-way or other right to use the property where such Facility is located or will be located, and including the well fields and the Leases (if applicable), easements, rights-of-way, geothermal wells and resources, well drilling rights and interests, and contractual rights including capacity rights held or to be held by Seller, or its Affiliates, with respect to the transmission lines or rights of roadways servicing such Site or such Facility and located (or to be located) thereon.

“Site Control” has the meaning given in Section 12.2(o).

“Special Purpose Entity” as to Seller and each Project Company means a general partnership, limited liability company or corporation that on and after the date hereof:

(a)     shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity except to the extent expressly permitted under the Indenture and the Indenture is applicable to such entity, (ii) acquire by purchase or otherwise all or substantially all of the business or assets of or beneficial interest in any other entity except to the extent expressly permitted under the Indenture and the Indenture is applicable to such entity, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of its properties or assets except to the extent permitted herein or to the extent expressly permitted under the Indenture and the Indenture is applicable to such entity, (iv) modify, amend or waive any provisions of its organizational documents related to its status as a Special Purpose Entity without the affirmative vote of the Independent Manager of Seller or the Independent Manager of the Project Companies, as applicable, or (v) terminate its organizational documents or its qualifications and good standing in California, Delaware and Nevada; provided that, no action, event or occurrence referred to in (i), (ii) or (iii) hereinabove, may be undertaken or engaged in or shall otherwise take place if such action, event or occurrence will impair Seller’s obligations under the Agreement or impair or materially adversely affect the rights and interests of Buyer under the Agreement.

(b)     is and will be organized solely for the purpose of acquiring, developing, owning, holding, financing, selling, leasing, transferring, exchanging, managing and operating its respective Facility (in the case of a Project Company), entering into this Agreement with Buyer (in the case of Seller) and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(c)     will not engage in any business other than that relating to its limited purpose as set forth in the immediately preceding subsection (b);

(d)     will not have any assets other than those related to its respective Facility (in the case of a Project Company);

(e)     will hold itself out to the public as a legal entity separate and distinct from any other entity and will correct any known misunderstanding regarding the separate identity of such entity and has not identified and will not identify its members, or any Affiliate of any member, as a division or department or part of it, and has not identified itself and shall not identify itself as a division or department of any other Person;

(f)     will maintain its financial statements, bank accounts, accounts, books, resolutions, agreements and records separate from any other Person (but subject to and as required under the terms of the Indenture and the Financing Documents or a Facility Credit Agreement entered into in connection with a Portfolio Financing, in each case to the extent applicable to such entity) and has filed and will file its own tax returns (except to the extent treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law);

(g)     will not comingle its funds or assets with those of any Person and has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person (but subject to and as required under the terms of the Indenture and the Financing Documents or a Facility Credit Agreement entered into in connection with a Portfolio Financing, in each case to the extent applicable to such entity);

(h)     will not make loans or advances to any Person or hold evidence of indebtedness issued by any other Person (other than cash and investment grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity and other than loans, advances, or evidence of indebtedness permitted under the Indenture and the Financing Documents or a Facility Credit Agreement entered into in connection with a Portfolio Financing, in each case to the extent applicable to such entity, and other than investments permitted under any other agreement with a third party for the construction or permanent financing (or refinancing) of a Facility) or make any gifts or fraudulent conveyances to any Person;

(i)     will not enter into or be a party to, any transaction with its members or Affiliates, except (a) in the ordinary course of its business and on terms which are commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, (b) as otherwise required by the Indenture and the Financing Documents or a Facility Credit Agreement entered into in connection with a Portfolio Financing, in each case to the extent applicable to such entity, (c) as reasonably necessary to effectuate the purposes of this Agreement, or (d) pursuant to obtaining the prior written consent of Buyer, which consent shall not be withheld, conditioned or delayed unreasonably;

(j)     will not have any obligation to indemnify and will not indemnify its officers, managers or members, as the case may be, other than with respect to acts or omissions relating to its respective Facility, this Agreement or otherwise in connection the business purpose for such entity under its organizational documents on the Effective Date;

(k)     except as otherwise required by the Indenture and the Financing Documents or a Facility Credit Agreement entered into in connection with a Portfolio Financing, in each case to the extent applicable to such entity, will not have any of its obligations guaranteed (other than pursuant to Performance Security and other than in connection with construction or permanent financing (or refinancing) of the respective Facility by a third party to the extent that the guarantee does not result in an increase in the amount of debt of the entity) by any Affiliate;

(l)     will hold its assets in its own name (other than as contemplated in the Indenture and the Financing Documents to the extent applicable to such entity) and will conduct all business in its own name;

(m)     will maintain its audited or unaudited (as applicable) financial statements, accounting records and other entity documents separate from any other Person, has filed and will file its own tax returns (except to the extent treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law), has not and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP;

(n)     except as otherwise required by a Facility Credit Agreement entered into in connection with a Portfolio Financing, to the extent applicable to such entity, will pay its own liabilities and expenses, including the salaries of its own employees, if any, out of its own funds and assets;

(o)     will observe all material corporate, limited liability company, or other entity formation formalities;

(p)     except as otherwise required by the Indenture and the Financing Documents or a Facility Credit Agreement entered into in connection with a Portfolio Financing, in each case to the extent applicable to such entity, will not assume or guarantee or become obligated for the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

(q)     except as otherwise required by the Indenture and the Financing Documents or a Facility Credit Agreement entered into in connection with a Portfolio Financing, in each case to the extent applicable to such entity, will not acquire obligations or securities of its members or any Affiliate;

(r)     will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared space and services performed by any employee of an Affiliate;

(s)     except as otherwise required by the Indenture and the Financing Documents to the extent applicable to such entity, will maintain and use separate stationery, invoice and checks bearing its name; such stationery, invoices and checks utilized by it or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being its agent;

(t)     will have articles of organization, a certificate of formation or an operating agreement, as applicable, that provides that it will not, without the affirmative vote of the Independent Manager of Seller or the Independent Manager of the Project Companies, as applicable, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(u)     is and intends to remain solvent and continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall have or become due, and has and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; and

(v)     will have no indebtedness other than (i) any indebtedness incurred as provided by the Indenture and the Financing Documents to the extent applicable to such entity, or any other loan made by a Facility Lender providing construction or long-term financing or refinancing for any Facility or for Seller’s performance of its obligations under this Agreement, (ii) Taxes and Insurance premiums, (iii) liabilities incurred in the ordinary course of business relating to its ownership, leasing and operation of any Facility and its routine administration, or for Seller’s performance of its obligations under this Agreement, which liabilities are not more than sixty (60) days past due, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and in any event not outstanding at any one time in an amount in excess of $100,000 in the aggregate, and (iv) such other liabilities that are expressly permitted pursuant to this Agreement.

“Substitution Facility” has the meaning given in Section 3.11(b).

“System Emergency” means an emergency condition or abnormal interconnection situation, or an operational adjustment to comply with NERC or other regulatory requirements, that prevents Buyer’s Transmission Provider from receiving Energy at the applicable Points of Delivery.

“Tax” or “Taxes” means each federal, state, county, local and other (a) net income, gross income, gross receipts, sales, use, ad valorem, business or occupation, transfer, franchise, profits, withholding, payroll, employment, excise, property or leasehold tax and (b) customs, duty or other fee, assessment or charge of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amount with respect thereto. Requirements of Buyer or Buyer’s Members are not Taxes.

“Tax Equity Financing” means a transaction or a series of transactions in which a Person or Persons (i) invests in Seller or in a Project Company or any Upstream Equity Owner or Downstream Equity Owner, (ii) purchases a Facility and leases it back to Seller (or an Affiliate of Seller) or (iii) leases a Facility from Seller or an Affiliate of Seller or invests in a direct or indirect lessee of a Facility, in each case seeking to earn its economic return, in whole or in part, through tax benefits related to the ownership or operation of such Facility.

“Tax Equity Investor” means, with respect to a Tax Equity Financing, one or more tax equity investors that (i) invests in Seller or in a Project Company or any Upstream Equity Owner or Downstream Equity Owner, (ii) purchases a Facility and leases it back to Seller (or an Affiliate of Seller) or (iii) leases a Facility from Seller or an Affiliate of Seller or invests in a direct or indirect lessee of the Facility.

“Termination Notice” has the meaning set forth in Section 13.3(a).

“Termination Payment” means a payment in an amount equal to the Non-Defaulting Party’s (a) Losses, plus (b) Costs, minus (c) Gains; provided, however that if such amount is a negative number, the Termination Payment shall be equal to zero.

“Third Development Period” means the period beginning on January 1, 2021, and ending on December 31, 2022.

“Third Development Period Maximum Capacity” means one hundred eighty-five (185) MW, which includes the Second Development Period Maximum Capacity, subject to adjustment pursuant to Section 3.7.

“Third Development Period Minimum Capacity” means one hundred thirty-five (135) MW, which includes the Second Development Period Minimum Capacity, subject to adjustment pursuant to Section 3.7.

“Transmission Providers” means the Persons operating the Transmission Systems providing Transmission Services to or from the Points of Delivery.

“Transmission Services” means the transmission and other services required to transmit Facility Energy to or from the Points of Delivery.

“Transmission System” means the facilities utilized to provide Transmission Services.

“Unexcused Cause” has the meaning set forth in Section 14.6(b).

“Unscheduled Outage” means any outage with respect to a Facility, other than a Forced Outage or a Scheduled Outage, that has not been scheduled and requires the removal from service of the Facility, or any portion thereof, for necessary repairs or remediation of operational conditions.

“Upstream Equity Owner” means Ormat Nevada Inc. and any Person that owns or Controls at least fifty percent (50%) or more of the equity of Seller at any level below Ormat Nevada Inc.

“WBE” has the meaning set forth in Section 14.25(c).

“WECC” means the Western Electricity Coordinating Council.

“WREGIS” means Western Renewable Energy Generation Information System.

“WREGIS Certificates” has the meaning set forth in Section 8.4.

“WREGIS Operating Rules” means the rules describing the operations of the Western Renewable Energy Generation Information System, as published by WREGIS.

Other terms defined herein have the meanings so given when used in this Agreement with initial-capitalized letters.

Section 1.2     Interpretation. In this Agreement, unless a clear contrary intention appears:

(a)     the singular number includes the plural number and vice versa;

(b)     reference to any Person includes such Person’s successors and assigns but, in case of a Party hereto, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(c)     reference to any gender includes the other;

(d)     reference to any agreement (including this Agreement), document, instrument, tariff, or Requirement means such agreement, document, instrument, or tariff, or Requirement, as amended, modified, replaced, or superseded and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

(e)     reference to any Article, Section, or Appendix means such Article of this Agreement, Section of this Agreement, or such Appendix to this Agreement, as the case may be, and references in any Article or Section or definition to any clause means such clause of such Article or Section or definition;

(f)     “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article or Section or other provision hereof or thereof;

(g)     “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(h)     relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”;

(i)     reference to time shall always refer to Pacific Prevailing Time; and reference to any “day” or “month” shall mean a calendar day or calendar month, as applicable, unless otherwise indicated; and

(j)     the term “or” is not exclusive.

ARTICLE II
EFFECTIVE DATE, TERM, AND EARLY TERMINATION

Section 2.1     Effective Date. This Agreement shall be effective on the later of (a) the date that both Parties have executed this Agreement, and (b) the date that all of the following conditions have been satisfied (the “Effective Date”):

(a)     Seller shall have delivered to Buyer the Non-Consolidation Opinion;

(b)     Seller shall have delivered to Buyer copies of the Leases described in Section 6 of Appendix B;

(c)     Seller shall have delivered to Buyer copies of all requisite resolutions and incumbency certificates of each Seller Party and any other documents evidencing the necessary actions taken by each Seller Party to authorize the execution and delivery of this Agreement and all Seller Ancillary Documents requiring execution by such Seller Party, such resolutions to be certified as of the Effective Date by an authorized representative of the Seller Party;

(d)     Seller shall have delivered to Buyer an executed original of a written legal opinion of Chadbourne & Parke LLP or Winston & Strawn LLP, counsel for Seller, or other outside counsel reasonably acceptable to Buyer, concerning the enforceability and due authorization of this Agreement and the Seller Ancillary Documents in form reasonably satisfactory to Buyer, dated as of the Effective Date and addressed to Buyer;

(e)     The Project Development Security shall have been delivered to Buyer;

(f)     Seller has provided reasonable evidence to Buyer that the Insurance is in full force and effect upon the Effective Date;

(g)     Seller has provided reasonable evidence to Buyer that all Permits described in Section 7 of Appendix B are in full force and effect;

(h)     Seller shall have delivered to Buyer evidence that each Facility listed in Appendix B has been CEC Certified or received pre-certification from the CEC;

(i)     Buyer shall have filed a Notice of Exemption in Los Angeles County, California pursuant to Title 14, California Code of Regulations, Section 15277 for each New Facility listed in Appendix B;

(j)     Seller or its Affiliate shall have filed a Notice of Exemption in Churchill County, Nevada or Humboldt County, Nevada, as applicable, for each New Facility listed in Appendix B;

(k)     Seller has delivered to Buyer a letter by Sierra Pacific Power Company d/b/a NV Energy (“NV Energy”) received by Seller providing notice that the Long-Term Agreement between Steamboat Hills, LLC and NV Energy, dated November 17, 1986, will terminate effective at the end of the day on February 22, 2018;

(l)     Seller has delivered to Buyer a letter by Sierra Pacific Power Company d/b/a NV Energy (“NV Energy”) received by Seller providing notice that the Long-Term Agreement between Brady Power Partners and NV Energy, dated October 5, 1990, will terminate effective at the end of the day on July 29, 2022;

(m)     Seller has delivered to Buyer a letter by Sierra Pacific Power Company d/b/a NV Energy (“NV Energy”) received by Seller providing notice that the Long-Term Agreement between Steamboat Development LLC and NV Energy, dated January 24, 1991, will terminate effective at the end of the day on December 12, 2022;

(n)     Seller has delivered to Buyer a letter by Sierra Pacific Power Company d/b/a NV Energy (“NV Energy”) received by Seller providing notice that the Long-Term Agreement between Steamboat Development LLC and NV Energy, dated January 18, 1991, will terminate effective at the end of the day on December 18, 2022; and

(o)     Buyer, Seller, and Ormat Nevada Inc. have executed a letter agreement substantially in the form of Appendix M (the “Ormat Nevada Letter Agreement”).

Seller and Buyer shall cooperate reasonably with each other to accomplish and evidence satisfaction of the conditions precedent set forth above in a timely manner.

Section 2.2     Agreement Term and Delivery Term. This Agreement shall have a delivery term (the “Delivery Term”) that commences at the beginning of the first (1st) Contract Year and ends at the end of the day that is twenty-five (25) years after December 31, 2018 (i.e., December 31, 2043), unless sooner terminated in accordance with the terms of this Agreement. The term of this Agreement (the “Agreement Term”) shall commence on the Effective Date and shall end on the last day of the Delivery Term or upon the expiration or earlier termination of this Agreement in accordance with the terms hereof.

Section 2.3     Survivability. The provisions of this Article II, Article XII, Article XIII, Section 14.19, and Section 14.21 shall survive for a period of one (1) year following the termination of this Agreement. The provisions of Article XI shall survive for a period of one (1) year following final payment made by the Buyer hereunder or the expiration or termination date of this Agreement, whichever is later. The provisions of Article V, Article VI, Article VIII, and Article IX shall continue in effect after termination to the extent necessary to provide for final billing, refunds or other adjustments, and deliveries related to the period prior to termination of this Agreement.

Section 2.4     Early Termination.

(a)     Early Termination by Mutual Agreement. This Agreement may be terminated by mutual written agreement of the Parties.

(b)     Early Termination for Default. Upon the occurrence of a Default, the Non-Defaulting Party may terminate this Agreement as set forth in Section 13.3.

(c)     Early Termination for Force Majeure. This Agreement may be terminated pursuant to Section 14.6(d), provided that such termination shall on the effective date of such termination automatically trigger release and return of the Project Development Security or Delivery Term Security, as applicable, required under Section 5.9.

(d)     Early Termination with respect to Notice of Exemption. This Agreement may be terminated by Seller if the Notice of Exemption required to be filed as provided in Section 2.1(i) shall not become final and no longer subject to appeal within sixty (60) days after the Effective Date. This Agreement may be terminated by Buyer if the Notice of Exemption required to be filed as provided in Section 2.1(j) shall not become final and no longer subject to appeal within sixty (60) days after the Effective Date.

(e)     Early Termination for Agreement’s failure to comply with Article 1 of Chapter 11 of Division 2 of Title 20 of the California Code of Regulations. Notwithstanding the provisions of Section 8.6, in the event that, within sixty (60) days after the CEC’s receipt of a complete compliance filing under Sections 2909 and 2910 of Article 1 of Chapter 11 of Division 2 of Title 20 of the California Code of Regulations, the CEC issues a decision pursuant to Section 2910 of Article 1 of Chapter 11 of Division 2 of Title 20 of the California Code of Regulations finding that this Agreement fails to comply with Article 1 of Chapter 11 of Division 2 of Title 20 of the California Code of Regulations, then this Agreement shall be void, and any and all deliveries of Delivered Energy shall be terminated no later than the effective date of such decision of noncompliance by the CEC pursuant to Section 2910 of Article 1 of Chapter 11 of Division 2 of Title 20 of the California Code of Regulations.

(f)     Early Termination for Failure to Achieve 40 MW Total Project Net Capacity at the End of the Third Development Period. Buyer, in its sole discretion, may terminate this Agreement effective upon notice to Seller if Seller fails to achieve a minimum of 40 MW of total Project Net Capacity from all Facilities by the date that is 90 days following the end of the Third Development Period, provided that (i) such notice is delivered to Seller within sixty (60) days of such failure and (ii) if Seller's failure is due to Force Majeure, Buyer's election to terminate under this Section 2.4(f) shall automatically trigger release and return of the Project Development Security required under Section 5.9 on the effective date of such termination. Notwithstanding the foregoing, Buyer shall not have the right to terminate this Agreement under this Section 2.4(f) so long as Seller continues to pay liquidated damages under Section 3.7. Early termination under this Section 2.4(f) and liquidated damages paid by Seller under Section 3.7, if applicable, are Buyer’s sole and exclusive remedies for any failure of Seller to achieve 40 MW of total Project Net Capacity.

(g)     Effect of Termination. Any termination of this Agreement under this Section 2.4 shall be without prejudice to the rights and remedies of either Party for Defaults occurring prior to such termination; provided that there shall be no damages in connection with the events and circumstances associated with a termination under (i) Section 2.4(c), (ii) Section 2.4(d), or (iii) Section 2.4(e).

ARTICLE III
DEVELOPMENT OF THE FACILITIES

Section 3.1     Permitting. Seller and its Affiliates have obtained all Permits required for operation and maintenance of each Existing Facility. Seller, at its expense, shall timely take, or cause its Affiliates to take, all steps necessary to obtain all Permits required to construct, maintain, or operate each New Facility, including drilling of the geothermal wells of the Facility, in accordance with the Requirements, including the timely preparation of all environmental documents required to have the applicable New Facility reviewed under applicable Federal and Nevada law to the extent required under such law (the “Environmental Documents”). Seller shall provide Buyer with true and complete copies of all Environmental Documents (including, without limitation, any NEPA Environmental Assessment related to any Facility) prepared during the Agreement Term.

Section 3.2     Project Design. Seller shall determine the location, design, configuration, and capacity of each Facility as it deems appropriate, subject only to the Requirements, including the characteristics and other requirements for such Facility set forth in Appendix B, and also subject to any conditions which are imposed by any Governmental Authority as part of the environmental review of each New Facility required under applicable Federal and Nevada law.

Section 3.3     CEQA Exemption. The Parties acknowledge and agree that (1) each New Facility will be subject to environmental review pursuant to NEPA in connection with the procurement of right-of-ways from the U.S. Department of the Interior, Bureau of Land Management for the construction and installation of certain electrical facilities, (2) pursuant to that law, Seller will, or will cause its Affiliates to, submit to and complete the NEPA Environmental Assessment with respect to each New Facility, and (3) each New Facility is statutorily exempt from CEQA pursuant to Title 14, California Code of Regulations, Section 15277.

Section 3.4     Site Confirmation. Seller represents and warrants that (a) Seller’s agents and representatives have visited, inspected, and are familiar with each Site and its surface physical condition relevant to the obligations of Seller pursuant to this Agreement, including surface conditions, normal and usual soil conditions, roads, utilities, and topographical, solar radiation, air, and water quality conditions, (b) to its knowledge, Seller is familiar with all local and other conditions that may be material to Seller’s performance of its obligations under this Agreement (including transportation, seasons and climate, access, weather, handling and storage of materials and equipment, and availability and quality of labor and utilities), and (c) Seller has determined that each Site constitutes an acceptable and suitable site for the construction (if applicable) and operation of the associated Facility in accordance herewith. Any failure by Seller to have taken or to take the actions described in this Section 3.4 shall not relieve Seller from any responsibility for estimating properly the difficulty and cost of successfully constructing (if applicable), maintaining or operating a Facility in accordance with this Agreement or from proceeding to construct (if applicable), maintain, and operate such Facility successfully without any additional expense to Buyer.

Section 3.5     Certification of Delivery Commencement Dates and Commercial Operation Dates.

(a)     Certification Process. Seller shall provide Buyer with notice when Seller has determined that all requirements under this Agreement for achieving Delivery Commencement or Commercial Operation, as applicable, of a Facility, including the conditions precedent specified in the definition of “Delivery Commencement” or “Commercial Operation” in Section 1.1, as applicable, have been satisfied with respect to the delivery of the full output of the Facility Energy for such Facility. Buyer shall either accept or reject the notice in its reasonable discretion by delivering a notice to Seller in writing within thirty (30) Business Days. If Buyer fails to respond within thirty (30) Business Days, it shall be deemed to have accepted the notice. If Buyer rejects the notice, Buyer shall state in detail the reasons for its rejection. The Parties shall immediately meet and confer to address Buyer’s concerns. Delivery Commencement or Commercial Operation, as applicable, of the Facility shall be deemed to have occurred on the date that the requirements for Delivery Commencement or Commercial Operation, as applicable, are satisfied, which date may be earlier than the date on which Buyer accepts Seller’s notice that Delivery Commencement or Commercial Operation, as applicable, has occurred and/or the date on which any concerns that Buyer expresses in connection with Seller’s notice are resolved; provided the Parties acknowledge or are deemed to have acknowledged, or it is determined through dispute resolution, that all such requirements for Delivery Commencement or Commercial Operation, as applicable, for such Facility have been satisfied on such earlier date.

(b)     Limits on Early Delivery Commencement or Commercial Operation. Prior to January 1, 2018, Seller shall not cause a Facility to satisfy the requirements for Delivery Commencement or Commercial Operation, as applicable, if causing such Facility to achieve its Delivery Commencement Date or Commercial Operation Date, as applicable, would cause the Project Net Capacity to exceed thirty (30) MW. From January 1, 2018 until February 23, 2018, Seller shall not cause a Facility to satisfy the requirements for Delivery Commencement or Commercial Operation, as applicable, if causing such Facility to achieve its Delivery Commencement Date or Commercial Operation Date, as applicable, would cause the Project Net Capacity to exceed forty-five (45) MW. From February 24, 2018 until the end of the First Development Period, Seller shall not cause a Facility to satisfy the requirements for Delivery Commencement or Commercial Operation, as applicable, if causing such Facility to achieve its Delivery Commencement Date or Commercial Operation Date, as applicable, would cause the Project Net Capacity to exceed the First Development Period Maximum Capacity. During the Second Development Period, Seller shall not cause a Facility to satisfy the requirements for Delivery Commencement or Commercial Operation, as applicable, if causing such Facility to achieve its Delivery Commencement Date or Commercial Operation Date, as applicable, would cause the Project Net Capacity to exceed the Second Development Period Maximum Capacity. Commencing on the first day of the Third Development Period and continuing thereafter, Seller shall not cause a Facility to satisfy the requirements for Delivery Commencement or Commercial Operation, as applicable, if causing such Facility to achieve its Delivery Commencement Date or Commercial Operation Date, as applicable, would cause the Project Net Capacity to exceed the Third Development Period Maximum Capacity.

Section 3.6     Milestone Schedule. Attached as Appendix I is a Milestone Schedule with deadlines for the development of each Facility, including securing its Facility Transmission Rights and Interests, through the Delivery Commencement Date or Commercial Operation Date, as applicable (each, a “Milestone”) and footnotes that set forth documents required to be provided by Seller to Buyer with respect to each Milestone by the Milestone Date therefor. Until the Delivery Commencement Date or Commercial Operation Date, as applicable, for a Facility, Seller shall provide Buyer a quarterly report setting forth the status of each Milestone for such Facility, including any slippage in any deadline. Seller shall achieve each Milestone by the date specified therefor in such Milestone schedule, provided that such Milestone Date may be extended by Seller by providing to Buyer notice of such extension at least fifteen (15) days (or, in the event of a Force Majeure concerning which fifteen (15) days advance notice is not practicable, as soon as practicable) prior to such Milestone Date. The date specified for each Milestone shall be the Milestone Date for achieving such Milestone, provided that, if and to the extent such date shall be extended as provided in this Section 3.6, the extended date shall be the Milestone Date for purposes of this Agreement. Notwithstanding anything herein to the contrary, Seller shall not be in default or otherwise have any liability under this Agreement for failing to meet a Milestone Date, other than to the extent provided in Section 3.7 of this Agreement.

Section 3.7     Performance Damages.

(a)     First Development Period. If the Project Net Capacity as of the end of the First Development Period is less than the First Development Period Minimum Capacity, then, subject to Section 3.7(e), Seller shall pay liquidated damages to Buyer in an amount equal to one thousand two hundred thirty-nine dollars ($1,239) per MW of difference between the First Development Period Minimum Capacity and the Project Net Capacity per day for each day intervening between the end of the First Development Period and the earlier of (x) the date that the Project Net Capacity becomes equal to or greater than the First Development Period Minimum Capacity, and (y) the end of the Second Development Period.

(b)     Second Development Period. If the Project Net Capacity as of the end of the Second Development Period is less than the First Development Period Minimum Capacity, then the Second Development Period Minimum Capacity, Second Development Period Maximum Capacity, Third Development Period Minimum Capacity, and Third Development Period Maximum Capacity shall each be reduced by an amount equal to the difference of (i) the First Development Period Minimum Capacity, minus (ii) the Project Net Capacity as of the end of the Second Development Period. Seller shall provide Buyer with a written notice of each such adjustment. If the Project Net Capacity as of the end of the Second Development Period is less than the Second Development Period Minimum Capacity, then, subject to Section 3.7(e), Seller shall pay liquidated damages to Buyer in an amount equal to one thousand two hundred thirty-nine dollars ($1,239) per MW of the difference between the Second Development Period Minimum Capacity and Project Net Capacity per day for each day intervening between the end of the Second Development Period and the earlier of (x) the date that the Project Net Capacity becomes equal to or greater than the Second Development Period Minimum Capacity, and (y) the end of the Third Development Period.

(c)     Third Development Period. If the Project Net Capacity as of the end of the Third Development Period is less than the Second Development Period Minimum Capacity, then the Third Development Period Minimum Capacity and Third Development Period Maximum Capacity shall each be reduced (such reduction to be effective as of the end of the Third Development Period) by an amount equal to the difference of (i) the Second Development Period Minimum Capacity, minus (ii) the Project Net Capacity as of the end of the Third Development Period. Seller shall provide Buyer with a written notice of each such adjustment. If the Project Net Capacity as of the end of the Third Development Period is less than the Third Development Period Minimum Capacity, then, subject to Section 3.7(e), Seller shall pay liquidated damages to Buyer in an amount equal to one thousand two hundred thirty-nine dollars ($1,239) per MW of difference between the Third Development Period Minimum Capacity and Project Net Capacity per day for each day intervening between the end of the Third Development Period and the earlier of (x) the date that the Project Net Capacity becomes equal to or greater than the Third Development Period Minimum Capacity, and (y) December 31, 2024. If the Project Net Capacity as of December 31, 2024 is less than the Third Development Period Minimum Capacity, then the Third Development Period Maximum Capacity and the Third Development Period Minimum Capacity shall each be revised (such revision to be effective December 31, 2024) to equal the Project Net Capacity as of December 31, 2024. Seller shall provide Buyer with a written notice of such revised Third Development Period Maximum Capacity and Third Development Period Minimum Capacity.

(d)     Facility Removal for Failure to Obtain CEC Certification. If any New Facility shall be removed from the Project pursuant to Section 3.12 due to the failure to be CEC Certified and if such failure to be CEC Certified is the result of Seller's fault or negligence (including any failure to submit timely required documentation to the CEC), then, subject to Section 3.7(e), Seller shall pay liquidated damages to Buyer in an amount equal to one thousand two hundred thirty-nine dollars ($1,239) per MW of the Facility Net Capacity of such New Facility per day for each day intervening between the date such New Facility achieved Commercial Operation and the date of removal of such New Facility pursuant to Section 3.12.

(e)     Notwithstanding anything to the contrary herein, Seller’s obligation to pay liquidated damages pursuant to Sections 3.7(a)-(d) shall not exceed forty-eight million dollars ($48,000,000) in the aggregate.

(f)     Damages that Buyer would incur due to Seller’s failure to timely achieve a Project Net Capacity that meets the thresholds specified in this Section 3.7(a), (b) and (c) or due to the failure of a Facility to be CEC Certified as a result of Seller's fault or negligence, would be difficult or impossible to predict with certainty, and it is impractical or difficult to assess actual damages in those circumstances, but the liquidated damages set forth in Sections 3.7(a) – (d) are fair and reasonable calculations of such damages. Buyer’s right to collect liquidated damages pursuant to Sections 3.7(a) – (d) and the reductions in the Second Development Period Minimum Capacity, Second Development Period Maximum Capacity, Third Development Period Minimum Capacity, and Third Development Period Maximum Capacity specified in Sections 3.7(b)-(c) are Buyer’s sole and exclusive remedies for any failure by Seller to achieve any required level of Project Net Capacity or to obtain CEC Certification.

Section 3.8     Notice of Facility Net Capacity. At least six (6) months prior to the Delivery Commencement Date or Commercial Operation Date, as applicable, of a Facility, Seller shall provide notice to Buyer declaring the Facility Net Capacity for such Facility, subject to adjustment pursuant to Section 3.9 below.

Section 3.9     Revision of Facility Net Capacity. Prior to the end of the Third Development Period, Seller has the right to revise the Facility Net Capacity for a Facility by providing notice to Buyer stating the revised Facility Net Capacity (“Revised Net Capacity”) and evidence reasonably demonstrating (a) the sustained operation of the Facility for at least 5 consecutive hours at a delivery rate of at least ninety percent (90%) of the Revised Net Capacity (net of providing the full requirements for Parasitic Load and net of transmission losses) as measured by the Electric Metering Devices at the Points of Delivery, as adjusted to reflect nominal resource temperature and flow rates and other environmental conditions, and (ii) the delivery of Energy equal to at least the product of ninety percent (90%) of the Revised Net Capacity and 120 hours during a period of 120 consecutive hours (net of providing the full requirements for Parasitic Load and net of transmission losses) as measured by the Electric Metering Devices at the Points of Delivery, as adjusted to reflect resource temperature and flow rates and other environmental conditions. Notwithstanding the prior sentence, Seller shall not have the right to revise the Facility Net Capacity to the extent that such revised Facility Net Capacity would cause the Project Net Capacity to exceed the First Development Period Maximum Capacity during the First Development Period, the Second Development Period Maximum Capacity during the Second Development Period, or the Third Development Period Maximum Capacity during the Third Development Period. Seller shall submit an amended GeothermEx report supporting such Revised Net Capacity. Buyer shall either accept or reject the notice in its reasonable discretion by delivering a notice to Seller in writing within fifteen (15) Business Days. If Buyer fails to respond within fifteen (15) Business Days, it shall be deemed to have accepted the notice. If Buyer rejects the notice, Buyer shall state in detail the reasons for its rejection. The Parties shall immediately meet and confer to address Buyer’s concerns. Upon Buyer’s acceptance, or deemed acceptance, of the notice, the Facility Net Capacity will be revised to equal the Revised Net Capacity specified in the notice, effective as of the date that Seller provided its notice to Buyer.

Section 3.10     Delivery of Energy Prior to Delivery Commencement Date or Commercial Operation Date.

(a)     For each New Facility, prior to the Commercial Operation Date of such Facility, Seller shall sell and deliver to the Points of Delivery, and Buyer shall purchase and receive at and from the Points of Delivery, the Delivered Energy associated with such New Facility at the price set forth in Section 1 of Appendix A; provided that, in no event shall Buyer be obligated to purchase or receive Delivered Energy, together with any Replacement Energy, in excess of the Maximum Generation unless Buyer shall by notice given to Seller elect to purchase any such Energy in excess of Maximum Generation. Seller shall make arrangements to and bear all costs associated with transmitting the Delivered Energy to the Points of Delivery as provided in Section 7.3 and Buyer shall make arrangements to and bear all costs associated with transmitting such Delivered Energy at and from the Points of Delivery as provided in Section 7.3. Seller and Buyer shall coordinate to ensure adequate scheduling of such Delivered Energy in accordance with Section 7.2.

(b)     For each Existing Facility, after the end of the Prior Commitment Period for such Existing Facility but prior to the Delivery Commencement Date of such Existing Facility, Seller shall sell and deliver to the Points of Delivery, and Buyer shall purchase and receive at and from the Points of Delivery, the Delivered Energy associated with such Existing Facility at the price set forth in Section 1 of Appendix A; provided that, in no event shall Buyer be obligated to purchase or receive Delivered Energy, together with any Replacement Energy, in excess of the Maximum Generation unless Buyer shall by notice given to Seller elect to purchase any such Energy in excess of Maximum Generation. Seller shall make arrangements to and bear all costs associated with transmitting the Delivered Energy to the Points of Delivery as provided in Section 7.3 and Buyer shall make arrangements to and bear all costs associated with transmitting such Delivered Energy at and from the Points of Delivery as provided in Section 7.3. Seller and Buyer shall coordinate to ensure adequate scheduling of such Delivered Energy in accordance with Section 7.2.

(c)     The purchase and sale of Facility Energy from any Existing Facility pursuant to this Agreement shall not commence before the end of the Prior Commitment Period applicable to the Existing Facility, unless Seller and Buyer shall mutually agree to such purchase and sale of Facility Energy pursuant to the terms of this Agreement prior to such date.

Section 3.11     Addition, Removal or Substitution of Facilities.

(a)     At any time prior to the end of the Third Development Period, and from time to time, Seller will have the right to designate one or more of the Pre-Defined Additional Facilities as Facilities under this Agreement by providing a notice to Buyer specifying the Pre-Defined Additional Facilities that are being designated as Facilities and containing a document in the form of a revised Appendix B and Appendix I that includes, for the newly designated Facilities, the project details and Milestones applicable to such Facilities and a revised Appendix L that provides for the deletion from such Appendix of such Pre-Defined Additional Facilities that are designated as Facilities. Upon delivery of such notice, the designated Pre-Defined Additional Facilities will become Facilities hereunder without requiring an amendment of this Agreement and the revised Appendix B, Appendix I and Appendix L included within such notice shall be binding upon the Parties as if set forth herein. The designation of Facilities pursuant to this Section 3.11(a) will not result in (a) any change in the First Development Period Minimum Capacity, First Development Period Maximum Capacity, Second Development Period Minimum Capacity, Second Development Period Maximum Capacity, Third Development Period Minimum Capacity, or Third Development Period Maximum Capacity, and (b) a change of the dates of the First Development Period, Second Development Period, and Third Development Period. For the avoidance of doubt, once Pre-Defined Additional Facilities become Facilities hereunder, they will be subject to all of the terms and conditions applicable to Facilities hereunder, including satisfaction of the requirements for Delivery Commencement or Commercial Operation, as applicable, and the process for establishing the Delivery Commencement Date or Commercial Operation Date, as applicable, pursuant to Section 3.5. In addition, at any time prior to the end of the Agreement Term, and from time to time, Seller will have the right to add properties comprising Leases for a Facility if Seller determines that additional properties will improve Seller’s ability to satisfy its obligations hereunder. Seller will send notice to Buyer specifying the properties comprising Leases to be added and containing a document in the form of a revised Appendix B that adds the details associated with the Leases being added. Upon delivery of such notice, the description of the Leases will be updated, as applicable, without requiring an amendment of this Agreement. The addition of properties and Leases pursuant to this Section 3.11(a) will not result in any change in the First Development Period Minimum Capacity, First Development Period Maximum Capacity, Second Development Period Minimum Capacity, Second Development Period Maximum Capacity, Third Development Period Minimum Capacity, or Third Development Period Maximum Capacity. For the avoidance of doubt, the Guaranteed Generation, Maximum Generation, and dates of First Development Period, Second Development Period and Third Development Period will not be revised to reflect any such change in the properties comprising the Leases, and once added properties and associated Leases are included within the Leases for a Facility hereunder, they will be subject to all of the terms and conditions applicable to Leases for Facilities hereunder.

(b)     At any time, and from time to time, prior to the end of the Third Development Period, Seller will have the right to substitute one or more of the Pre-Defined Additional Facilities that are not already Facilities hereunder (“Substitution Facilities”) for one or more of the Facilities that are already subject to this Agreement by providing a notice to Buyer specifying the Substitution Facilities that are being designated as Facilities and the Facilities that are to cease being Facilities (“Former Facilities”), and containing a document in the form of a revised Appendix B, Appendix I, and Appendix L that includes (i) a description of the Substitution Facilities and associated Milestones with a level of detail that is reasonably comparable to the detail provided for the Facilities described in Appendix B and associated Milestones in Appendix I as of the Effective Date, (ii) removal of the details associated with the Former Facilities, and (iii) evidence reasonably demonstrating that the aggregate electric generating capacity of the Substitution Facilities (expressed in MW) together with that of the remaining Facilities, net of their parasitic load and transmission and transformation losses to the Points of Delivery, is reasonably expected to result in an aggregate electric generating capacity of the Project (expressed in MW), net of parasitic load and transmission and transformation losses to the Points of Delivery, that is at least one hundred fifty (150) MW. Upon delivery of such notice, subject to compliance with the provisions of Section 3.11(d), the designated Substitution Facilities will become Facilities hereunder and the Former Facilities will cease to be Facilities hereunder, without requiring an amendment of this Agreement and the revised Appendix B, Appendix I and Appendix L included within such notice shall be binding upon the Parties as if set forth herein. The designation of any Substitution Facilities or Former Facilities pursuant to this Section 3.11(b) will not result in (A) any change in the First Development Period Minimum Capacity, First Development Period Maximum Capacity, Second Development Period Minimum Capacity, Second Development Period Maximum Capacity, Third Development Period Minimum Capacity, or Third Development Period Maximum Capacity, and (B) a change of the dates of the First Development Period, Second Development Period, and Third Development Period. Except under the circumstances described in Section 3.12, Section 5.10, Section 5.11, or Section 8.6(a), Seller will not have the right under this Section 3.11(b) to designate as a Former Facility a Facility that has achieved Delivery Commencement or Commercial Operation, as applicable, even if a Substitution Facility is identified for such Facility. For the avoidance of doubt, (I) once Substitution Facilities become Facilities hereunder, they will be subject to all of the terms and conditions applicable to Facilities hereunder, including satisfaction of the requirements for Delivery Commencement or Commercial Operation, as applicable, and the process for establishing the Delivery Commencement Date or Commercial Operation Date, as applicable, pursuant to Section 3.5, and (II) once a Former Facility ceases to be a Facility hereunder it will be released from any and all obligations and restrictions applicable to Facilities hereunder.

(c)     At any time, and from time to time, after the earliest of (i) the date that the Project Net Capacity is equal to or greater than one hundred fifty (150) MW, (ii) the end of the Third Development Period with the Project Net Capacity equal to or greater than one hundred thirty five (135) MW, or (iii) December 31, 2024, Seller will have the right to designate as Former Facilities that are to cease being Facilities hereunder all or any portion of the Facilities that have not yet achieved Delivery Commencement or Commercial Operation, as applicable, by sending notice to Buyer specifying the Facilities that are being designated as Former Facilities and containing a document in the form of a revised Appendix B and Appendix I that removes the details associated with such Former Facilities. Upon delivery of such notice, the designated Former Facilities will cease to be Facilities hereunder, and Seller will have no further obligation to Buyer hereunder in respect of such Former Facilities, without requiring an amendment of this Agreement and the revised Appendix B and Appendix I included within such notice shall be binding upon the Parties as if set forth herein. The designation of Former Facilities pursuant to this Section 3.11(c) will not result in (A) any change in the First Development Period Minimum Capacity, First Development Period Maximum Capacity, Second Development Period Minimum Capacity, Second Development Period Maximum Capacity, Third Development Period Minimum Capacity, or Third Development Period Maximum Capacity, and (B) a change of the dates of the First Development Period, Second Development Period, and Third Development Period. Seller will not have the right under this Section 3.11(c) to designate as a Former Facility a Facility that has achieved Delivery Commencement or Commercial Operation, as applicable.

(d)     The notices delivered to Buyer pursuant to Section 3.11(b), Section 3.12, Section 5.10, Section 5.11, or Section 8.6(a) with respect to Substitution Facilities shall each provide specifications and related information that reasonably demonstrate that the aggregate electric generating capacity of the Project (expressed in MW), net of parasitic load and transmission and transformation losses to the Points of Delivery, after giving effect to the proposed action of Seller as stated in the applicable notice is reasonably expected to be (x) at least one hundred fifty (150) MW, or (y) at least equivalent to the aggregate electric generating capacity of the Project (expressed in MW), net of parasitic load and transmission and transformation losses to the Points of Delivery, prior to the proposed action of Seller. Within ten (10) Business Days after receipt of such notice and related information, Buyer shall provide notice to Seller either confirming that Seller has met the standard specified in the first sentence of this Section 3.11(d) or specifying in detail the reasons that Buyer believes the proposed action of Seller as stated in the applicable notice is not consistent with the standard specified in the first sentence of this Section 3.11(d). If Buyer fails to respond within such ten (10) Business Day period, it shall be deemed to have agreed that Seller has met the standard specified in the first sentence of this Section 3.11(d). In the event that the Parties do not agree that Seller has met the requirements specified in the first sentence of this Section 3.11(d), then either Party may submit the dispute resolution under Section 14.3.

Section 3.12     Facility Removal for Failure to Obtain CEC Certification. Seller shall remove from the Project any New Facility or New Facilities that have achieved Commercial Operation under this Agreement but have not been CEC Certified by the date that is (a) 180 days following the end of the Third Development Period if such failure to be CEC Certified is the result of Seller’s fault or negligence (including any failure to submit timely required documentation to the CEC) or (b) 360 days following the end of the Third Development Period if such failure to be CEC Certified is not the result of Seller’s fault or negligence. If a New Facility is removed due to a failure to be CEC Certified that is not the result of Seller’s fault or negligence, then Seller shall use its best commercial efforts to remove such Facility and provide a Substitution Facility as provided in Section 3.11(b) and Section 3.11(d) even if such failure and substitution occurs after the end of the Third Development Period. If Seller asserts that the failure to be CEC Certified was not the result of Seller’s fault or negligence, then Seller will provide to Buyer's reasonable satisfaction evidence reasonably demonstrating the basis for Seller’s assertion. Removal of New Facilities from the Project as provided in this Section 3.12 and payments of any applicable liquidated damages under the Agreement are Buyer’s sole and exclusive remedies for a failure of Seller described in this Section 3.12.

Section 3.13     Decommissioning and Other Costs. Buyer shall not be responsible for any cost of decommissioning or demolition of any Facility or any part thereof or any environmental or other liability associated with the decommissioning or demolition without regard to the timing or cause of the decommissioning or demolition.

Section 3.14     Ormat Nevada Letter Agreement. If Ormat Nevada Inc. fails to perform its obligations under the Ormat Nevada Letter Agreement, such failure will be deemed to be a failure of Seller to perform its obligations under this Agreement.

ARTICLE IV
OPERATION AND MAINTENANCE OF THE FACILITY

Section 4.1     General Operational Requirements. Seller shall, at all times:

(a)     At its sole expense, operate and maintain, or cause an Affiliate to operate and maintain, each Facility (i) in accordance with the Requirements, and (ii) in a manner that, to the extent commercially reasonable to do so, is reasonably likely to maximize the output of Energy from the Facility and result in a useful life for the Facility of not less than twenty five (25) years;

(b)     Employ, or cause an Affiliate to employ, qualified and trained personnel for managing, operating, and maintaining each Facility and for coordinating with Buyer and Buyer’s Agent, and ensure that necessary personnel are available on-site or on-call twenty-four (24) hours per day during the Delivery Term;

(c)     Operate and maintain, or cause an Affiliate to operate and maintain, each Facility with due regard for the safety, security, and reliability of the interconnected facilities and Transmission System; and

(d)     Comply, or cause compliance, to the extent commercially reasonable to do so, with operating and maintenance standards recommended or required by each Facility’s equipment suppliers.

Section 4.2     Operation and Maintenance Plan; Operation and Maintenance Reports. Seller shall devise and implement, or cause an Affiliate to devise and implement, a plan of inspection, maintenance, and repair for each Facility and the components thereof in order to maintain such equipment in accordance with Prudent Utility Practices, and shall keep, or cause to be kept, records with respect to inspections, maintenance, and repairs thereto. The aforementioned plan and all records of such activities shall be available for inspection by Buyer and Buyer’s Agent during Seller’s regular business hours upon reasonable notice; provided that Buyer shall at all times comply with Seller’s or the contractor’s safety and security requirements when present at any Facility.

Section 4.3     Environmental Credits. Seller or its Affiliates shall, if applicable, obtain in its own name and at its own expense all pollution or environmental Permits, credits or offsets necessary to operate each Facility in compliance with the Requirements of Law.

Section 4.4     Scheduled and Unscheduled Outages.

(a)     Buyer and Seller shall cooperate to minimize Scheduled Outages during certain consecutive or nonconsecutive weeks of each Contract Year (not to exceed twelve (12) weeks per Facility per Contract Year) (the “Major Maintenance Blockout”), but in accordance with Prudent Utility Practices. No later than one hundred twenty (120) days prior to the first anticipated Delivery Commencement Date or Commercial Operation Date, whichever is earlier, and the commencement of each Contract Year thereafter, Buyer shall provide Seller with its specified Major Maintenance Blockout. In the absence of such updated notification, the most recent previous Major Maintenance Blockout notification shall apply. Seller shall attempt to minimize its Scheduled Outages during the Major Maintenance Blockout consistent with Prudent Utility Practices. No later than sixty (60) days prior to the anticipated commencement of the first (1st) Contract Year and the commencement of each Contract Year thereafter, Seller shall provide Buyer with its non-binding written projection of all Scheduled Outages for the succeeding three (3) years (the “Scheduled Outage Projection”) reflecting a minimized schedule of scheduled maintenance during the Major Maintenance Blockout. In addition, Seller shall use commercially reasonable efforts to accommodate Buyer’s reasonable maintenance scheduling requests consistent with Prudent Utility Practices. The Scheduled Outage Projection shall include information concerning all projected Scheduled Outages during such period, including (i) the anticipated start and end dates of each Scheduled Outage; (ii) a description of the maintenance or repair work to be performed during the Scheduled Outage; and (iii) the anticipated MW capacity, if any, during the Scheduled Outage. Seller shall notify Buyer of any change in the Scheduled Outage Projection as soon as practicable, but in no event later than thirty (30) days prior to the originally-scheduled date of the Scheduled Outage. Seller will use commercially reasonable efforts to accommodate reasonable requests of Buyer with respect to the timing of Scheduled Outages and Seller will, to the extent consistent with Prudent Utility Practices, coordinate Scheduled Outages to coincide with planned transmission outages. In the event of a System Emergency, Seller shall make all reasonable efforts to reschedule any Scheduled Outage previously scheduled to occur during the System Emergency.

(b)     In the event of a Forced Outage affecting at least twenty (20) MW of Project Net Capacity which Seller anticipates shall be of a duration more than one (1) hour, to the extent practicable, Seller shall notify Buyer as soon as possible and shall make efforts to provide such notification within the hour of the commencement of the Forced Outage and, within seven (7) days thereafter, provide Buyer detailed information concerning the Forced Outage, including (i) the start and anticipated end dates of the Forced Outage; (ii) a description of the cause of the Forced Outage; (iii) a description of the maintenance or repair work to be performed during the Forced Outage; and (iv) the anticipated MW capacity, if any, during the Forced Outage. Seller shall take all reasonable measures and exercise commercially reasonable efforts to avoid Forced Outages and to limit the duration and extent of any such outages.

(c)     In the event of an Unscheduled Outage affecting at least twenty (20) MW of Project Net Capacity which Seller anticipates shall be of a duration of more than one (1) hour, Seller shall use its best efforts to notify Buyer of the Unscheduled Outage as soon as possible and prior to the commencement of such Unscheduled Outage, preferably no later than thirty (30) minutes before the start of the hour in which the Unscheduled Outage is to occur; provided, however, that if it is not practicable for Seller to notify Buyer of the Unscheduled Outage prior to its commencement, Seller shall notify Buyer of the Unscheduled Outage as soon as practicable after the commencement thereof and, further, shall, within seven (7) days after such notification, provide Buyer with detailed information concerning such Unscheduled Outage, including (i) a description of the cause of such Unscheduled Outage, (ii) a description of any necessary Facility repairs and replacements, (iii) the remediation of any operational condition affecting the Facility, and (iv) the MW of Facility capacity affected and the duration with respect to such Unscheduled Outage. Seller shall take reasonable measures to avoid Unscheduled Outages and to limit the duration thereof.

Section 4.5     Facility Operation. Each Facility shall be operated during the Delivery Term by Seller or an Affiliate of Seller that is under the Control of Seller or such other Person(s) as Seller or the applicable Project Company may contract with from time to time under an agreement for the operation of such Facility; provided that such agreement shall provide Seller with the rights, as a creditor, beneficiary or otherwise, to enforce such agreement so as to ensure compliance with all applicable provisions of this Agreement. The agreement with respect to the operations of such Facility shall require that such Facility be operated in a manner that is in full compliance with the Requirements. Seller shall provide to Buyer a copy of the relevant operations agreement (which may be redacted to remove confidential information of the parties thereto).

ARTICLE V
COMPLIANCE DURING OPERATION PERIOD; GUARANTEES

Section 5.1     Guarantees. Seller warrants and guarantees that (i) it will perform, or cause to be performed, all engineering, design, development, construction, operation and maintenance of each Facility in a good and workmanlike manner and in accordance with the Requirements; and (ii) throughout the Delivery Term (a) the Facility, its engineering, design and construction, its components, and related work, will be free from material defects caused by errors or omissions in design, engineering and construction or repaired as provided below, (b) each Facility will be free and clear of all Liens other than Permitted Encumbrances, and (c) each Facility and all parts thereof will be designed, constructed, tested, operated and maintained in material compliance with the Requirements, all applicable requirements of the latest revision of the ASTM, ASME, AWS, EPA, EEI, IEEE, ISA, National Electrical Code, National Electric Safety Code, and OSHA, as applicable, and the Uniform Building Code, Uniform Plumbing Code, and the applicable local County Fire Department Standards of the applicable county. Seller shall promptly repair or replace, or cause to be repaired or replaced, consistent with Prudent Utility Practice, any component of a Facility that does not comply with the foregoing warranties and guarantees. Seller shall at all times exercise commercially reasonable efforts to undertake, or cause to be undertaken, all recommended or required updates or modifications to each Facility, and its equipment and materials, including procedures, programming and software in a timely manner. Seller shall, at its expense, maintain or cause to be maintained throughout the Delivery Term an inventory of spare parts for each Facility in a quantity that is consistent with manufacturers’ recommendations and Prudent Utility Practice.

Section 5.2     Buyer’s Right to Monitor in General. At Buyer’s sole expense and without interfering with Seller’s or its Affiliates’ activities at the Facility, Buyer shall have the right, and Seller shall permit Buyer, Buyer’s Agent, and its representatives, advisors, engineers, and consultants, to observe, inspect, and monitor all operations and activities at each Site, including, with respect to New Facilities, the performance of the contractors under the construction contracts pertaining to such Facility, the design, engineering, procurement, and installation of the equipment, start up and testing, and the achievement of Commercial Operation; provided that Buyer shall at all times comply with Seller’s, the contractor’s or the operator’s safety and security requirements when present at the Facility. Notwithstanding the foregoing, Seller shall have the right and Buyer shall permit Seller to withhold any proprietary information, including with respect to proprietary intellectual property of Seller; provided that such information shall be provided by Seller to Buyer to the extent required by Buyer to enforce its rights or to carry out its responsibilities under this Agreement. In addition, Buyer shall hold any information obtained during or in connection with such monitoring in confidence pursuant to Section 14.21.

Section 5.3     Effect of Review by Buyer. Any review by Buyer of the design, construction, engineering, operation or maintenance of a Facility is solely for the information of Buyer. Buyer shall have no obligation to share the results of any such review with Seller, nor shall any such review or the results thereof (whether or not the results are shared with Seller) nor any failure to conduct any such review relieve Seller from any of its obligations under this Agreement. By making any such review, Buyer makes no representation as to the economic and technical feasibility, operational capability or reliability of a Facility. Seller shall in no way represent to any third party that any such review by Buyer of a Facility, including, but not limited to, any review of the design, construction, operation or maintenance of the Facility by Buyer, is a representation by Buyer as to the economic and technical feasibility, operational capability, or reliability of the Facility. Seller is solely responsible for the economic and technical feasibility, operational capability and reliability thereof.

Section 5.4     Reporting and Information; Administration and Periodic Reporting.

(a)     Seller shall provide to Buyer such other information regarding the permitting, engineering, construction, or operation of each Facility by Seller or its subcontractors as well as information regarding financial or otherwise, and other data concerning Seller, its subcontractors and the Facilities as Buyer may, from time to time, reasonably request in order to enforce its rights or discharge its responsibilities under this Agreement. Until the Delivery Commencement Date or Commercial Operation Date, as applicable, for each Facility, Seller shall provide to Buyer quarterly written reports describing permitting and development activities for the Facility in the previous quarter and anticipated progress and activities for the upcoming quarter. Notwithstanding the foregoing, Seller shall have the right and Buyer shall permit Seller to withhold any proprietary information, including with respect to the intellectual property of Seller; provided that such information shall be provided by Seller to Buyer to the extent required by Buyer to enforce its rights or to carry out its responsibilities under this Agreement. In addition, Buyer shall hold any information obtained during or in connection with such monitoring in confidence pursuant to Section 14.21.

(b)     Seller shall perform administrative and periodic reporting to Buyer which shall include the following:

(i)       Safety matters including monthly reports, including OSHA recordable and non-recordable incidents and site safety information;

(ii)     Monthly operational reports with respect to Facility activities, including plant performance, capacity factor, availability, weather and generation data, and in each case confirming that applicable contractual requirements have been met; and

(iii)     An update as to compliance of each Facility with NERC and FERC rules and regulations.

Section 5.5     Initial Performance Test. Prior to the Delivery Commencement Date or Commercial Operation Date, as applicable, for each Facility, Seller shall provide to Buyer the opportunity, at Buyer’s sole expense and without interfering with Seller’s or its Affiliates’ activities at the Facility, to:

(a)     (i) for a New Facility, review and monitor the contractors’ performance and achievement of all initial performance tests and all other tests required under the Facility construction contracts performed to achieve any Milestone, and Seller shall, or shall cause its contractor, to provide at least ten (10) Business Days prior notice to Buyer before any such test begins; provided that Buyer shall at all times comply with Seller’s or the contractor’s safety and security requirements when present at the Facility; and (ii) for an Existing Facility, review and monitor the initial performance tests required to satisfy condition (b) in the definition of “Delivery Commencement,” and Seller shall, or shall cause its contractor, to provide at least ten (10) Business Days prior notice to Buyer before any such test begins; provided that Buyer shall at all times comply with Seller’s or the contractor’s safety and security requirements when present at the Facility;

(b)     For New and Existing Facilities, be present to witness such initial performance tests and review the results thereof; provided that Buyer shall at all times comply with Seller’s or the contractor’s safety and security requirements when present at the Facility; and

(c)     for a New Facility, perform such detailed examinations, inspections, quality surveillance, and tests as are appropriate and advisable to determine that the Facility equipment and all ancillary components of the Facility have been installed in accordance with the Facility construction contracts and the Requirements.

Section 5.6     Contract Provisions. For each New Facility, Seller shall cause to be included in the Facility construction contracts provisions whereby the contractors and Seller:

(a)     grant to Buyer, at Buyer’s sole expense and without interfering with Seller’s or the construction contractors’ activities at the Facility, rights of access to the Facility at all reasonable times (but subject to reasonable safety precautions) and the right to inspect, make notes about, and copy all documents, drawings, plans, specifications, permits, test results, and information as Buyer may reasonably request; provided that Buyer shall at all times comply with Seller’s or the contractor’s safety and security requirements when present at the Facility. Notwithstanding the foregoing, Seller shall have the right and Buyer shall permit Seller to withhold any proprietary information, including with respect to intellectual property of Seller; provided that such information shall be provided by Seller to Buyer to the extent required by Buyer to enforce its rights or to carry out its responsibilities under this Agreement. In addition, Buyer shall hold any information obtained during or in connection with such monitoring in confidence pursuant to Section 14.21;

(b)     make the personnel of, and consultants to, the contractors and Seller available to Buyer and its agents, representatives and consultants for a reasonable number of hours, at reasonable times, and with reasonable prior notice for purpose of discussing any aspect of the Facility or the development, engineering, construction, installation, testing, or performance thereof; and

(c)     otherwise cooperate in all reasonable respects with Buyer and its Authorized Representatives, advisors, engineers and consultants in order to allow Buyer to exercise its rights under this Section 5.6.

Section 5.7     Quality Assurance Program; Routine and Preventive Maintenance Services.

(a)     Seller shall develop a written quality assurance policy (“Quality Assurance Program”) in accordance with the requirements of Appendix H within sixty (60) days prior to the Delivery Commencement Date or Commercial Operation Date, as applicable, and Seller shall cause all work performed on or in connection with each Facility to comply with said Quality Assurance Program.

(b)     Seller shall perform, or cause to be performed, routine and preventive maintenance services in accordance with manufacturers’ instructions and Prudent Utility Practices, including:

(i)     Conducting regular equipment inspections and recording any noncompliance with applicable standard specifications for the equipment, and reporting any noncompliance that materially and adversely affects a Facility’s performance or is likely to materially and adversely affect a Facility’s performance and any defective conditions or operational failures with respect to the equipment to Buyer;

(ii)     Performing all required preventive maintenance, including meter calibration and testing, and scheduling and arranging for routine maintenance during operations and planned outages, and for maintenance that can be conducted during a Forced Outage or an Unscheduled Outage;

(iii)     Conducting periodic maintenance to equipment in accordance with Prudent Utility Practices, and providing a report thereof to Buyer;

(iv)     Conducting monthly quality assurance inspections of Facility plant and equipment and providing a report thereof to Buyer.

Section 5.8     No Liens. Except as otherwise permitted by this Agreement, each Facility shall be owned by Seller or an Affiliate of Seller. Seller shall not, and shall cause its Affiliates not to, other than to another Affiliate, sell, transfer or otherwise dispose of or create, incur, assume or permit to exist any Lien (other than Permitted Encumbrances) on any portion of any Facility without the prior written consent of Buyer.

Section 5.9     Seller Performance Security.

(a)     As a condition to the occurrence of the Effective Date, Seller shall have furnished to Buyer one or more letters of credit issued by Qualified Issuers in the form attached hereto as Appendix E, as such form may be modified with the consent of Buyer (not to be unreasonably withheld or delayed) to reflect the reasonable requests of the Qualified Issuer, in the aggregate amount of sixteen million dollars ($16,000,000), which shall secure all of Seller’s obligations to pay liquidated damages under Section 3.7 (“Project Development Security”). From and after the Effective Date, Seller shall provide such Project Development Security until Buyer is required to return the Project Development Security under Section 5.9(c) below. In the event that at any time any draws on the Project Development Security shall reduce the available amount thereof below eight million dollars ($8,000,000), Seller shall promptly, but in no event later than five (5) Business Days, replenish the amount thereof to sixteen million dollars ($16,000,000).

(b)     As a condition to the achievement of Delivery Commencement or Commercial Operation, as applicable, for each Facility, Seller shall have furnished to Buyer one or more letters of credit issued by Qualified Issuers, or guarantees from a Qualified Guarantor, or a combination of both, in the form attached hereto as Appendix G, as such form may be modified with the consent of Buyer (not to be unreasonably withheld or delayed) to reflect the reasonable requests of the Qualified Guarantor, as applicable, and in the aggregate amount equal to the product of (i) the Facility Net Capacity of such Facility, expressed in MW, and (ii) (A) $475,000 per MW for the first 50 MW of Project Net Capacity, (B) $300,000 per MW for the 51st to 100th MW of Project Net Capacity, and (C) $200,000 per MW for Project Net Capacity in excess of 100 MW, which shall guarantee Seller’s obligations under this Agreement following the Delivery Commencement or Commercial Operation Date, as applicable, (“Delivery Term Security”); provided, however, that the total aggregate Delivery Term Security required for all Facilities hereunder shall not exceed forty-eight million seven hundred fifty thousand dollars ($48,750,000) in any event. For example, if the Project Net Capacity is 40 MW with a Delivery Term Security of $19,000,000 (40 MW x $475,000/MW), and then an additional Existing Facility with a net capacity of 15 MW will achieve its Delivery Commencement Date (for a new Project Net Capacity of 55 MW), the additional Delivery Term Security required for such Facility will be equal to $6,250,000 (10 MW x $475,000/MW + 5 MW x $300,000/MW = $4,750,000 + $1,500,000 = $6,250,000); the total Delivery Term Security for the Project Net Capacity of 55 MW in this example is $25,250,000 ($19,000,000 + $6,250,000). From and after the Delivery Commencement Date or Commercial Operation Date, as applicable, for a Facility, Seller shall maintain the corresponding Delivery Term Security until the end of the Agreement Term or until Buyer is required to return the Delivery Term Security to Seller as set forth in Section 5.9(d) below, provided that Seller may, from time to time, replace a guarantee with a letter of credit so long as such replacement letter of credit shall comply with the applicable provisions of this Agreement and the aggregate amount required above is maintained.

(c)     Upon the earliest to occur of (i) the Project Net Capacity is increased to an amount that is equal to or greater than the Third Development Period Minimum Capacity, (ii) this Agreement is terminated while the Project Development Security is outstanding, or (iii) December 31, 2024, Seller shall no longer be required to maintain the Project Development Security, and Buyer shall return to Seller the Project Development Security, less any and all amounts drawn by Buyer as permitted under the terms of this Agreement. The Project Development Security (or portion thereof) due to Seller after any and all amounts are drawn by Buyer as permitted under the terms of this Agreement shall be returned to Seller within three (3) Business Days after the first event described in clauses (i) through (iii) of this Section 5.9(c) occurs.

(d)     Buyer shall return the unused portion of Delivery Term Security, if any, to Seller promptly after the following have occurred: (i) the Agreement Term has ended, and (ii) all obligations of Seller arising under this Agreement are paid (whether directly or indirectly such as through set-off or netting) or performed in full.

(e)     Seller shall notify Buyer of the occurrence of a Downgrade Event within five (5) Business Days after obtaining knowledge of the occurrence of such event. If at any time there shall occur a Downgrade Event, then Buyer may require that Seller replace the Performance Security from the Person that has suffered the Downgrade Event within ten (10) Business Days after notice from Buyer to Seller requesting such replacement Performance Security. In the event that such replacement Performance Security is not so provided by Seller, Buyer shall have the right to demand payment of the full amount of such Performance Security and retain such amount in order to secure Seller’s obligations under this Section 5.9 and other applicable provisions of this Agreement; provided that if and to the extent such amount shall be in excess of the amounts of such obligations of Seller, Buyer shall refund the excess to Seller promptly after all such obligations of Seller under this Agreement shall have been paid or performed.

(f)     If any Performance Security is in the form of a letter of credit, then Seller shall either provide, or cause to be provided, a replacement letter of credit (from a Qualified Issuer or Qualified Guarantor, as applicable) in the required amount set forth in this Section 5.9 within ten (10) Business Days after the earlier of the date that Seller becomes aware, or Buyer notifies Seller of the occurrence of any one of the following events:

(i)      the failure of the issuer of the letter of credit to renew such letter of credit thirty (30) Business Days prior to the expiration of such letter of credit;

(ii)     the failure of the issuer of the letter of credit to immediately honor Buyer’s properly documented request to draw on such letter of credit; or

(iii)     the issuer of the letter of credit becomes Bankrupt.

(g)     If any Performance Security is in the form of a guarantee, then Seller shall either provide, or cause to be provided, a replacement letter of credit or guarantee (from a Qualified Issuer or Qualified Guarantor, as applicable) in the required amount set forth in this Section 5.9 within ten (10) Business Days after the earlier of the date that Seller becomes aware, or Buyer notifies Seller, of the occurrence of any one of the following events:

(i)      the failure of the guarantor to make a payment thereunder immediately following Buyer’s properly documented claim made pursuant to the guarantee in accordance with its terms;

(ii)     any representation or warranty made by the guarantor in connection with this Agreement is false or misleading in any material respect when made or when deemed made or repeated;

(iii)     the guarantor becomes Bankrupt;

(iv)     the guarantee fails to be in full force and effect in accordance with the terms of this Agreement prior to the satisfaction of all obligations of Seller under this Agreement; or

(v)     the guarantor repudiates, disaffirms, disclaims, or rejects, in whole or in part, or challenges the validity of, its guarantee.

(h)     In the event that a replacement letter of credit is not delivered in accordance with Section 5.9(f) or a replacement guarantee or letter of credit is not delivered in accordance with Section 5.9(g), Buyer shall have the right to demand payment of the full amount of the letter of credit or the guarantee, as applicable, and retain such amount in order to secure Seller’s obligations under this Section 5.9 and other applicable provisions of this Agreement; provided that, if and to the extent such amount shall be in excess of the amounts of such obligations of Seller, Buyer shall refund the excess to Seller promptly after all such obligations of Seller under this Agreement shall have been paid of performed.

(i)     Seller shall, from time to time as requested by Buyer, execute, acknowledge, record, register, deliver and file all such notices, statements, instruments, and other documents as may be necessary or advisable to render fully valid, perfected, and enforceable under all Requirements of Law the Performance Security and the rights, Liens, and priorities of Buyer with respect to such Performance Security.

(j)     Except as otherwise provided in this Agreement, the Performance Security: (i) constitutes security for, but is not a limitation of, Seller’s obligations under this Agreement, and (ii) shall not be Buyer’s exclusive remedy against Seller for Seller’s failure to perform in accordance with this Agreement.

Section 5.10     Lease or Permit No Longer in Effect. If a Facility is unable to operate because one or more of the Leases or Permits fails to be in effect or has terminated, then Seller shall use its best commercial efforts to remove such Facility and provide a Substitution Facility as provided in Section 3.11(b) and Section 3.11(d) even if such failure and substitution occurs after the end of the Third Development Period, provided that if such failure or termination is due to a decision of a Governmental Authority, such decision must be final and nonappealable. In the event that Seller is unable to provide such a Substitution Facility, Seller shall provide notice to Buyer and remove such Facility from the Project and upon delivery of such notice the Project Net Capacity will be reduced by the amount of the Facility Net Capacity associated with such Facility. Notwithstanding the foregoing, the Project Net Capacity and the Guaranteed Generation will not be reduced if an inability of a Facility to operate because one or more of the Leases or Permits fails to be in effect shall be due to Seller's fault or negligence. If Seller asserts that the failure of one or more of the Leases or Permits to be in effect was not the result of Seller’s fault or negligence, then Seller will provide to Buyer evidence that is reasonably satisfactory to Buyer demonstrating the basis for Seller’s assertion.

Section 5.11     Project Company Bankruptcy. In the event of a Bankruptcy of a Project Company, Seller shall promptly notify Buyer and Seller shall use its best commercial efforts to provide Substitution Facilities, as provided in Section 3.11(b) and Section 3.11(d) even if such bankruptcy and substitution occurs after the end of the Third Development Period, for the Facility of the bankrupt Project Company. In the event that Seller is not able within thirty (30) days after such Bankruptcy of the Project Company to provide for such Substitution Facilities, Seller shall be obligated to pay to Buyer, as liquidated damages, an amount equal to the product of the Delivery Term Security and the ratio of the Facility Net Capacity of the Facility of the bankrupt Project Company to the Project Net Capacity. To the extent that Seller fails to make payment of such amount within five (5) Business Days after receipt of a demand for payment from Buyer, Buyer shall be entitled to draw from the Delivery Term Security the unpaid amount. Seller shall provide notice to Buyer and remove the Facility of such bankrupt Project Company from the Project and upon delivery of such notice the Project Net Capacity will be reduced by the amount of the Facility Net Capacity associated with such Facility of the bankrupt Project Company. The Parties acknowledge and agree that the damages that Buyer would incur due to a Bankruptcy of a Project Company would be difficult or impossible to predict with certainty, and it is impractical and difficult to assess actual damages in those circumstances and, therefore, the liquidated damages provided for above are a fair and reasonable calculation of such damages. Seller’s provision of Substitution Facilities or the removal of the Facility of the bankrupt Project Company and payment of the liquidated damages as described in this Section 5.11 are Buyer’s sole and exclusive remedies for a Bankruptcy of a Project Company.

ARTICLE VI
PURCHASE AND SALE OF POWER

Section 6.1     Purchases by Buyer.

(a)     For all Delivered Energy comprised of Facility Energy from a New Facility prior to its Commercial Operation Date and Delivered Energy comprised of Facility Energy from an Existing Facility after its Prior Commitment Period but prior to its Delivery Commencement Date, Seller shall sell and deliver, and Buyer shall purchase and receive, all such Delivered Energy in accordance with Section 3.10.

(b)     For all Delivered Energy comprised of Facility Energy from a New Facility after its Commercial Operation Date and Delivered Energy comprised of Facility Energy from an Existing Facility after its Delivery Commencement Date, Seller shall sell and deliver, and Buyer shall purchase and receive, all such Delivered Energy and all Replacement Energy for the price set forth in Section 2 of Appendix A; provided that, in no event shall Buyer be obligated to purchase or receive Delivered Energy, together with any Replacement Energy, in excess of the Maximum Generation unless Buyer shall by notice given to Seller elect to purchase any such Energy in excess of Maximum Generation.

(c)     Notwithstanding Section 6.1(b), during the period of time between the day that is one hundred eighty (180) days following the Commercial Operation Date of a New Facility and the day that is one (1) day following the date upon which Buyer receives evidence that such New Facility is CEC Certified (the “Pre-Certification Period”), Buyer may retain a portion of any payment to be made to Seller hereunder associated with the Delivered Energy from such Facility in an amount equal to the positive difference between (1) the price of the Delivered Energy pursuant to Section 6.1(b), and (2) the average of the on-peak and off-peak Energy prices, weighted by the number of hours in the on-peak and off-peak periods, during the month in which the deliveries occurred for Energy that is not from an eligible renewable energy resource under the RPS Law, as listed in the Intercontinental Exchange Palo Verde Electricity Price Index or its successor index, or any other index mutually agreed by the Parties. Buyer shall release such retained amount, which shall not be calculated with interest of any kind, within forty five (45) days following the receipt of evidence satisfactory to Buyer from Seller that the New Facility is CEC Certified. Within thirty (30) days after any removal of a New Facility under Section 3.12, Seller shall refund to Buyer, for Delivered Energy associated with such New Facility and purchased by Buyer during the first one hundred eighty (180) days following the Commercial Operation Date of such New Facility that has not been CEC Certified at the price set forth in paragraph 2 of Appendix A, the positive difference between (1) the price paid by Buyer and (2) the average of the on-peak and off-peak Energy prices, weighted by the number of hours in the on-peak and off-peak periods, during the month or months in which the deliveries of such Delivered Energy occurred for Energy that is not from an eligible renewable energy resource under the RPS Law, as listed in the Intercontinental Exchange Palo Verde Electricity Price Index or its successor index, or any other index mutually agreed by the Parties. Upon such removal, Seller shall have no obligation to transfer any Environmental Attributes related to the Delivered Energy from the removed New Facility.

Section 6.2     Seller’s Failure. Except as provided in Article IX, and except for Energy provided by the Transmission Provider pursuant to its tariff in connection with the Transmission Services that is both EPS Compliant and RPS Compliant, in no event shall Seller have the right to procure energy from sources other than the Project for sale and delivery pursuant to this Agreement. Unless there shall be a Force Majeure or a Buyer’s failure to perform its obligations under this Agreement, if, on or after the Delivery Commencement Date or Commercial Operation Date, as applicable, for a given Facility, Seller sells any part of any Facility Energy and associated Environmental Attributes required to be delivered by Seller under this Article VI or Article VIII to a third party, Seller shall pay Buyer, within thirty (30) days of Buyer’s written request therefor an amount for each MWh of such deficiency equal to the positive difference, if any, obtained by subtracting the price per MWh that would have been payable by Buyer for the Facility Energy and Environmental Attributes not delivered from the Replacement Price. Buyer shall provide Seller prompt written notice of the Replacement Price together with back-up documentation.

Section 6.3     Buyer’s Failure. Unless excused by Force Majeure or Seller’s failure to perform its obligations under this Agreement, if Buyer fails to receive at the Points of Delivery all or any part of any Facility Energy required to be received by Buyer under this Article VI, Article VIII, or Article IX, Buyer shall pay Seller, within thirty (30) days of Seller’s written request therefor, an amount for each MWh of such deficiency equal to the positive difference, if any, obtained by subtracting the Sales Price from the price per MWh that would have been payable by Buyer for the Energy not received by Buyer. “Sales Price” means the price at which Seller, acting in a commercially reasonable manner, resells the Energy or, absent a resale, the market price for the quantity of Energy not received by the Buyer (adjusted for transmission difference, if any). Seller shall provide Buyer prompt written notice of the Sales Price together with back-up documentation.

Section 6.4     Sales to Third Parties. Seller may sell to Persons other than Buyer (i) any Facility Energy, Replacement Energy, Capacity Rights, and associated Environmental Attributes that Seller is required to deliver to Buyer, but which Buyer does not accept due to Force Majeure declared by Buyer or curtailment pursuant to Section 7.4, or (ii) any Facility Energy in excess of Maximum Generation not purchased by Buyer as provided in Section 6.1. Except as provided above in this Section 6.4, Seller shall not sell or otherwise transfer any Facility Energy, Replacement Energy, Capacity Rights, or associated Environmental Attributes to any Person other than Buyer during the Delivery Term, except for any Facility Energy (excluding any associated RECs or Capacity Rights) that is imbalance energy transferred or sold pursuant to the terms of a Transmission Provider’s tariff. Notwithstanding anything to the contrary in this Section 6.4, Seller may sell to Persons other than Buyer any Facility Energy, Replacement Energy, Capacity Rights, and associated Environmental Attributes that Seller is unable to deliver to Buyer due to Force Majeure declared by Buyer or Seller.

Section 6.5     Nature of Remedies. The damages that Buyer would incur as a result of Seller’s failure as described in Section 6.2 or that Seller would incur as a result of Buyer’s failure as described in Section 6.3 would be difficult or impossible to predict with certainty, and it is impractical and difficult to assess actual damages in those circumstances, but the liquidated damages set forth in Section 6.2 and Section 6.3 are fair and reasonable calculations of such damages. The remedy set forth in Section 6.2 is in addition to, and not in lieu of, any other right or remedy of Buyer under this Agreement for failure of Seller to sell and deliver Energy and Environmental Attributes as and when required by this Agreement. The remedy set forth in Section 6.3 is in addition to any other right or remedy of Seller for any failure by Buyer to receive Energy as and when required by this Agreement.

ARTICLE VII
TRANSMISSION AND SCHEDULING; TITLE AND RISK OF LOSS

Section 7.1     In General. Seller shall arrange and be responsible for any Transmission Services required to deliver Facility Energy, Shortfall Energy or Replacement Energy to the Point of Delivery, and shall Schedule or arrange for Scheduling services with its Transmission Providers to so deliver the Facility Energy to the Point of Delivery. Buyer shall arrange and be responsible for Transmission Services at and from the Point of Delivery, and shall Schedule or arrange for Scheduling services with its Transmission Providers to receive Facility Energy, Shortfall Energy or Replacement Energy at the Point of Delivery, including, in each case, any services arranged by Seller required to import Energy from facilities owned or controlled by any Transmission Provider on the Seller’s side of each of the Point of Delivery for delivery to the facilities owned or controlled by any Transmission Providers on Buyer’s side of such Point of Delivery. This includes creation by Seller and, as needed, revisions of electronic tags (“e-tags”) associated with such Energy schedules. Seller shall provide additional information as reasonably requested by Buyer on e-tags or as reasonably necessary to facilitate Buyer’s members’ reporting requirements under RPS Law. Each Party shall designate an authorized Scheduler to effectuate the Scheduling of Facility Energy and Replacement Energy.

Section 7.2     Scheduling of Energy. The Authorized Representatives of the Buyer and Seller shall, as soon as reasonably practicable following the Effective Date but before the commencement of the first (1st) Contract Year, mutually develop forecasting and Scheduling procedures which may be modified, from time to time, by written agreement of both Authorized Representatives in order that the Energy delivered to the Point of Delivery shall be RPS Compliant and EPS Compliant as provided under Section 8.6. Such procedures shall otherwise comply with all applicable requirements, including those of the Transmission Providers, CAISO, WECC, and any balancing authority involved in the scheduling of energy under this Agreement. This may include, but not be limited to, dynamic adjustments to e-tags in order to reflect the previous hour’s metered Energy output. The procedures shall be developed so as to maximize the amount of Energy that is RPS Compliant and EPS Compliant that may be delivered by Seller under this Agreement. The Authorized Representatives shall promptly cooperate with respect to any reasonably necessary and appropriate modifications to such forecasting or scheduling procedures. The Parties acknowledge that, because Scheduling takes place in advance of generation, there may be deviations between the amount of Energy generated by a Facility and the amount of Energy Scheduled by Buyer and Seller for delivery at the Point of Delivery. To the extent that such deviations occur in the ordinary course of Scheduling under the agreed upon procedures and, as a result, Energy that is not RPS Compliant and EPS Compliant is delivered pursuant to the Transmission Provider’s tariff to Buyer at the Point of Delivery, Buyer shall accept such Energy and pay Seller the average of the on-peak and off-peak Energy prices, weighted by the number of hours in the on-peak and off-peak periods, during the month in which the deviations occurred for Energy that is not from a eligible renewable energy resource under the RPS Law, as listed in the Intercontinental Exchange Palo Verde Electricity Price Index or its successor index, or any other index mutually agreed by the Parties.

(a)     Seller or Seller’s designee shall be responsible for Scheduling the forecast of Delivered Energy and Replacement Energy to the Point of Delivery during the Delivery Term in accordance with the Scheduling procedures agreed upon by the Parties, which may be updated from time to time. Seller shall submit schedules, and any updates to such schedules, to Buyer or Buyer’s Agent based on the most current forecast of Delivered Energy and Replacement Energy. Buyer or Buyer’s designee shall be responsible for Scheduling the forecast of Delivered Energy and Replacement Energy at and from the Point of Delivery during the Delivery Term in accordance with the Scheduling procedures agreed upon by the Parties, which may be updated from time to time. Buyer shall also fulfill the contractual, metering, and interconnection requirements so as to be able to accept Delivered Energy and Replacement Energy at the Points of Delivery. All Scheduling shall be performed in accordance with the applicable NERC and WECC operating policies, criteria, and any other applicable guidelines. Seller or its Affiliates shall also fulfill the contractual, metering, and interconnection requirements so as to be able to deliver Delivered Energy and Replacement Energy to the Points of Delivery.

(b)     At least forty-five (45) days before the first anticipated Delivery Commencement Date or Commercial Operation Date, whichever is earlier, and no later than forty-five (45) days before the beginning of each Contract Year, Seller or Seller’s designee shall provide, or cause to be provided, a non-binding forecast of each month’s average-day deliveries of Delivered Energy and Replacement Energy, by hour, for the following eighteen (18) months.

(c)     At least ten (10) days before the first anticipated Delivery Commencement Date or Commercial Operation Date, whichever is earlier, and no later than ten (10) Business Days before the beginning of each month during the Delivery Term, Seller or Seller’s designee shall provide, or cause to be provided, a non-binding forecast of each day’s average deliveries of Delivered Energy and Replacement Energy, by hour, for the following month.

(d)     By 4:30 a.m. on the Business Day immediately preceding each day of delivery of Delivered Energy during the Delivery Term, Seller or Seller’s designee shall cause the Seller’s Scheduler to provide Buyer or Buyer’s Agent with a copy of a non-binding hourly forecast of deliveries of Delivered Energy and Replacement Energy for each hour of the immediately succeeding day. A forecast provided a day prior to any non-Business Day shall include forecasts for the immediate day, each succeeding non-Business Day and the next Business Day. Seller shall provide Buyer or Buyer’s Agent with a copy of any updates to such forecast indicating a change in forecasted Delivered Energy and Replacement Energy from the then current forecast.

(e)     By 12:00 p.m. on the normal Business Day prior to each pre-scheduling day as identified in the WECC pre-scheduling calendar, Seller shall provide Buyer, Buyer’s real time operators, and Buyer’s Scheduler, via email, day-ahead pre-schedules for each of the succeeding twenty-four (24) hours in the form of an excel spreadsheet. In order to allow Buyer to make schedule changes in conformity with the California Independent System Operator Scheduling deadline, Seller shall notify Buyer or Buyer’s Agent via telephone of any hourly changes due to a change in unit availability or an outage no later than one-hundred five (105) minutes prior to the start of such Scheduling hour.

(f)     Throughout the Delivery Term, Seller shall provide to Buyer access to the supervisory control and data acquisition (“SCADA”) system of each Facility to the extent necessary to allow Buyer to obtain the following data on a real-time basis:

For each Facility that has achieved Delivery Commencement or Commercial Operation, as applicable, Read-only access to megawatt capacity and any other facility availability information; Read-only access to energy output information collected by the SCADA system for the Facility; provided that if Buyer is unable to access the Facility’s SCADA system, then upon written request from Buyer, Seller shall provide energy output information to Buyer in four (4)-second intervals in the form of a flat file to Buyer through a secure file transport protocol (FTP) system with an e-mail back-up for each flat file submittal; and Read-only access to all electricity, production, and consumption data from the Electric Metering Devices.

(g)     The Parties shall facilitate the discussions to pursue a Balancing Authority Operating Agreement (“BAOA”), to be entered into diligently by the appropriate parties, that addresses dynamic scheduling of Energy whereby the Energy from a Facility shall be dynamically scheduled to the Points of Delivery. In the event that the BAOA becomes effective and a Facility uses dynamic scheduling, a SCADA bridge shall be provided between the Facility and the LADWP and any other Buyer participant or participants (with respect to the Facility) SCADA. In such an event, Seller shall bear the cost of installing the SCADA bridge at the Site of the Facility, while Buyer shall bear the cost of installing the LADWP and any other Buyer participant or participants (with respect to the Facility) SCADA. The Parties agree to negotiate in good faith the respective shares of other costs of dynamic scheduling, including, but not limited to, obtaining and retaining communication media between the aforementioned SCADA bridge and the LADWP and any other Buyer participant or participants (with respect to the Facility) SCADA, and providing the dynamic schedule to the Transmission Provider or other entities requiring access to the dynamic schedule.

Section 7.3     Costs. Seller shall be responsible for any costs or charges imposed on or associated with the delivery of Facility Energy to the Points of Delivery, including charges related to control area services, export capability fees, inadvertent energy flows, transmission losses, and the transmission of Facility Energy. Buyer shall be responsible for any costs or charges imposed on or associated with the delivery of Facility Energy at and from the Points of Delivery, including charges related to control area services, inadvertent energy flows, transmission losses, and the transmission of Facility Energy.

Section 7.4     Curtailment Required by Buyer. Seller shall reduce deliveries of Energy for curtailments required by Buyer (a) due to a System Emergency not resulting from the fault or negligence of Buyer, or (b) in the event that Buyer is unable, for any other reason (including as a result of transmission constraints downstream of the applicable Point of Delivery that do not constitute a System Emergency), to utilize Facility Energy; provided that, for any curtailed Energy resulting from a curtailment pursuant to clause (b), unless such curtailment constitutes a Force Majeure claimed by Buyer as provided in Section 14.6, Buyer will pay Seller for such curtailed Energy at the prices set forth in Appendix A as if such curtailed Energy were Delivered Energy. During the Delivery Term, the Parties shall estimate the amount of curtailed Energy for each such curtailment event by multiplying (i) the arithmetic average of the applicable Facility’s metered output rate, in MW, immediately before and after such curtailment event, by (ii) the duration of such curtailment event. The Parties shall use the curtailed Energy estimate for the purpose of determining Seller’s compliance towards Guaranteed Generation, and, solely with respect to curtailed Energy resulting from a curtailment pursuant to clause (b) above, for purposes of calculating any payments due from Buyer to Seller. In the event that Buyer is unable, for any reason (including as a result of transmission constraints downstream of the applicable Point of Delivery that do not constitute a System Emergency), to utilize Facility Energy, Buyer may request, in lieu of requiring Seller to curtail deliveries of Energy, that Seller attempt to remarket such Facility Energy (together with all Environmental Attributes) to third parties by written notice to Seller. Upon any such request, Seller shall use good faith efforts to sell the Facility Energy (together with all Environmental Attributes) to one or more third parties in amounts and for the duration specified by Buyer and, if successful (A) Buyer shall pay Seller at the prices set forth in Appendix A as if such Facility Energy were Delivered Energy and (B) Seller shall remit the proceeds of such third party sales (net of any incremental costs to Seller associated with such sales) to Buyer, whether such proceeds are greater or less than the amounts paid by Buyer to Seller for such Facility Energy. For the avoidance of doubt, Buyer shall be obligated to take delivery of and pay for all Energy that can be delivered by Seller to the Points of Delivery, except that (I) Buyer shall not be obligated to take delivery of and pay for Energy to the extent that such Energy exceeds the Maximum Generation and Buyer has not elected to purchase such Energy as provided in Section 6.1, or in the event of System Emergency, or in the event of a Force Majeure, or (II) Buyer shall not be obligated to take delivery of, but will be obligated to pay for, Energy in the event that Buyer provides a directive to Seller to curtail deliveries of Energy pursuant to clause (b) above, or when Seller actually remarkets Facility Energy as provided above. Facility Energy sold by Seller to third parties as provided for above shall be considered Delivered Energy delivered to Buyer for the purposes of the Guaranteed Generation.

Section 7.5     Curtailment of Seller’s Transmission Services. In the event of the curtailment or other interruption of the Transmission Services utilized pursuant to the Agreement that prevents Seller from delivering Facility Energy to the Primary Point of Delivery, Seller shall, subject to the last sentence of this Section 7.5, upon furnishing notice as soon as practicable to Buyer obtain alternate Transmission Services complying with the requirements of the Agreement utilizing other Transmission System or Systems for delivery of the Facility Energy to such Primary Point of Delivery or the Alternate Points of Delivery during the period of such curtailment or other interruption of such Transmission Services. Seller shall provide Buyer with advance notice of the end of the period of such curtailment or interruption and the restoration of the Transmission Services pursuant to the Agreement for the delivery of the Facility Energy to the Primary Point of Delivery. This Section 7.5 shall (i) not obligate Seller to utilize such alternate Transmission Services or Alternate Points of Delivery, as applicable, and (ii) not preclude Seller from claiming Force Majeure under Section 14.6, unless such alternate Transmission Services or Alternate Points of Delivery, as applicable, are available at costs that do not exceed eight dollars per MWh ($8/MWh), or such alternate Transmission Services shall be available at costs that exceed eight dollars per MWh ($8/MWh) and Buyer agrees to pay the amount of such excess.

Section 7.6     Title; Risk of Loss. As between the Parties, Seller shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of Facility Energy prior to a Point of Delivery, and Buyer shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of Facility Energy at and from such Point of Delivery. Seller shall deliver all Facility Energy, Capacity Rights, and Environmental Attributes to Buyer free and clear of all Liens created by any Person other than Buyer. Title to and risk of loss as to all Facility Energy, Capacity Rights, and Environmental Attributes shall pass from Seller to Buyer at the respective Points of Delivery.

ARTICLE VIII
ENVIRONMENTAL ATTRIBUTES; EPS AND RPS COMPLIANCE

Section 8.1     Transfer of Environmental Attributes. For and in consideration of Buyer entering into this Agreement, and in addition to the agreement by Buyer and Seller to purchase and sell Facility Energy on the terms and conditions set forth herein, Seller shall transfer to Buyer, and Buyer shall receive from Seller, all right, title, and interest in and to all Environmental Attributes, whether now existing or acquired by Seller or that hereafter come into existence or are acquired by Seller during the Delivery Term, for all Facility Energy and Replacement Energy. Environmental Attributes that are in, or that shall come into, existence with respect to Energy generated by a Facility that serves Parasitic Load shall be transferred by Seller to and received by Buyer. Seller agrees to transfer and make such Environmental Attributes available to Buyer immediately to the fullest extent allowed by applicable law upon Seller’s production or acquisition of the Environmental Attributes. Seller shall not assign, transfer, convey, encumber, sell or otherwise dispose of all or any portion of such Environmental Attributes to any Person other than Buyer or attempt to do any of the foregoing with respect to any of the Environmental Attributes. The consideration for the transfer of Environmental Attributes is contained within the relevant prices for Delivered Energy under Articles VI and IX and Appendix A.

Section 8.2     Reporting of Ownership of Environmental Attributes. During the Delivery Term, Seller shall not report to any Person that the Environmental Attributes granted hereunder to Buyer belong to any Person other than Buyer, and Buyer may report under any program that such Environmental Attributes purchased hereunder belong to it.

Section 8.3     Environmental Attributes. Upon Buyer’s request, Seller shall take all reasonable actions and execute all documents or instruments as are reasonable and necessary under applicable law, bilateral arrangements or other voluntary Environmental Attribute programs of any kind, as applicable, to maximize the attribution, accrual, realization, generation, production, recognition and validation of Environmental Attributes throughout the Delivery Term.

Section 8.4     Use of Accounting System to Transfer Environmental Attributes. In furtherance and not in limitation of Section 8.3, Seller shall use WREGIS or any successor system to evidence the transfer of any Environmental Attributes considered RECs under applicable law or any voluntary program (“WREGIS Certificates”) associated with Facility Energy or Replacement Energy in accordance with WREGIS reporting protocols and shall register each Facility with WREGIS. After a Facility is registered with WREGIS, at Buyer’s option, Seller shall (i) transfer WREGIS Certificates using the Forward Certificate Transfer method, as described in WREGIS Operating Rules, from Seller’s WREGIS account to up to three WREGIS accounts, as designated by Buyer, or (ii) retire said WREGIS Certificates into Seller’s WREGIS Retirement sub-account on behalf of Seller’s requirements (if any); provided, however, that Buyer shall initially select to use either option (i) or (ii) thirty (30) days prior to Seller’s delivery of any Facility Energy to the Points of Delivery, and, provided further, if option (i) is selected, Buyer may change to option (ii) at the beginning of any calendar year during the Delivery Term upon thirty (30) days advance written notice. If option (ii) is selected, then Buyer shall provide Seller the number and vintage of MWh of WREGIS Certificates to be retired by providing written notice to Seller not later than thirty (30) days prior to the desired retirement date. Seller shall be responsible for the WREGIS expenses associated with registering each Facility, maintaining its account, WREGIS Certificate issuance fees, and transferring WREGIS Certificates to Buyer, Buyer’s Agent, or any other designees, and Buyer shall be responsible for the WREGIS expenses associated with maintaining its account, or the accounts of its designees, if any, and subsequent transferring or retiring of WREGIS Certificates, or Seller’s fees for the retirement of WREGIS Certificates on behalf of Buyer. Forward Certificate Transfers shall occur monthly based on the certificate creation time-line established by the WREGIS Operating Rules. Seller shall be responsible for, at its expense, validating and disputing data with WREGIS prior to WREGIS Certificate creation each month. In the event that WREGIS is not in operation, or WREGIS does not track Seller’s transfer of WREGIS Certificates to Buyer, Buyer’s Agent, or its designees for purposes of any RECs attributed, accrued, realized, generated, produced, recognized or validated relative to the Energy from a Facility or Replacement Energy, or Buyer chooses not to use WREGIS for any reason, Seller shall document the production and transfer of RECs under this Agreement by delivering to Buyer an attestation for the RECs produced by each Facility, or Replacement Energy, measured in whole MWh, or by such other method as Buyer shall designate. Buyer shall take all necessary actions to facilitate the transfer or retirement of Environmental Attributes as provided above, including accepting any transfer requests made by Seller through WREGIS in accordance with the foregoing.

Section 8.5     Further Assurances. Regardless of whether Seller and Buyer use WREGIS or any successor system, Seller shall document the production of Environmental Attributes by delivering with each invoice to Buyer an attestation for Environmental Attributes (i) produced by each Facility or (ii) included with Replacement Energy for the preceding month. The form of attestation is set forth as Appendix D. At Buyer’s request, the Parties shall execute all such documents and instruments and take such other action in order to effect the transfer of the Environmental Attributes specified in this Agreement to Buyer’s Members and to maximize the attribution, accrual, realization, generation, production, recognition and validation of Environmental Attributes throughout the Delivery Term as Buyer may reasonably request. In the event of the promulgation of a scheme involving Environmental Attributes administered by CAMD, upon notification by CAMD that any transfers contemplated by this Agreement shall not be recorded, the Parties shall promptly cooperate in taking all reasonable actions necessary so that such transfer can be recorded. Each Party shall promptly give the other Party copies of all documents it submits to CAMD to effectuate any transfers.

Section 8.6     RPS and EPS Compliance.

(a)     Seller warrants and guarantees that, upon receipt of notice from the CEC that each New Facility and each Existing Facility are CEC Certified, (which in the case of an Existing Facility must occur on or before the Delivery Commencement Date thereof), and at all times thereafter until the expiration or earlier termination of the Agreement Term, such Facility shall be CEC Certified and the Energy that is delivered to Buyer at the Points of Delivery from such Facility (including the Facility Energy and the associated Environmental Attributes) shall be both RPS Compliant and EPS Compliant, provided, however, if and to the extent a Change in Law occurs during such period that causes any Facility, its Facility Energy or the associated Environmental Attributes to no longer be RPS Compliant and EPS Compliant, then Seller shall use its best commercial efforts to remove such Facility and provide a Substitution Facility as provided in Section 3.11(b) and Section 3.11(d) even if such occurrence and substitution occurs after the end of the Third Development Period. In the event that Seller is unable to provide such a Substitution Facility, it shall not be an Event of Default if following the Delivery Commencement or Commercial Operation Date, as applicable, Seller uses commercially reasonable efforts to comply with such Change in Law. In the event of such Change in Law resulting in partial or total loss of compliance, for each MWh of Delivered Energy that is not RPS Compliant and EPS Compliant Buyer shall be entitled to retain from each payment to be made to Seller under Section 6.1 a portion therefrom equal to the positive difference between (i) the price of the Delivered Energy pursuant to Section 6.1 and (ii) the average of the on-peak and off-peak Energy prices, weighted by the number of hours in the on-peak and off-peak periods, during each month that such Facility (including the Facility Energy and the associated Environmental Attributes) is not RPS Compliant and EPS Compliant, as listed in the Intercontinental Exchange Palo Verde Electricity Price Index or its successor index, or any other index mutually agreed by the Parties; provided that in no event during such period shall Buyer be obligated to pay Seller an amount that is greater than the Contract Price for Facility Energy that is not RPS Compliant and EPS Compliant. Buyer shall release such retained amount, which shall be calculated without interest of any kind, within forty-five (45) days following the receipt of evidence from Seller that the applicable Facility has become RPS Compliant and EPS Compliant, but only if and to the extent that the Environmental Attributes generated during the period of non-compliance can be attributed towards Buyer’s requirements under the RPS Law and the requirements of California Public Utilities Code Section 399.16(b)(1). From time to time and at any time requested by Buyer, Seller will furnish to Buyer or Governmental Authorities or other Persons designated by Buyer, all certificates and other documentation reasonably requested by Buyer in order to demonstrate that each Facility, the Facility Energy, and the associated Environmental Attributes are RPS Compliant and EPS Compliant. However, (x) if a Facility remains unable to be RPS Compliant and EPS Compliant as a result of the Change in Law after six (6) months following such Change in Law, then Buyer may provide notice to Seller electing to remove such Facility from the Project, which notice shall contain a document in the form of a revised Appendix B reflecting such removal, and upon delivery of such notice the relevant Facility will be a Former Facility, the Project Net Capacity will be reduced by the amount of the Facility Net Capacity associated with such Facility and the revised Appendix B shall be binding upon the Parties as if set forth herein, and (y) if all of the Facilities remain unable to be RPS Compliant and EPS Compliant as a result of the Change in Law after six (6) months following such Change in Law, then either Party may terminate this Agreement upon thirty (30) days advance written notice to the other; provided that, in either case, such six (6) month period shall be extended for a period that does not exceed an additional six (6) months if Seller shall furnish to Buyer a written opinion by an independent consultant selected by Seller and acceptable to Buyer (in its reasonable discretion) to the effect that Seller, using its reasonable commercial efforts, is capable of making an affected Facility (including the Facility Energy and associated Environmental Attributes) RPS Compliant and EPS Compliant within such additional period. Except as provided above in connection with a Change in Law, in the event that one or some of the New Facilities or Existing Facilities, but not all Facilities, are not CEC Certified after the CEC Certification Deadline for such Facility, and the Energy that is delivered to Buyer at the Points of Delivery from such Facilities (including the Facility Energy and the associated Environmental Attributes) shall not be both RPS Compliant and EPS Compliant, then such Facilities shall be removed unless Buyer agrees to purchase Energy at the applicable index price as listed in the Intercontinental Exchange Palo Verde Electricity Price Index or its successor index.

(b)     The Parties acknowledge that WREGIS may not currently permit Seller to obtain WREGIS Certificates for an amount of Energy equal to the Parasitic Load, whether or not Energy generated by the Facility, or energy from another source, serves such Parasitic Load. In the event that (i) the WREGIS Operating Rules permit Seller to obtain WREGIS Certificates for Energy generated by a Facility that would serve some or all of the Parasitic Load in the absence of Energy acquired by Seller to serve such Parasitic Load from a source other than such Facility, (ii) Seller elects, in its sole discretion, to acquire Energy from a source other than such Facility to serve some or all of its Parasitic Load, and (iii) such geothermal Energy generated by such Facility that would have served the Parasitic Load in the absence of the acquisition of Energy by Seller as described in (ii) above is RPS Compliant and EPS Compliant, such amounts of geothermal Energy generated by such Facility shall for the purposes of this Agreement constitute Facility Energy and shall be sold to Buyer in accordance with the provisions of this Agreement. Without limiting any other available method of acquiring Energy from a source other than the applicable Facility to serve some or all of its Parasitic Load, Seller will have the right to install, or cause to be installed, solar photovoltaic energy generating systems or other renewable energy generating systems at any Site to supply Parasitic Load, but the installation of such equipment and any other method of acquiring Energy from a source other than a Facility to serve some or all of its Parasitic Load will not result in an increase in the Facility Net Capacity or Maximum Generation, unless otherwise mutually agreed by the Parties.

ARTICLE IX
MAKEUP OF SHORTFALL ENERGY

Section 9.1     Makeup of Shortfall. During each Contract Year, all Delivered Energy shall first be applied to the determination of whether Seller has delivered the Guaranteed Generation. Except to the extent caused by a Force Majeure (but subject to the provisions of Section 14.6(a) providing that the obligations of Seller with respect to the delivery of Shortfall Energy or Replacement Energy under this Article IX not delivered due to Force Majeure are not excused, but such required delivery shall be extended for the duration of the Force Majeure), or except for curtailment under Section 7.4 or Buyer’s failure to accept Facility Energy or Replacement Energy in accordance with this Agreement, if Seller fails during any Contract Year to deliver Delivered Energy in an amount equal to the Guaranteed Generation, then Seller shall make up that shortfall of Delivered Energy (“Shortfall Energy”) in the next Contract Year or Contract Years in accordance with this Article IX.

Section 9.2     Replacement Energy. The amount of Shortfall Energy shall first be reduced by the amount of any Excess Energy delivered during the applicable Shortfall Makeup Period. To the extent there remains Shortfall Energy after the end of the applicable Shortfall Makeup Period, Seller shall, within ninety (90) days following the end of such Shortfall Makeup Period, provide Buyer with that quantity of Replacement Energy that is sufficient to make up the remaining Shortfall Energy in full. The Replacement Energy shall be delivered to Buyer at the Points of Delivery on a delivery schedule consistent with the Project’s historic percentage of on-peak and off-peak Delivered Energy. As employed in this Agreement, “Replacement Energy” means Energy produced by a facility other than one of the Facilities that, at the time delivered to Buyer, is (A) both RPS Compliant and EPS Compliant, (B) qualifies under California Public Utilities Code Section 399.16(b)(1), and (C) includes Environmental Attributes that have the same value and the same or comparable vintage with respect to the timeframe for retirement of such Environmental Attributes, if any, as the Environmental Attributes that would have been generated by the Project during the period for which the Replacement Energy is being provided.

Section 9.3     Shortfall Liquidated Damages. To the extent Seller is unable to procure sufficient Replacement Energy to make up any remaining Shortfall Energy at the end of such ninety (90) day period following the applicable Shortfall Makeup Period, then Seller shall pay Buyer, as liquidated damages, an amount for each MWh of remaining Shortfall Energy equal to the positive difference, if any, obtained by subtracting the amount that Buyer would have paid had Project Energy equal to the amount of Shortfall Energy been delivered to the Points of Delivery from the Replacement Price (“Shortfall Liquidated Damages”). The Shortfall Liquidated Damages payable under this Section 9.3 shall be payable in lieu of actual damages, shall be guaranteed as to payment by the Delivery Term Security, and, notwithstanding any other provision of this Agreement, other than Buyer’s remedies for a Default by Seller under Section 13.1(f), Shortfall Liquidated Damages shall be Buyer’s sole remedy, and Seller’s sole liability, for Seller’s failure to deliver Facility Energy and the associated Environmental Attributes and Replacement Energy and the associated Environmental Attributes, as provided under Sections 9.1 and 9.2 above. The Parties acknowledge and agree that (i) the damages that Buyer would incur due to shortfalls in Delivered Energy would be difficult or impossible to predict with certainty, and (ii) it is impractical and difficult to assess actual damages in those circumstances and, therefore, Shortfall Liquidated Damages are a fair and reasonable calculation of such damages.

Section 9.4     Application of Shortfall Energy or Replacement Energy. In the event of Shortfall Energy in multiple Contract Years, any Excess Energy or Replacement Energy delivered by Seller shall be applied in priority to the earliest outstanding shortfalls hereunder until all shortfalls are satisfied.

ARTICLE X
CAPACITY RIGHTS

Section 10.1     Purchase and Sale of Capacity Rights. For and in consideration of Buyer entering into this Agreement, and in addition to the agreement by Buyer and Seller to purchase and sell Facility Energy and Environmental Attributes on the terms and conditions set forth in this Agreement, Seller hereby transfers to Buyer, and Buyer hereby accepts from Seller, all of the Capacity Rights, subject to Section 6.4. The consideration for the transfer of Capacity Rights is contained within the relevant prices for Facility Energy. In no event shall Buyer have any obligation or liability whatsoever for any debt pertaining to any Facility by virtue of Buyer’s ownership of the Capacity Rights or otherwise.

Section 10.2     Representation Regarding Ownership of Capacity Rights. Subject to Section 6.4: (i) Seller shall not assign, transfer, convey, encumber, sell or otherwise dispose of any of the Capacity Rights to any Person other than Buyer or attempt to do any of the foregoing with respect to any of the Capacity Rights; (ii) Seller shall not report to any Person that any of the Capacity Rights belong to any Person other than Buyer; and (iii) Buyer may, at its own risk and expense, report to any Person that the Capacity Rights belong to it.

Section 10.3     Further Assurances. Seller shall execute and deliver such documents and instruments and take such other action as Buyer may reasonably request to effect recognition and transfer of the Capacity Rights to Buyer. Seller shall bear the costs associated therewith.

ARTICLE XI
BILLING; PAYMENT; AUDITS; METERING; ATTESTATIONS; POLICIES

Section 11.1     Billing and Payment. Billing and payment for all Delivered Energy, including start-up and test Energy, shall be as set forth in this Article XI.

Section 11.2     Calculation of Energy Delivered; Invoices and Payment.

(a)     Delivered Quantity. For each month during the Agreement Term, commencing with the first month in which Energy is delivered by Seller to and received by Buyer under this Agreement, Seller shall calculate the amount of Energy so delivered and received during such month as determined (i) in the case of Delivered Energy, from recordings produced by the Electric Metering Devices maintained pursuant to Section 11.6, at or near midnight on the last day of the month in question, (ii) in the case of curtailed Energy resulting from a curtailment described in Section 7.4(b), the amount of curtailed Energy determined pursuant to Section 7.4, and (iii) in the case of Replacement Energy, the amount in MWh actually supplied by Seller pursuant to Section 9.2, as measured by metering equipment approved by Buyer in its reasonable discretion.

(b)     Invoice. Not later than the tenth (10th) day of each month, commencing with the month next following the month in which Energy is first delivered by Seller and received by Buyer under this Agreement, Seller shall deliver to Buyer a proper invoice showing the amount of Energy delivered by Seller for each Facility of the Project and received by Buyer, or curtailed Energy resulting from a curtailment described in Section 7.4(b), during the preceding month (with a separate allocation for each Facility and any Replacement Energy), Seller’s computation of the amount due Seller in respect thereof for Delivered Energy, including start-up and test Energy, for curtailed Energy resulting from a curtailment described in Section 7.4(b), and for Replacement Energy in accordance with Appendix A. Seller shall deliver to Buyer with each monthly invoice copies of the recordings and data from the Electric Metering Devices that support the calculations of Energy and Environmental Attributes included in the invoice for such month. Buyer may reconcile invoices using meter data made available through Section 11.6 (d). Monthly invoices shall be sent to the address set forth in Appendix C or such other address as Buyer may provide to Seller.

(i)     Monthly invoices shall contain a statement that the representations and warranties set forth in this Agreement remain true and correct as of the date of the invoice and that there exists no Default by Seller or any event that, after notice or with the passage of time or both, would constitute a Default, or, if the foregoing statement cannot be made, Seller shall list, in detail, for each representation or warranty in this Agreement that is no longer true and correct or for each Default or potential Default, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event.

(ii)       Seller shall deliver to Buyer attestations of Environmental Attribute pursuant to Section 8.5 concurrently with the monthly invoices sent pursuant to this Section 11.2.

(iii)     Buyer shall not be required to make invoice payments if the invoice is received more than six (6) months after the billing period. Each invoice shall show the title of the Agreement and, if applicable, the Agreement number, the name, address and identifying information of Seller and the identification of material, equipment, or services covered by the invoices.

(c)     Payment. Not later than the thirtieth (30th) day after receipt by Buyer of Seller’s monthly invoice (or the next succeeding Business Day, if such thirtieth (30th) day is not a Business Day), Buyer shall pay to Seller, by wire transfer of immediately available funds to an account specified by Seller or by any other means agreed to by the Parties from time to time, the amount set forth as due in such monthly invoice, subject to Section 11.3.

Section 11.3     Disputed Invoices. In the event any portion of any invoice is in dispute, the undisputed amount shall be paid when due. The Party disputing a payment shall promptly notify the other Party of the basis for the dispute, setting forth the details of such dispute in reasonable specificity. Disputes shall be discussed by the Authorized Representatives, who shall use reasonable efforts to amicably and promptly resolve the disputes, and any failure to agree shall be subject to resolution in accordance with Section 14.3. Upon resolution of any dispute, if all or part of the disputed amount is later determined to have been due, then the Party owing such payment or refund shall pay within ten (10) days after receipt of notice of such determination the amount determined to be due plus interest thereon at the Interest Rate from the due date until the date of payment. For purposes of this Section 11.3, “Interest Rate” shall mean the lesser of (i) two hundred (200) basis points above the per annum prime rate reported daily in The Wall Street Journal, or (ii) the maximum rate permitted by applicable Requirements of Law. Buyer may dispute an invoice at any time within three hundred sixty five (365) days after Buyer’s receipt of the invoice, provided that Buyer provides Seller with a written notification of such dispute, setting forth the details of such dispute in reasonable specificity. If, within three hundred sixty five (365) days of Buyer’s receipt of an invoice, Buyer does not notify Seller in writing of a dispute related to that invoice, Buyer shall be deemed to have waived any dispute related to that invoice and the invoice shall be considered correct and complete.

Section 11.4     Right of Setoff. In addition to any right now or hereafter granted under applicable law and not by way of limitation of any such rights, either Party shall have the right at any time or from time to time without notice to the other Party or to any other Person, any such notice being hereby expressly waived, to set off against any amount due from such Party to the other under this Agreement any amount due from the other Party to it under this Agreement, including any amounts due because of breach of this Agreement or any other obligation.

Section 11.5     Records and Audits. Seller and its Affiliates shall maintain, and shall cause Seller’s and its Affiliates’ subcontractors and suppliers, as applicable, to maintain, all records pertaining to the management of this Agreement, related subcontracts, and performance of services pursuant to this Agreement (including all billings, costs, metering, and Environmental Attributes), in their original form, including reports, documents, deliverables, employee time sheets, accounting procedures and practices, records of financial transactions, and other evidence, regardless of form (for example, machine readable media such as disk or tape, etc.) or type (for example, databases, applications software, database management software, or utilities), sufficient to properly reflect all services performed pursuant to this Agreement. If Seller and its Affiliates or Seller’s and its Affiliates’ subcontractors or suppliers are required to submit cost or pricing data in connection with this Agreement, Seller and its Affiliates shall maintain all records and documents necessary to permit adequate evaluation of the cost or pricing data submitted, along with the computations and projections used. Buyer and the Authorized Auditors may discuss such records with Seller’s officers and independent public accountants (and by this provision Seller authorizes said accountants to discuss such billings and costs), all at such times and as often as may be reasonably requested. All such records shall be retained, and shall be subject to examination and audit by the Authorized Auditors, for a period of not less than four (4) years following final payment made by Buyer hereunder or the expiration or termination date of this Agreement, whichever is later. Seller and its Affiliates shall make said records or to the extent accepted by the Authorized Auditors, photographs, micro-photographs, or other authentic reproductions thereof, available to the Authorized Auditors at the Seller’s offices located at all reasonable times and without charge. The Authorized Auditors may reproduce, photocopy, download, transcribe, and the like any such records. Any information provided by Seller and its Affiliates on machine-readable media shall be provided in a format accessible and readable by the Authorized Auditors. Seller shall not, however, be required to furnish the Authorized Auditors with commonly available software. Seller, its Affiliates, and Seller’s subcontractors and suppliers, as applicable to the services provided under this Agreement, shall be subject at any time with fourteen (14) days prior written notice to audits or examinations by Authorized Auditors, relating to all billings and to verify compliance with all Agreement requirements relative to practices, methods, procedures, performance, compensation, and documentation. Examinations and audits shall be performed using generally accepted auditing practices and principles and applicable Governmental Authority audit standards. If Seller utilizes or is subject to FAR, Part 30 and 31, et seq. accounting procedures, or a portion thereof, examinations and audits shall utilize such information. To the extent that the Authorized Auditor’s examination or audit reveals inaccurate, incomplete or non-current records, or records are unavailable, the records shall be considered defective. Consistent with standard auditing procedures, Seller shall be provided fifteen (15) days to review the Authorized Auditor’s examination results or audit and respond to Buyer’s prior to the examination’s or audit’s finalization and public release. If the Authorized Auditor’s examination or audit indicates Seller has been overpaid under a previous payment application, the identified overpayment amount shall be paid by Seller to Buyer within fifteen (15) days of notice to Seller of the identified overpayment. Notwithstanding the foregoing, if the audit reveals that Buyer’s overpayment to Seller is more than the greater of $100,000 or five percent (5.0%) of the billings reviewed, Seller shall pay all expenses and costs incurred by the Authorized Auditors arising out of or related to the examination or audit. Such examination or audit expenses and costs shall be paid by Seller to Buyer within fifteen (15) days of notice to the Seller of such costs and expenses. Any information provided by Seller to the Authorized Auditor shall be held by such Authorized Auditor in strict confidence and Seller may require such Authorized Auditor to enter into a reasonable confidentiality agreement prior to the disclosure of information hereunder; provided that the Authorized Auditors shall not be prevented from disclosure of such information to Buyer to the extent such disclosure to Buyer is required to enable Buyer to carry out its rights and responsibilities under this Agreement and Buyer shall treat such information as Confidential Information to the extent provided under Section 14.21.

Section 11.6     Electric Metering Devices.

(a)     Delivered Energy shall be measured using Electric Metering Devices installed, owned and maintained by the Seller and its Affiliates. If the Electric Metering Devices are not installed at a Point of Delivery, meters or meter readings shall be adjusted to reflect losses from the Electric Metering Devices to such Point of Delivery. To the extent consistent with the requirements of the Transmission Provider, all Electric Metering Devices used to provide data for the computation of payments shall be sealed and Seller or its designee shall only break the seal when such Electric Metering Devices are to be inspected and tested or adjusted in accordance with this Section 11.6. Seller or its designee shall specify the number, type, and location of such Electric Metering Devices.

(b)     Seller, its Affiliates or its designee, at no expense to Buyer, shall inspect and test all Electric Metering Devices upon installation and at least annually thereafter. Seller or its Affiliates shall provide Buyer annual certified test reports for each Facility Electric Metering Device thereafter throughout the duration of the Delivery Term. Seller shall provide Buyer with reasonable advance notice of, and permit a representative of Buyer to witness and verify, such inspections and tests to the extent consistent with the requirements of the Transmission Provider. Upon request by Buyer, Seller or its designee shall perform additional inspections or tests of any Electric Metering Device and shall allow a qualified representative of Buyer the right to inspect or witness the testing of any Electric Metering Device. The actual expense of any such requested additional inspection or testing shall be borne by Buyer, unless the results of such additional inspection or testing show an inaccuracy greater than one percent (1%), in which case Seller shall bear such costs. Seller shall provide copies of any inspection or testing reports to Buyer. Notwithstanding the foregoing, Seller shall have the right and Buyer shall permit Seller to withhold proprietary information unless such information is reasonably needed by Buyer to evaluate and verify such inspections and tests. In addition, Buyer shall hold any information obtained during or in connection with such inspections and tests in confidence.

(c)     If an Electric Metering Device fails to register, or if the measurement made by an Electric Metering Device is found upon testing to be inaccurate by more than one percent (1.0%), an adjustment shall be made correcting all measurements by the inaccurate or defective Electric Metering Device for both the amount of the inaccuracy and the period of the inaccuracy. The adjustment period shall be determined by reference to Seller’s check-meters, if any, or as far as can be reasonably ascertained by Seller from the best available data, subject to review and approval by Buyer. If the period of the inaccuracy cannot be ascertained reasonably, any such adjustment shall be for a period equal to one-third of the time elapsed since the preceding test of the Electric Metering Devices. To the extent that the adjustment period covers a period of deliveries for which payment has already been made by Buyer, Buyer shall use the corrected measurements as determined in accordance with this Section 11.6 to recompute the amount due for the period of the inaccuracy and shall subtract the previous payments by Buyer for this period from such recomputed amount. If the difference is a positive number, the difference shall be paid by Buyer to Seller; if the difference is a negative number, that difference shall be paid by Seller to Buyer, or at the discretion of Buyer, may take the form of an offset to payments due to Seller from Buyer. Payment of such difference by the owing Party shall be made not later than thirty (30) days after the owing Party receives notice of the amount due, unless Buyer elects payment via an offset.

d)     Seller shall work with Buyer to establish direct access by the Buyer to interval meter data for purposes of Buyer reconciliation of invoices.

Section 11.7     Taxes. Seller shall be responsible for and shall pay before the due dates therefor, any and all federal, state and local Taxes incurred by it as a result of entering into this Agreement and all Taxes imposed or assessed with respect to each Facility, each Site, or any other assets of Seller, the sale of Facility Energy and Environmental Attributes and all Taxes related to Seller’s income. Buyer shall be responsible for and shall pay before the due dates therefor, any and all federal, state and local Taxes incurred by it as a result of entering into this Agreement and all Taxes imposed or assessed with respect to any assets of Buyer or the purchase of Facility Energy and Environmental Attributes under this Agreement.

ARTICLE XII
REPRESENTATIONS AND WARRANTIES; COVENANTS OF SELLER

Section 12.1     Representations and Warranties of Buyer. Buyer makes the following representations and warranties to Seller as of the Effective Date:

(a)     Buyer is a validly existing California joint powers authority and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and each Buyer Ancillary Document and carry out the transactions contemplated hereby and thereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement and all such Buyer Ancillary Documents.

(b)     The execution, delivery and performance by Buyer of this Agreement and each Buyer Ancillary Document have been duly authorized by all necessary action, and do not and will not require any consent or approval of Buyer’s regulatory or governing bodies, other than that which has been obtained.

(c)     This Agreement and each of the Buyer Ancillary Documents constitute the legal, valid, and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 12.2     Representations, Warranties and Covenants of Seller. Seller makes the following representations and warranties to Buyer as of the Effective Date:

(a)     Each of the Seller Parties is a partnership, corporation or limited liability company duly organized, validly existing, and in good standing under the laws of its respective state of incorporation, organization or formation, is qualified to do business in the State of California and to the extent required by the nature or scope of its operations, the State of Nevada, and has the legal power and authority to own and lease its properties, to carry on its business as now being conducted and (in the case of Seller) to enter into this Agreement and (in the case of each Seller Party) each Seller Ancillary Document to which it may be party and, carry out the transactions contemplated hereby and/or thereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement and/or all Seller Ancillary Documents as applicable.

(b)     The execution, delivery and performance by the Seller and the Seller Parties of this Agreement and all Seller Ancillary Documents, as applicable, have been duly authorized by all necessary action, and do not and will not require any consent or approval other than those which have already been obtained.

(c)     The execution and delivery of this Agreement and all Seller Ancillary Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the provisions of this Agreement and the Seller Ancillary Documents by the respective Seller Party, do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any Requirement of Law, or any organizational documents, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other material agreement or instrument to which the applicable Seller Party is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing or result in or require the creation or imposition of any Lien upon any of the properties or assets of the applicable Seller Party (except for any Permitted Encumbrances or as otherwise contemplated or permitted hereby), and each Seller Party has obtained or shall timely obtain all Permits required for the performance of its obligations hereunder and thereunder, as the case may be, and Seller or its Affiliates will timely obtain all Permits required for the operation of the Facility in accordance with Prudent Utility Practices, the requirements of this Agreement, the Seller Ancillary Documents and all applicable Requirements of Law.

(d)     Each of this Agreement and the Seller Ancillary Documents constitutes the legal, valid and binding obligation of the respective Seller Party which is party thereto enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)     There is no pending, or to the knowledge of the Seller, threatened action or proceeding affecting any Seller Party before any Governmental Authority, which purports to affect the legality, validity or enforceability of this Agreement or any of the Seller Ancillary Documents.

(f)     None of the Seller Parties is in violation of any Requirement of Law, which violations, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of any Seller Party, or the ability of any Seller Party to perform any of its obligations under this Agreement or any Seller Ancillary Document.

(g)     Seller and each Project Company are and will be throughout the term of this Agreement a Special Purpose Entity.

(h)     The respective Seller Parties have (i) not entered into this Agreement or any Seller Ancillary Document with the actual intent to hinder, delay or defraud any creditor, and (ii) received reasonably equivalent value in exchange for their respective obligations under this Agreement and/or the Seller Ancillary Documents. No petition in bankruptcy has been filed against any of the Seller Parties, and none of the Seller Parties have ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for its benefit as a debtor.

(i)     All of the assumptions made in the Non-Consolidation Opinion, including any exhibits attached thereto, are true and correct. Seller has complied or will comply after the date hereof with all of the assumptions made with respect to Seller in the Non-Consolidation Opinion.

(j)     None of the Seller Parties has any reason to believe that any of the Permits required to maintain or operate the Facility in accordance with the Requirements will not be timely obtained in the ordinary course of business.

(k)     To the extent applicable to any Seller Party, all Tax returns and reports of such Seller Party required to be filed by it have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all assessments, fees and other governmental charges upon such Seller Party and upon its properties, assets, income, business and franchises that are due and payable have been paid when due and payable except for any such Taxes that are being contested in good faith by appropriate proceedings and so long as such proceedings to not involve a material risk of the sale, forfeiture, loss or restriction on the use of the relevant Facility or any material part thereof. None of the Seller Parties knows of any pending Tax assessment against any of the Seller Parties that is not being actively contested by it in good faith and by appropriate proceeding.

(l)     Seller and its Affiliates own or possess the right to use, or will own or possess the right to use in a timely manner, all patents, rights to patents, trademarks, copyrights, and licenses necessary for the performance by the Seller of this Agreement and the Seller Ancillary Documents and the transactions contemplated thereby, without any conflict with the rights of others.

(m)     With respect to the Delivery Term, Seller has not assigned, transferred, conveyed, encumbered, sold, or otherwise disposed of any Facility Energy, Environmental Attributes, or Capacity Rights except in connection with Permitted Encumbrances or as otherwise permitted herein.

(n)     As of the Effective Date, the organizational structure and ownership of Seller and each Project Company and each Upstream Equity Owner and each Downstream Equity Owner, including a list of each of such entity’s Principals, is as set forth on Schedule A.

(o)     Seller’s or its Affiliate’s agents and representatives have visited, inspected and become familiar with the Site and its physical condition relevant to the obligations of Seller pursuant to this Agreement, including the well field, roads, utilities, and air and water quality conditions. Seller is familiar with all local and other conditions that may be material to Seller’s performance of its obligations under this Agreement (including transportation, seasons and climate, access, weather, handling and storage of materials and equipment, and availability and quality of labor and utilities). Seller has determined that the Site constitutes an acceptable and suitable site for the construction and operation of the Facility in accordance herewith. At all times after the Effective Date, Seller shall have “Site Control” which means that Seller or its Affiliates shall own the Site, have a right-of-way with respect to the Site, or be the lessee of the Site under a lease which permits Seller to perform its obligations under the Agreement and the Seller Ancillary Documents. Seller shall provide Buyer with prompt notice of any change in the status of Seller’s Site Control. Seller shall not take any action or permit any action to be taken at or with respect to the Site that has a material adverse affect upon the Facility or the geothermal resource, or the generating capability of the Facility.

(p)     As of the Effective Date, Seller or its Affiliates have obtained all the Permits required for the Existing Facilities as of the Effective Date and all such Permits are in full force and effect, and Seller expects to obtain timely all the Permits required for the New Facilities as of the Effective Date in the ordinary course of business.

Section 12.3     Covenant of Seller Related to Investments. Seller shall inform all investors in the Seller of the existence of this Agreement and all Seller Ancillary Documents on or before the date of such investment in the Seller.

Section 12.4     Covenants of Seller Related to Tax Equity Financing.(a)     Seller shall provide Buyer with at least thirty (30) days’ prior written notice of the consummation of a Tax Equity Financing, which notice shall include (i) introductory and contact information about and for any potential Tax Equity Investor, (ii) a summary of the provisions related to, and the structure surrounding, the power to control the management and policies of Seller, and any entity that is jointly-owned by any Upstream Equity Owner and such Tax Equity Investor arising in connection with the Tax Equity Financing, and (iii) a statement of the circumstances under which such provisions and structure could be modified by such Tax Equity Investor.

Section 12.5     Additional Covenants of Seller. Seller and each Seller Party shall, at its expense, take all steps, or Seller shall cause its Affiliates to take all steps, necessary to maintain all Permits, including as set forth in Appendix B, required for the performance of such Seller or Seller Party’s obligations hereunder and under the Seller Ancillary Documents to which such Seller Party is a party, and for the construction of the Facility, and the operation of the Facility, in accordance with the Requirements.

ARTICLE XIII
DEFAULT; TERMINATION AND REMEDIES; PERFORMANCE DAMAGE

Section 13.1     Default. Each of the following events or circumstances shall constitute a “Default” by the responsible Party (the “Defaulting Party”):

(a)     Payment Default. Failure by either Party to make any payment under this Agreement or any of the Buyer Ancillary Documents, in the case of Buyer, or Seller Ancillary Documents, in the case of Seller, when and as due which is not cured within thirty (30) calendar days after receipt of notice thereof.

(b)     Performance Default. Failure by Buyer or Seller to perform any of its other duties or obligations under this Agreement or any of the Buyer Ancillary Documents, in the case of Buyer, or Seller Party Ancillary Documents, in the case of Seller, except for obligations as to which an express remedy is herein provided, when and as required that is not cured within thirty (30) days after receipt of notice thereof; provided that if such failure by Buyer cannot be cured within such thirty (30) day period, despite reasonable commercial efforts and such failure is not a failure to make a payment when due, Buyer shall have up to ninety (90) days to cure. A failure of Ormat Nevada Inc. to perform its obligations under the Ormat Nevada Letter Agreement shall constitute a failure of Seller to perform its obligations under this Agreement, which failure will constitute a Default under this Section 13.1(b) if it is not cured within thirty (30) days after receipt of notice thereof.

(c)     Breach of Representation and Warranty. Inaccuracy in any material respect at the time made or deemed to be made of any representation, warranty, certification, or other statement made herein or in any Buyer Ancillary Document, in the case of Buyer, or Seller Ancillary Documents, in the case of Seller, which representation, warranty, certification or other statement is not cured within thirty (30) days after receipt of notice thereof.

(d)     Buyer Bankruptcy. Bankruptcy of Buyer.

(e)     Seller Bankruptcy. Bankruptcy of Seller or any Upstream Equity Owner providing all or part of the Performance Security.

(f)     Shortfall Energy Default. The failure of Seller to deliver in each of two consecutive Contract Years at least fifty percent (50%) of the Guaranteed Generation, which shall be reduced by the amount of Facility Energy that would have been generated and delivered during such Contract Year but for (i) Force Majeure, (ii) Buyer’s failure to perform (including Buyer’s failure to receive Facility Energy under Section 6.3), or (iii) curtailment pursuant to Section 7.4.

(g)     Performance Security Failure. The failure of Seller to maintain the Performance Security in compliance with Section 5.9.

(h)     Lease or Permit Termination. None of the Facilities are able to operate because one or more of the Leases or Permits fails to be in effect or has terminated, provided that if such failure or termination is due to a decision of a Governmental Authority, such decision must be final and nonappealable.

(i)     Insurance Default. The failure of Seller or any Project Company to maintain and provide acceptable evidence of Insurance unless cured within five (5) days.

(j)     Fundamental Change. Except as permitted by Section 14.7 (i) a Party makes an assignment of its rights or a delegation of its obligations under this Agreement (other than as a result of a transaction or series of transactions that does not constitute a Change of Control) or (ii) a Change in Control occurs (whether voluntary or by operation of law).

(k)     Project Net Capacity Default. The failure by Seller to have achieved a minimum of 40 MW of total Project Net Capacity by the date that is ninety (90) days after the end of the Third Development Period.

Section 13.2     Default Remedy.

(a)     If Buyer is in Default for nonpayment, subject to any duty or obligation under this Agreement, Seller may continue to provide services pursuant to its obligations under this Agreement; provided that nothing in this Section 13.2(a) shall affect Seller’s rights and remedies set forth in this Section 13.2. Seller’s continued service to Buyer shall not act to relieve Buyer of any of its duties or obligations under this Agreement.

(b)     Notwithstanding any other provision herein, if any Default has occurred and is continuing, the affected Party may, whether or not the dispute resolution procedure set forth in Section 14.3 has been invoked or completed, bring an action in any court of competent jurisdiction as set forth in Section 14.13 seeking injunctive relief in accordance with applicable rules of civil procedure.

(c)     Except as expressly limited by this Agreement, if a Default has occurred and is continuing and the Buyer is the Defaulting Party, Seller may without further notice exercise any rights and remedies provided herein or otherwise available at law or in equity, including the right to terminate this Agreement pursuant to Section 13.3. No failure of Seller to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Seller of any other right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.

(d)     Except as expressly limited by this Agreement, if a Default has occurred and is continuing and the Seller is the Defaulting Party, Buyer may without further notice exercise any rights and remedies provided for herein, or otherwise available at law or equity, including (i) application of all amounts available under the Performance Security against any amounts then payable by Seller to Buyer under this Agreement and (ii) termination of this Agreement pursuant to Section 13.3. No failure of Buyer to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Notwithstanding anything to the contrary herein, Buyer’s exclusive remedies for a Default under Section 13.1(k) are the right to terminate this Agreement and be paid liquidated damages under Section 3.7.

Section 13.3     Termination for Default.

(a)     If Default occurs, the Party that is not the Defaulting Party (the “Non Defaulting Party”) may, for so long as the Default is continuing and without limiting any other rights or remedies available to the Non-Defaulting Party under this Agreement, by notice (“Termination Notice”) to the Defaulting Party (i) establish a date (which shall be no earlier than the date of such notice and no later than twenty (20) days after the date of such notice) (“Early Termination Date”) on which this Agreement shall terminate, and (ii) withhold any payments due in respect of this Agreement; provided, upon the occurrence of any Default of the type described in Section 13.1(d) or Section 13.1(e), this Agreement shall automatically terminate, without notice or other action by either Party as if an Early Termination Date had been declared immediately prior to such event.

(b)     If an Early Termination Date has been designated, the Non-Defaulting Party shall calculate in a commercially reasonable manner its Gains, Losses and Costs resulting from the termination of this Agreement and the resulting Termination Payment. The Gains, Losses and Costs relating to the Facility Energy and Environmental Attributes that would have been required to be delivered under this Agreement had it not been terminated shall be determined by comparing the amounts Buyer would have paid therefor under this Agreement to the equivalent quantities and relevant market prices either quoted by a bona fide third party offer or which are reasonably expected by Buyer to be available in the market under a replacement contract for this Agreement covering the same products and having a term equal to the Remaining Term at the date of the Termination Notice adjusted to account for differences in transmission, if any. The Non-Defaulting Party shall not be required to enter into any such replacement agreement in order to determine its Gains, Losses and Costs or the Termination Payment. To ascertain the market prices of a replacement contract, the Non Defaulting Party may consider, among other valuations, quotations from dealers in energy contracts and bona fide third party offers.

(c)     For purposes of the Non-Defaulting Party’s determination of its Gains, Losses and Costs and the Termination Payment, it shall be assumed, regardless of the facts, that Seller would have sold, and Buyer would have purchased, each day during the Remaining Term (i) Facility Energy in an amount equal the Assumed Daily Deliveries, and (ii) the Environmental Attributes associated therewith. The “Assumed Daily Deliveries” is an amount equal to the Guaranteed Generation for the then current Contract Year multiplied by 1.0556, divided by 365.

(d)     The Non-Defaulting Party shall notify the Defaulting Party of the Termination Payment, which notice shall include a written statement explaining in reasonable detail the calculation of such amount. The Defaulting Party shall, within ten (10) Business Days after receipt of such notice, pay the Termination Payment to the Non-Defaulting Party, together with interest accrued at the Interest Rate from the Early Termination Date until paid.

(e)     If the Defaulting Party disagrees with the calculation of the Termination Payment and the Parties cannot otherwise resolve their differences, the calculation issue shall be submitted to informal non-binding dispute resolution as provided in Section 14.3(a). Following resolution of the dispute, the Defaulting Party shall pay the full amount of the Termination Payment (if any) determined by such resolution as and when required, but no later than thirty (30) days following the date of such resolution, together with all interest, at the Interest Rate, that accrued from the Early Termination Date until the date the Termination Payment is paid.

(f)     For purposes of this Agreement:

(i)     “Gains” means, with respect to a Party, an amount equal to the present value of the economic benefit (exclusive of Costs), if any, resulting from the termination of its obligations under this Agreement, determined in a commercially reasonable manner;

(ii)     “Losses” means, with respect to a Party, an amount equal to the present value of the economic loss (exclusive of Costs), if any, resulting from the termination of its obligations under this Agreement, determined in a commercially reasonable manner;

(iii)     “Costs” means, with respect to a Party, brokerage fees, commissions and other similar transaction costs and expenses reasonably incurred in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace this Agreement, excluding attorneys’ fees, if any, incurred in connection with enforcing its rights under this Agreement. Each Party shall use reasonable efforts to mitigate or eliminate its Costs.

(iv)     In no event shall a Party’s Gains, Losses or Costs include any penalties or similar charges imposed by the Non-Defaulting Party.

(v)     The Present Value Rate shall be used as the discount rate in all present value calculations required to determine Gains, Losses and Costs.

(g)     At the time for payment of any amount due under this Section, each Party shall pay to the other Party all additional amounts, if any, payable by it under this Agreement (including any amounts withheld pursuant to Section 13.3(a)(ii) above).

ARTICLE XIV
MISCELLANEOUS

Section 14.1     Authorized Representative. Each Party shall designate an authorized representative who shall be authorized to act on its behalf with respect to those matters contained herein (each an “Authorized Representative”), which shall be the functions and responsibilities of such Authorized Representatives. Each Party may also designate an alternate who may act for the Authorized Representative. Within thirty (30) days after execution of this Agreement, each Party shall notify the other Party of the identity of its Authorized Representative, and alternate if designated, and shall promptly notify the other Party of any subsequent changes in such designation. The Authorized Representatives shall have no authority to alter, modify, or delete any of the provisions of this Agreement.

Section 14.2     Notices. With the exception of billing invoices pursuant to Section 11.2(b) hereof, all notices, requests, demands, consents, waivers and other communications which are required under this Agreement shall be (a) in writing (regardless of whether the applicable provision expressly requires a writing), (b) deemed properly sent if delivered in person or sent by facsimile transmission, reliable overnight courier, or sent by registered or certified mail, postage prepaid to the persons specified in Appendix C, and (c) deemed delivered, given and received on the date of delivery, in the case of facsimile transmission, or on the date of receipt in the case of registered or certified mail. In addition to the foregoing, the Parties may agree in writing at any time to deliver notices, requests, demands, consents, waivers and other communications through alternate methods, such as electronic mail.

Section 14.3     Dispute Resolution.

(a)     In the event of any claim, controversy or dispute between the Parties arising out of or relating to or in connection with this Agreement (including any dispute concerning the validity of this Agreement or the scope and interpretation of this Section 14.3) (a “Dispute”), either Party (the “Notifying Party”) may deliver to the other Party (the “Recipient Party”) notice of the Dispute with a detailed description of the underlying circumstances of such Dispute (a “Dispute Notice”). The Dispute Notice shall include a schedule of the availability of the Notifying Party’s senior officers (having a title of senior vice president (or its equivalent) or higher) duly authorized to settle the Dispute during the thirty (30) day period following the delivery of the Dispute Notice.

(b)     The Recipient Party shall within five (5) Business Days following receipt of the Dispute Notice, provide to the Notifying Party a parallel schedule of availability of the Recipient Party’s senior officers (having a title of senior vice president (or its equivalent) or higher) duly authorized to settle the Dispute. Following delivery of the respective senior officers’ schedules of availability, the senior officers of the Parties shall meet and confer as often as they deem reasonably necessary during the remainder of the thirty (30) day period in good faith negotiations to resolve the Dispute to the satisfaction of each Party.

(c)     In the event a Dispute is not resolved pursuant to the procedures set forth in Section 14.3(a) and Section 14.3(b) by the expiration of the thirty (30) day period set forth in Section 14.3(a), then either Party may pursue any legal remedy available to it in accordance with the provisions of Section 14.13 of this Agreement.

(d)     As stated in Section 14.12, this Agreement shall be governed by, interpreted and enforced in accordance with laws of the State of California, without regard to the conflict of laws principles thereof. In addition to the dispute resolution process set forth in this section, parties to this Agreement must comply with California law governing claims against public entities and presentment of such claims.

Section 14.4     Further Assurances. Each Party agrees to execute and deliver all further instruments and documents, and take all further action not inconsistent with the provisions of this Agreement that may be reasonably necessary to effectuate the purposes and intent of this Agreement.

Section 14.5     No Dedication of Facilities. Any undertaking by one Party hereto to the other Party under any provisions of this Agreement shall not constitute the dedication of the system or any portion thereof of either Party to the public or to the other Party or any other Person, and it is understood and agreed that any such undertaking by either Party shall cease upon the termination of such Party’s obligations under this Agreement.

Section 14.6     Force Majeure.

(a)     A Party shall not be considered to be in default in the performance of any of its obligations under this Agreement, other than an obligation to make payment, when and to the extent such Party’s performance is prevented by a Force Majeure that, despite the exercise of due diligence, such Party is unable to prevent or mitigate, provided the Party, as soon as practicable after becoming aware of the Force Majeure, declares the Force Majeure by giving a written notice (the “Force Majeure Notice”) to the other Party and upon request by the other Party furnishes the other Party with a detailed description of the full particulars of the Force Majeure reasonably promptly (and in any event within fourteen (14) days after the request therefor), which shall include information with respect to the nature, cause and date and time of commencement of such event, and the anticipated scope and duration of the delay. The Party providing the Force Majeure Notice shall be excused from fulfilling its obligations under this Agreement until such time as the Force Majeure has ceased to prevent performance or other remedial action is taken, at which time the Party shall promptly notify the other Party of the resumption of its obligations under this Agreement. If Seller is unable to deliver, or Buyer is unable to receive, Energy due to a Force Majeure, Buyer shall have no obligation to pay Seller for the Energy not delivered or received by reason thereof. It is understood by the Parties that the foregoing provisions shall not excuse any obligations of Seller with respect to Shortfall Energy and Replacement Energy as provided for under Article IX, that is not delivered due to Force Majeure, provided that such required delivery of Shortfall Energy or Replacement Energy, as applicable, shall be extended for the duration of the Force Majeure. In no event shall Buyer be obligated to compensate Seller or any other Person for any losses, expenses or liabilities that Seller or such other Person may sustain as a consequence of any Force Majeure.

(b)     The term “Force Majeure” means (i) curtailment or interruption of Transmission Service (subject to Section 14.6(c)), any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, civil disturbances, sabotage, blockade, expropriation, confiscation, fire, unusual or extreme adverse weather-related events or natural disasters (such as lightning, landslide, earthquake, tornado, hurricane, storm or flood), or any order, regulation or restriction imposed by WECC or NERC or by governmental, military or lawfully established civilian authorities, or (ii) any other event of circumstance, which, in each case of clauses (i) and (ii), (A) prevents one Party from performing any of its obligations under this Agreement, (B) could not reasonably be anticipated as of the date of this Agreement, (C) is not within the reasonable control of, or the result of negligence, willful misconduct, breach of contract, intentional act or omission or wrongdoing on the part of the affected Party (or any subcontractor or Affiliate of that Party, or any Person under the Control of that Party or any of its subcontractors or Affiliates, or any Person for whose acts such subcontractor or Affiliate is responsible), and (D) which by the exercise of due diligence the affected Party is unable to overcome or avoid or cause to be avoided; provided, nothing in this clause (D) shall be construed so as to require either Party to accede or agree to any provision not satisfactory to it in order to settle and terminate a strike or labor dispute in which it may be involved. Any Party rendered unable to fulfill any of its obligations by reason of a Force Majeure shall exercise due diligence to remove such inability with reasonable dispatch within a reasonable time period and mitigate the effects of the Force Majeure. The relief from performance shall be of no greater scope and of no longer duration than is required by the Force Majeure. Without limiting the generality of the foregoing, a Force Majeure does not include any of the following (each an “Unexcused Cause”): (1) any Change in Law that shall cause the RPS Law or the EPS Law to be no longer in force or effect or that as a result of such Change in Law Seller shall be unable to make a Facility RPS Compliant or EPS Compliant as provided in Section 8.6(b); (2) events arising from the failure by Seller to construct, operate or maintain a Facility in accordance with this Agreement; (3) any increase of any kind in any cost; (4) delays in or inability of a Party to obtain financing or other economic hardship of any kind; (5) Seller’s ability to sell any Energy at a price in excess of those provided in this Agreement; (6) Seller’s failure to secure or obtain interconnection of a Facility or Transmission Services to a Point of Delivery; (7) curtailment or other interruption of any Transmission Services except as otherwise expressly provided in Section 14.6(c); (8) failure of third parties to provide goods or services essential to a Party’s performance except to the extent caused by an event that otherwise constitutes Force Majeure hereunder; (9) Facility or equipment failure of any kind except to the extent caused by an event that otherwise constitutes Force Majeure hereunder; or (10) any changes in the financial condition of the Buyer, any Seller Party, the Facility Lender or any subcontractor or supplier affecting the affected Party’s ability to perform its obligations under this Agreement.

(c)     Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment or other interruption of Transmission Services for any Energy at any time unless (A) such Party has arranged for Firm Transmission to be provided for the Facility Energy in connection with such Transmission Service at the time, and (B) the curtailment or interruption is not due to the fault or negligence of the Party claiming Force Majeure; provided, that notwithstanding anything in this Section to the contrary, the existence of the foregoing factors shall not be sufficient to conclusively or presumptively prove the existence of Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in Section 14.6(b) has occurred. For the avoidance of doubt, Buyer may not claim Force Majeure for any curtailment, interruption or other circumstance associated with Transmission Services downstream of a Point of Delivery, unless and to the extent that such curtailment, interruption or circumstance prevents Buyer or Buyer’s Transmission Provider from receiving Energy at such Point of Delivery.

(d)     During the Delivery Term, if one or more events of Force Majeure (i) shall cause the aggregate capacity net of Parasitic Load of the Facilities that have achieved Delivery Commencement or Commercial Operation, as applicable, to be reduced to a capacity of less than fifty percent (50%) of the Project Net Capacity prior to the event of Force Majeure (adjusted to reflect the difference between ambient temperatures and annual average temperature) for a period of six (6) consecutive months, or (ii) shall prevent Buyer from accepting more than fifty percent (50%) of the Project Net Capacity prior to the event of Force Majeure (adjusted to reflect the difference between ambient temperatures and annual average temperature) at the Points of Delivery for any hour that a Facility is able to generate Facility Energy for a period of six (6) consecutive months (the period of six (6) consecutive months in either (i) or (ii), the “Force Majeure Trigger Period”), the non-claiming Party shall have the right, if the claiming Party is unable to overcome the condition in clause (i) or (ii) above, as applicable, within the Force Majeure Cure Period, to terminate this Agreement upon the last day of such Force Majeure Cure Period, so long as notice of termination is received prior to the end of the Force Majeure Cure Period.

Section 14.7     Assignment of Agreement; Certain Agreements by Seller.

(a)     Except as set forth in this Section 14.7, neither Party may assign any of its rights, or delegate any of its obligations, under this Agreement or the Ancillary Documents without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. Any Change in Control (whether voluntary or by operation of law) shall be deemed an assignment and shall require the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Seller shall provide Buyer with sixty (60) days’ prior written notice of any proposed Change in Control. Concurrently with any reorganization or financing transaction or transactions constituting any Change in Control in which Seller merges or consolidates with any other Person and ceases to exist, the successor entity to Seller shall execute a written assumption agreement in favor of Buyer pursuant to which any such successor entity shall assume all of the obligations of Seller under this Agreement and the Seller Ancillary Documents to which Seller is a party and agree to be bound by all the terms and conditions of this Agreement and such Seller Ancillary Documents, as applicable.

(b)     Buyer may from time to time and at any time assign any or all of its rights, and delegate any or all of its obligations, under this Agreement in whole or in part without the consent of Seller to any of the Buyer’s Members that has executed, or will execute contemporaneously with such assignment, an agreement to purchase the Energy delivered to Buyer under this Agreement; provided that the proposed assignee has an Investment-Grade Credit Rating and an assignment pursuant to this Section 14.7 will not impair the assignee’s credit rating. Except as set forth in this Section 14.7(b), Buyer shall not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of Seller, which consent shall not be withheld or delayed unreasonably. Any purported assignment or delegation in violation of this provision shall be null and void and of no force or effect.

(c)     Seller hereby expressly represents and confirms, and Buyer hereby expressly acknowledges based on such representation by Seller, that certain of the Project Companies are guarantors under (and as defined in) the Indenture and the Financing Documents and have assigned all of their rights, title and interest in, to their respective Facilities (and any Seller Ancillary Documents to which they are a party) to the Collateral Agent for the benefit of the Secured Parties (as such term is defined in the Indenture). To the extent required to comply with the terms of the Indenture and the Financing Documents, at Seller's request, Buyer shall enter into an agreement with such Project Companies and the Collateral Agent to evidence Buyer's consent to such assignment and to address such other matters as are customarily included in consents to assignments in the context of financing arrangements or agreements similar to the Indenture, which shall be in form and substance reasonably acceptable to Buyer (which consent shall not be unreasonably withheld or delayed). Seller shall reimburse Buyer for the reasonable incremental direct expenses incurred by Buyer in the preparation, negotiation, execution or delivery of any documents requested by Seller or the Collateral Agent, and provided by Buyer, pursuant to this Section 14.7(c).

(d)     Except as set forth in or permitted by this Section 14.7, neither Seller nor any Project Company has sold or transferred or shall sell or transfer all or any portion of a Facility to any Person, without the prior written consent of Buyer, which consent shall not be withheld, conditioned or delayed unreasonably. Any purported sale or transfer in violation of this Section 14.7(d) shall be null and void and of no force or effect.

(e)     There are no third party beneficiaries of this Agreement, and, except as provided in this Section 14.7, this Agreement shall not grant any rights enforceable by any Person not a party to this Agreement. Notwithstanding the foregoing, Buyer’s consent shall not be required for Seller to collaterally assign this Agreement to any Facility Lender for the sole purpose of financing or refinancing; provided, however, that the terms of such financing and the documentation relating thereto entered into after the date of this Agreement shall not conflict with the applicable terms and conditions of this Agreement. Seller shall provide Buyer with ninety (90) days prior written notice of any such assignment to any Facility Lender. Notwithstanding the foregoing or anything else expressed or implied herein to the contrary, except to the extent provided in the Indenture and the Financing Documents, Seller shall not assign, transfer, convey, encumber, sell or otherwise dispose of all or any portion of the Facility Energy, Capacity Rights or Environmental Attributes (not including the proceeds thereof) to any Facility Lender.

(f)     To facilitate Seller’s or its Affiliates’ obtaining of financing or refinancing after the date of this Agreement in connection with the construction and/or operation of one or more Facilities, which may be financed individually or in one or more Portfolios as provided in Section 14.7(g), or the performance by Seller of its obligations under this Agreement, Buyer shall provide such consents to assignment of this Agreement, any Buyer Ancillary Documents and/or any Seller Ancillary Documents, in each case not including the deed of trust, mortgage or similar arrangement referred to in Section 14.7(g), (in form and substance reasonably satisfactory to Buyer), as may be reasonably requested by Seller or any Facility Lender in connection with such financing, including the acquisition of equity for the development, construction, or operation of one or more Facilities or Seller; provided, however, that the terms of such financing and the documentation relating thereto shall not conflict with the applicable terms and conditions of this Agreement. Seller shall reimburse, or shall cause the Facility Lender to reimburse, Buyer for the reasonable incremental direct expenses incurred by Buyer in the preparation, negotiation, execution or delivery of any documents requested by Seller or the Facility Lender, and provided by Buyer, pursuant to this Section 14.7(f).

(g)     Notwithstanding anything to the contrary in this Agreement, Seller or one of more Affiliates thereof may hereafter enter into one or more credit or other agreements with one or more Facility Lenders providing for financing or refinancing of one or more Facilities, individually or as a Portfolio, (each, a “Facility Credit Agreement”) that provides, as security for Seller’s or such Affiliates’ performance thereunder, in addition to any assignment of this Agreement (if applicable), for a Lien on and security interest in and to the Facility(ies) or the Portfolio (as applicable) under a deed of trust, mortgage or similar arrangement, but only with the consent by Buyer (which consent shall not be withheld, conditioned or delayed unreasonably) provided pursuant to an agreement by and among Buyer, Seller or Seller’s Affiliates and the Facility Lender which shall be in form and substance reasonably acceptable to Buyer and shall contain terms that are customary for such consents provided in the context of arrangements similar to those contemplated in this Agreement.

(h)     For the avoidance of doubt, any claims by Buyer for breach of this Agreement for failure of Seller to perform any of its obligations under this Agreement shall not be in any manner limited and Seller shall not be released from its obligations under this Agreement as a result of the exercise of any remedy or other enforcement action affecting the Facility by a lender, trustee, collateral agent or other party under any Seller Financing or Security Documents, and in any such event Buyer shall have all rights available to it under this Agreement and otherwise under applicable law as a result of such breach and failure to perform, including without limitation, its rights to receive payment under the Performance Security.

(i)     Seller hereby agrees (i) not to consent or agree to or permit any amendment to or otherwise take any action under or in connection with the Indenture or any other Financing Documents, and (ii) to take any action required under or in connection with the Indenture or any other Financing Documents; provided that the foregoing restrictions in this Section 14.7(i) shall not apply if such consent, agreement, permission, action or failure to take action (A) will not impair Seller’s obligations under this Agreement and not impair or materially adversely affect the rights and interests of Buyer under this Agreement or (B) is required (I) by the terms and provisions of the Indenture or any other Financing Documents or (II) in order to comply with Requirements of Law.

Section 14.8     Ambiguity. The Parties acknowledge that this Agreement was jointly prepared by them, by and through their respective legal counsel, and any uncertainty or ambiguity existing herein shall not be interpreted against either Party on the basis that the Party drafted the language, but otherwise shall be interpreted according to the application of the rules on interpretation of contracts.

Section 14.9     Attorney Fees & Costs. Both Parties hereto agree that in any action to enforce the terms of this Agreement that each Party shall be responsible for its own attorney fees and costs. Each of the Parties to this Agreement was represented by its respective legal counsel during the negotiation and execution of this Agreement. Notwithstanding the foregoing, to the extent Buyer incurs legal costs in order to facilitate any collateral assignment or pledge of this Agreement under Section 14.7, or in determining whether a Change in Control has occurred, or in taking such other action or review that is at the request of Seller or required due to the actions or omissions of Seller, Seller shall bear Buyer’s reasonable and documented legal costs therefor.

Section 14.10     Voluntary Execution. Both Parties hereto acknowledge that they have read and fully understand the content and effect of this Agreement and that the provisions of this Agreement have been reviewed and approved by their respective counsel. The Parties to this Agreement further acknowledge that they have executed this Agreement voluntarily, subject only to the advice of their own counsel, and do not rely on any promise, inducement, representation or warranty that is not expressly stated herein.

Section 14.11     Entire Agreement. This Agreement (including all Appendices and Exhibits) contains the entire understanding concerning the subject matter herein and supersedes and replaces any prior negotiations, discussions or agreements between the Parties, or any of them, concerning that subject matter, whether written or oral, except as expressly provided for herein. This is a fully integrated document. Each Party acknowledges that no other party, representative or agent, has made any promise, representation or warranty, express or implied, that is not expressly contained in this Agreement that induced the other Party to sign this document. This Agreement may be amended or modified only by an instrument in writing signed by each Party.

Section 14.12     Governing Law. This Agreement was made and entered into in the City of Glendora and shall be governed by, interpreted and enforced in accordance with the laws of the State of California, without regard to conflict of law principles.

Section 14.13     Venue. All litigation arising out of, or relating to this Agreement, shall be brought in a state or federal court in the County of Los Angeles in the State of California. The Parties irrevocably agree to submit to the exclusive jurisdiction of such courts in the State of California and waive any defense of forum non conveniens.

Section 14.14     Execution in Counterparts. This Agreement may be executed in counterparts and upon execution by each signatory, each executed counterpart shall have the same force and effect as an original instrument and as if all signatories had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signature thereon, and may be attached to another counterpart of this Agreement identical in form hereto by having attached to it one or more signature pages.

Section 14.15     Effect of Section Headings. Section headings appearing in this Agreement are inserted for convenience only and shall not be construed as interpretations of text.

Section 14.16     Waiver. The failure of either Party to this Agreement to enforce or insist upon compliance with or strict performance of any of the terms or conditions hereof, or to take advantage of any of its rights hereunder, shall not constitute a waiver or relinquishment of any such terms, conditions or rights, but the same shall be and remain at all times in full force and effect. Notwithstanding anything expressed or implied herein to the contrary, nothing contained herein shall preclude either Party from pursuing any available remedies for breaches not rising to the level of a Default, including recovery of damages caused by the breach of this Agreement and specific performance or any other remedy given under this Agreement or now or hereafter existing in law or equity or otherwise. Seller acknowledges that money damages may not be an adequate remedy for violations of this Agreement and that Buyer may, in its sole discretion, seek and obtain from a court of competent jurisdiction specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof. Seller hereby waives any objection to specific performance or injunctive relief. The rights granted herein are cumulative.

Section 14.17     Relationship of the Parties. This Agreement shall not be interpreted to create an association, joint venture or partnership between the Parties hereto or to impose any partnership obligation or liability upon either such Party. Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as an agent or representative of, the other Party.

Section 14.18     Third Party Beneficiaries. This Agreement shall not be construed to create rights in, or to grant remedies to, any third party as a beneficiary of this Agreement or any duty, obligation or undertaking established herein.

Section 14.19     Damage or Destruction; Insurance; Condemnation; Limit of Liability.

(a)     Damage or Destruction. In the event of any damage or destruction of a Facility or any part thereof, Seller shall apply any applicable proceeds of Insurance directly related to such damage or destruction to cause the Facility or such part thereof to be diligently repaired, replaced or reconstructed by Seller so that the Facility or such part thereof shall be restored to substantially the same general condition and use as existed prior to such damage or destruction, unless a different condition or use is approved by the Buyer. Proceeds of Insurance with respect to such damage or destruction maintained as provided in this Agreement shall be applied to the payment for such repair, replacement or reconstruction of the damage or destruction.

(b)     Insurance. Seller shall obtain and maintain the Insurance in accordance with Appendix F.

(c)     Condemnation or Other Taking. For the Agreement Term, Seller shall immediately notify Buyer of the institution of any proceeding for the condemnation or other taking of the Facility or any portion thereof. Buyer may seek to participate in any such proceeding and Seller will deliver to Buyer all instruments reasonably available to Seller that are necessary or required by Buyer to permit such participation. Subject to the consent of the Facility Lender, all awards and compensation for the taking or purchase in lieu of condemnation of the Facility or any portion thereof shall be applied toward the repair, restoration, reconstruction or replacement of the Facility.

(d)     Limitation of Liability. Except to the extent included in the liquidated damages, indemnification obligations related to third party claims or other specific charges expressly provided for herein, neither Party hereunder shall be liable for special, incidental, exemplary, indirect, punitive or consequential damages arising out of a Party’s performance or non-performance under this Agreement, whether based on or claimed under contract, tort (including such Party’s own negligence) or any other theory at law or in equity.

Section 14.20     Severability. In the event any of the terms, covenants or conditions of this Agreement, or the application of any such terms, covenants or conditions, shall be held invalid, illegal or unenforceable by any court having jurisdiction, all other terms, covenants and conditions of this Agreement and their application not adversely affected thereby shall remain in force and effect, provided that the remaining valid and enforceable provisions materially retain the essence of the Parties’ original bargain.

Section 14.21     Confidentiality.

(a)     Each Party agrees, and shall use reasonable efforts to cause its parent, subsidiary and Affiliates, and its and their respective directors, officers, employees and representatives, to keep confidential, except as required by law, all documents, data, drawings, studies, projections, plans and other written information that relate to economic benefits to or amounts payable by either Party under this Agreement, and, with respect to documents, that are clearly marked “Confidential” at the time a Party shares such information with the other Party or, if orally disclosed, clearly identified as “Confidential” at the time a Party shares such information with the other Party (“Confidential Information”). The provisions of this Section 14.21 shall survive and shall continue to be binding upon the Parties for period of one (1) year following the date of termination of this Agreement. Notwithstanding the foregoing, information shall not be considered Confidential Information if such information (i) is disclosed with the prior written consent of the originating Party, (ii) was in the public domain prior to disclosure or is or becomes publicly known or available other than through the action of the receiving Party in violation of this Agreement, (iii) was lawfully in a Party’s possession or acquired by a Party outside of this Agreement, which acquisition was not known by the receiving Party to be in breach of any confidentiality obligation, or (iv) is developed independently by a Party based solely on information that is not considered confidential under this Agreement.

(b)     Either Party may, without violating this Section 14.21, disclose matters that are made confidential by this Agreement:

(i)     to its counsel, accountants, auditors, advisors, other professional consultants, credit rating agencies, actual or prospective co-owners, investors, lenders, underwriters, contractors, suppliers, and others involved in construction, operation and financing transactions and arrangements for a Party or its subsidiaries, Affiliates, or parent;

(ii)     to governmental officials and parties involved in any proceeding in which either Party is seeking a permit, certificate, or other regulatory approval or order necessary or appropriate to carry out this Agreement; and

(iii)     to governmental officials or the public as required by any law, regulation, order, rule, order, ruling or other Requirement of Law, including oral questions, discovery requests, subpoenas, civil investigations or similar processes and laws or regulations requiring disclosure of financial information, information material to financial matters, and filing of financial reports.

(c)     If a Party is requested or required, pursuant to any applicable law, regulation, order, rule, order, ruling or other Requirement of Law, discovery request, subpoena, civil investigation or similar process to disclose any of the Confidential Information, such Party shall provide prompt written notice to the other Party of such request or requirement so that at such other Party’s expense, such other Party can seek a protective order or other appropriate remedy concerning such disclosure.

(d)     Notwithstanding the foregoing or any other provision of this Agreement, Seller acknowledges that Buyer and Buyer’s Members, as California municipal corporations or public agencies, are subject to disclosure as required by the California Public Records Act, Cal. Govt. Code §§ 6250 et seq. (“CPRA”) and the Ralph M. Brown Act, Cal. Govt. Code §§ 54950 et seq. (“Brown Act”). Confidential Information of Seller provided to Buyer pursuant to this Agreement shall become the property of Buyer and Buyer’s Members and Seller acknowledges that Buyer and Buyer’s Members shall not be in breach of this Agreement or have any liability whatsoever under this Agreement or otherwise for any claims or causes of action whatsoever resulting from or arising out of Buyer’s or Buyer’s Members copying or releasing to a third party any of the Confidential Information of Seller as required pursuant to the CPRA or Brown Act. Notwithstanding the foregoing or any other provision of this Agreement, Buyer may record, register, deliver and file all such notices, statements, instruments and other documents as may be necessary or advisable to render fully valid, perfected and enforceable under all applicable law the credit support contemplated by this Agreement and the Buyer Ancillary Documents and Seller Ancillary Documents and the rights, Liens and priorities of Buyer with respect to such credit support.

(e)     If Buyer receives a CPRA request for Confidential Information of Seller, and Buyer determines that such Confidential Information is subject to disclosure under the CPRA, then Buyer shall notify Seller of the request and its intent to disclose the documents. Buyer shall cooperate with Seller as permitted under the CPRA to protect any Confidential Information of Seller. Buyer, as required by the CPRA, shall release such documents unless the Seller timely obtains a court order prohibiting such release. If Seller, at its sole expense, chooses to seek a court order prohibiting the release of Confidential Information pursuant to a CPRA request, then Buyer shall, only if authorized under the CPRA, delay release of the Confidential Information until Seller has had the opportunity to seek such court order, and Seller undertakes and agrees to defend, indemnify and hold harmless Buyer from and against all suits, claims, and causes of action brought against Buyer for Buyer’s refusal to disclose Confidential Information of Seller to any person making a request pursuant to CPRA. Seller’s indemnity obligations shall include, but are not limited to, all actual costs incurred by Buyer, and specifically including costs of experts and consultants, as well as all damages or liability of any nature whatsoever arising out of any such suits, claims, and causes of action brought against Buyer, through and including any appellate proceedings. Seller’s obligations to Buyer under this indemnification provision shall be due and payable on a monthly, on-going basis within thirty (30) days after each submission to Seller of Buyer’s invoices for all fees and costs incurred by Buyer, as well as all damages or liability of any nature.

Section 14.22     Mobile-Sierra. Notwithstanding any provision of this Agreement, neither Party shall seek, nor shall they support any third party in seeking, to prospectively or retroactively revise the rates, terms or conditions of service of this Agreement through application or complaint to FERC pursuant to the provisions of Section 205, 206 or 306 of the Federal Power Act, or any other provisions of the Federal Power Act, absent prior written agreement of the Parties. Further, absent the prior agreement in writing by both Parties, the standard of review for changes to the rates, terms or conditions of this Agreement proposed by a Party, a non-Party or the FERC acting sua sponte shall be the “public interest” application of the “just and reasonable” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 US 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 US 348 (1956).

Section 14.23     Taxpayer Identification Number (TIN). Seller declares that its authorized TIN is 65-0887804. No payment will be made under this Agreement without a valid TIN number.

Section 14.24     Service Contract and Forward Contract.

(a)     The Parties intend that this Agreement will qualify as a “service contract” as such term is used in Section 7701(e) of the United States Internal Revenue Code of 1986.

(b)     The Parties acknowledge and agree that this Agreement constitutes a “Forward Contract” within the meaning of the United States Bankruptcy Code.

Section 14.25     Buyer’s Business Policies.

(a)     Recycling Policy.

(i)     Buyer supports the use of recycled-content products of all types. Recycled-content products help conserve natural resources, including water and energy, and reduce demands upon landfills.

(ii)     To the extent feasible, Seller shall submit all written documents on paper with a minimum of thirty percent (30%) post-consumer recycled content. Existing company/corporate letterhead and/or stationery that accompanies these documents is exempt from this requirement. Documents of two (2) or more pages in length shall be duplex-copied (double-sided pages). Neon or fluorescent paper shall not be used in any written documents submitted to Buyer.

(b)     Non-Discrimination/Equal Employment Practices/Affirmative Action Construction & Non-Construction Agreements.

(i)     During the performance of this Agreement, Seller shall not discriminate in its employment practices against any employee or applicant for employment because of race, religion, national origin, ancestry, sex, sexual orientation, age, disability, marital status, domestic partner status, or medical condition. All subcontracts awarded by Seller under this Agreement shall contain a similar nondiscrimination provision. The applicable provisions of Executive Order No. 11246 of September 24, 1965; Part 60-741 of 41 Code of Federal Regulations pertaining to handicapped workers, including 60-741.4 Affirmative Action Clause; and Sections 10.8 to 10.13 of the Los Angeles Administrative Code (“LAAC”) pertaining to nondiscrimination in employment in the performance of City of Los Angeles contracts are incorporated herein by reference and made a part hereof as if they were fully set forth herein.

(ii)     Any of the above-mentioned nondiscrimination provisions shall be included and effective in all subcontracts for the duration of this Agreement.

(iii)     Seller agrees to complete the forms attached to Appendix K related to the Non-Discrimination/Equal Employment Practices, Affirmative Action Plan, and any certifications attached thereto.

(c)     Small Business Enterprise (“SBE”) and Disabled Veteran Business Enterprise (“DVBE”) Opportunity Program.

(i)     It is the policy of Buyer to provide SBEs, DVBEs, Disadvantaged Business Enterprises (“DBEs”), Women Business Enterprises (“WBEs”), Minority Business Enterprises (“MBEs”), Lesbian, Gay, Bisexual, or Transgender Business Enterprise (“LGBTBE’s”), and all Other Business Enterprises (“OBEs”) an equal opportunity to participate in the performance of all Buyer contracts. Buyer’s goals for SBE/DVBE participation in performance of its contracts are twenty percent (25%) for SBEs and three percent (3%) for DVBEs. Seller shall assist Buyer in implementing this policy by taking all commercially reasonable steps to ensure that all available business enterprises, including SBEs and DVBEs, have an equal opportunity to compete for and participate in the work being requested by this Agreement.

(ii)     Seller shall notify Buyer if Seller is a certified SBE, DVBE, DBE, WBE, MBE, or LGBTBE. Seller shall provide to Buyer (A) the company name, contact person, address, and telephone number of each proposed Subcontractor that qualifies as an SBE, DVBE, DBE, WBE, MBE, or LGBTBE and (B) copies of all certifications of such Subcontractor as an SBE, DVBE, DBE, WBE, MBE, or LGBTBE as applicable.

(d)     Child Support Policy. Seller and any of its subcontractor(s) shall fully comply with all applicable state and federal employment reporting requirements for Seller’s and any Seller’s subcontractor(s)’ employees. Seller and any of its subcontractor(s) shall fully comply with all lawfully served Wage and Earnings Assignment Orders and Notices of Assignment in accordance with the California Family Code, to the extent applicable. Seller and any of its subcontractor(s) shall certify that the principal owner(s) thereof (which shall include any person who owns an interest of ten percent (10%) or more) are in compliance with any Wage and Earnings Assignment Orders or Notices of Assignment applicable to them personally. Seller and any of its subcontractor(s) shall certify that such compliance will be maintained throughout the term of this Agreement. Failure of Seller and/or any of its subcontractor(s) to fully comply with all applicable reporting requirements or to implement lawfully served Wage and Earnings Assignments or Notices of Assignment or failure of the principal owner(s) to comply with any Wage and Earnings Assignments or Notices of Assignment applicable to them personally shall constitute a Default under this Agreement. Failure of Seller and/or any of its subcontractor(s) or principal owner(s) thereof to cure the Default within ninety (90) days of notice of such Default by Buyer shall subject this Agreement to termination. Seller agrees to complete the forms attached to Appendix K related to the Child Support Policy and any certifications attached thereto.

(e)     Current Los Angeles City Business Tax Registration Certificate Required. Seller shall obtain and keep in full force and effect during the term of this Agreement all Business Tax Registration Certificates required by the City of Los Angeles Business Tax Ordinance, Article 1, Chapter II, Section 21.00 and following, of the Los Angeles Municipal Code. Seller’s Vendor Registration Number must be shown on all invoices submitted for payment. Failure to do so, may delay payment. For additional information regarding applicability of the City Business Tax Registration, contact the City of Los Angeles Clerk’s Office at (213) 978-1521.

(f)     Equal Benefits Ordinance. Seller agrees to comply with the requirements of the Equal Benefits Ordinance (“EBO”), codified at LAAC §10.8.2.1, and sign any required certifications related to such ordinance. Seller agrees to complete the form attached to Appendix K related to the EBO and any certifications attached thereto.

(g)     Contractor Responsibility Ordinance. Seller agrees to comply with the requirements of the Contractor Responsibility Ordinance (“CRO”), codified at LAAC §10.40 et seq., and sign any required certifications related to such ordinance. Seller agrees to complete the form attached to Appendix K related to the CRO and any certifications attached thereto.

(h)     Sweat-Free Procurement Ordinance. Seller agrees to comply with the requirements of the Sweat-Free Procurement Ordinance (“SFPO”), codified at LAAC §10.43 et seq., and sign any required certifications related to such ordinance. Seller agrees to complete the form attached to Appendix K related to the SFPO and any certifications attached thereto. In the case of impracticality in any provisions of the form due to the substitution of Buyer for the City of Los Angeles, Buyer will reasonably accommodate changes and/or substitutions in the requirements of the form as necessary to accomplish the purpose of the SFPO.

(i)     Los Angeles Municipal Lobbying Ordinance. Seller agrees to comply with the disclosure requirements and prohibitions established in the Los Angeles Municipal Lobbying Ordinance if Seller qualifies as a lobbying entity under Los Angeles Municipal Code Section 48.02.

(j)     Iran Contracting Act of 2010. Seller agrees to comply with the requirements of the Iran Contracting Act of 2010, codified in the California Public Contracts Code Section 2200 et seq., and sign the “Iran Contracting Act of 2010 Compliance Affidavit” attached to Appendix K.

IN WITNESS WHEREOF, each Party was represented by legal counsel during the negotiation and execution of this Agreement and the Parties have executed this Agreement as of the dates set forth below effective as of the Effective Date.

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY
Date:	By:

President

Attest:
Assistant Secretary

ONGP LLC

Date:	By:
Name: Title:

Attest:
Name: Title:

APPENDIX A
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

PAYMENT SCHEDULE

1.     Energy Delivered Prior to Commercial Operation or Delivery Commencement, as applicable. The purchase price for Delivered Energy that is comprised of (a) Facility Energy from a New Facility prior to the Commercial Operation Date for such Facility, or (b) Facility Energy from an Existing Facility after the end of the Prior Commitment Period but prior to the Delivery Commencement Date for such Facility, shall be: $56.63 per MWh.

2.     Monthly Delivered Energy Payment. The purchase price for (a) Delivered Energy that is comprised of Facility Energy from a New Facility after the Commercial Operation Date for such Facility, (b) Delivered Energy that is comprised of Facility Energy from an Existing Facility after the Delivery Commencement Date for such Facility, (c) curtailed Energy resulting from a curtailment described in Section 7.4(b) on or after the commencement of the first (1st) Contract Year, and (d) Replacement Energy that is provided on or after the commencement of the first (1st) Contract Year shall be: $75.50 per MWh.

A-1

APPENDIX B
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FACILITIES, PERMITS, LEASES, AND OPERATORS

APPENDIX B-1	Facilities, Permits, Leases, and Operators for Tungsten Mountain Geothermal Energy Facility

APPENDIX B-2	Facilities, Permits, Leases, and Operators for Steamboat Hills Geothermal Energy Facility

APPENDIX B-3	Facilities, Permits, Leases, and Operators for Dixie Meadows Geothermal Energy Facility

APPENDIX B-4	Facilities, Permits, Leases, and Operators for Tungsten Mountain 2 Geothermal Energy Facility

APPENDIX B-5	Facilities, Permits, Leases, and Operators for Baltazor Hot Springs Geothermal Energy Facility

APPENDIX B-6	Facilities, Permits, Leases, and Operators for Dixie Meadows 2 Geothermal Energy Facility

APPENDIX B-7	Facilities, Permits, Leases, and Operators for Brady Geothermal Energy Facility

APPENDIX B-8	Facilities, Permits, Leases, and Operators for Steamboat 2 Geothermal Energy Facility

APPENDIX B-9	Facilities, Permits, Leases, and Operators for Steamboat 3 Geothermal Energy Facility

APPENDIX B - 1
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FACILITIES, PERMITS, LEASES, AND OPERATORS

1.	Name of Facility:	Tungsten Mountain Geothermal Energy Facility

Seller may from time to time refurbish, repower, decommission or otherwise modify power plants and related property, equipment, facilities and improvements of any Facility using Prudent Utility Practices. Each such refurbishing, repowering, decommissioning or other modification shall comply with the applicable terms and provisions of the Agreement and shall not impair Seller’s ability to carry out its obligations under the Agreement. Except as permitted in Section 6.4, Seller shall not use any such refurbished, repowered, decommissioned, or otherwise modified power plants and related property, equipment, facilities and improvements for the purpose of making sales of electrical energy or capacity to third parties without the prior written consent of Buyer. For the avoidance of doubt, except as permitted pursuant to Section 3.9, the Guaranteed Generation and Maximum Generation will not be revised to reflect any such refurbishing, repowering, decommissioning or other modification of any Facility.

Location:	Churchill County, Nevada

Facility Site:	Alpine Road Fallon, NV 89406

Facility Interconnection Rights and Interests:	Project Company has obtained a large generator interconnection agreement with NV Energy

	Facility Transmission Rights and Interests:	A Transmission Service Agreement with Transmission Provider is being pursued by Seller

	Point of Interconnection:	230 kV Alpine Switching Station

	Prior Commitment Period (if applicable):	Not Applicable

	New Facility or Existing Facility:	Not Applicable

	Water Supply Agreement:	Not Applicable

2.	Owner:	ORNI 43 LLC

3.	Operator:	Ormat Nevada Inc., subject to Section 4.5

4.	Equipment:
	(a) Type of Facility:	Geothermal Electric Generation Facility
	(b) Expected Facility Net Capacity:	24 MW

5.	Expected Commercial Operation Date	December 31, 2017

6.	Facility Geothermal Resource Leases and Rights of Way:

GEOTHERMAL LEASES
LEASE #	ISSUER	HELD BY	ACRES	DATE ISSUED
NVN – 086897	BLM	ORNI 43 LLC	400	9/1/2009
NVN – 088428	BLM	ORNI 43 LLC	320	6/1/2010
NVN – 090744	BLM	ORNI 43 LLC	560	4/1/2012
NVN - 92480	BLM	ORNI 43 LLC	75	12/1/2013
RIGHTS OF WAY
ROW	ISSUER	HELD BY	ACRES	DATE ISSUED
Mick Casey	Casey	ORNI 43 LLC	4.05	10/1/2014

7.	Permits applicable under Section 2.1(g):

AGENCY	PERMIT	DATE RECEIVED
DRILLING PERMITS
STATE
Nevada Division of Minerals	Well 56(45)-22	4/9/2014
Nevada Division of Minerals	Well 84A-22	2/16/2016
Nevada Division of Minerals	Well 84B-22	5/2/2016
Nevada Division of Minerals	Well 56A-22	6/3/2016
FEDERAL
Bureau of Land Management (BLM)	Decision Record for Exploration EA	3/28/2012
PRINCIPAL DISCRETIONARY PERMITS
FEDERAL
Bureau of Land Management (BLM)	Record of Decision (ROD) for Development EA – including all relevant federal environmental-related documents required for construction	3/25/2016
ENVIRONMENTAL DOCUMENTS
FEDERAL
Bureau of Land Management (BLM)	Plan of Utilization	3/25/2016
Bureau of Land Management (BLM)	Final Environmental Analysis (EA)	3/25/2016

8.	Additional permits required to achieve Commercial Operation:

AGENCY	PERMIT
PRINCIPAL DISCRETIONARY PERMITS
LOCAL/REGIONAL
Churchill County Planning Commission	Special Use Permit
MINISTERIAL PERMITS
LOCAL/REGIONAL
Churchill County	Building Permit(s)
STATE
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Surface Area Disturbance Permit (construction and air quality)
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Permit to Construct
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Class II AQ Permit to Operate
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Permit to Operate
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Underground Injection Control Permit
FEDERAL
Bureau of Land Management (BLM)	Facility Construction Permit – Site License
Bureau of Land Management (BLM)	Transmission Line ROW
Bureau of Land Management (BLM)	Facility Construction Permit – Site License
Bureau of Land Management (BLM)	Commercial Use Permit
Federal Energy Regulatory Commission (FERC)	QF Self-Certification
ENVIRONMENTAL DOCUMENTS
FEDERAL
Bureau of Land Management (BLM)	Plan of Development (transmission line)

9.     Geothermal Fluid Sales Agreement:               Not Applicable

APPENDIX B - 2
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FACILITIES, PERMITS, LEASES, AND OPERATORS

1.	Name of Facility:	Steamboat Hills Geothermal Energy Facility

Seller may from time to time refurbish, repower, decommission or otherwise modify power plants and related property, equipment, facilities and improvements of any Facility using Prudent Utility Practices. Each such refurbishing, repowering, decommissioning or other modification shall comply with the applicable terms and provisions of the Agreement and shall not impair Seller’s ability to carry out its obligations under the Agreement. Except as permitted in Section 6.4, Seller shall not use any such refurbished, repowered, decommissioned, or otherwise modified power plants and related property, equipment, facilities and improvements for the purpose of making sales of electrical energy or capacity to third parties without the prior written consent of Buyer. For the avoidance of doubt, except as permitted pursuant to Section 3.9, the Guaranteed Generation and Maximum Generation will not be revised to reflect any such refurbishing, repowering, decommissioning or other modification of any Facility.

Location:	Washoe County, Nevada

Facility Site:	1010 Power Plant Road Reno, NV 89521

Facility Interconnection Rights and Interests:	Current interconnection rights are grandfathered through an existing PURPA PPA and will be converted to a small generator interconnection agreement with NV Energy

Facility Transmission Rights and Interests:	A Transmission Service Agreement with Transmission Provider is being pursued by Seller

Point of Interconnection:	120 kV Sierra Steamboat Substation

Prior Commitment Period (if applicable):	Through February 22, 2018 at hour ending 24:00

	New Facility or Existing Facility:	Existing Facility

	Water Supply Agreement:	Not Applicable

2.	Owner:	Steamboat Hills LLC

3.	Operator:	Ormat Nevada Inc., subject to Section 4.5

4.	Equipment:
	(a) Type of Facility:	Geothermal Electric Generation Facility
	(b) Expected Facility Net Capacity:	12 MW

5.	Expected Delivery Commencement Date	March 31, 2018

6.	Facility Geothermal Resource Leases and Rights of Way:	Not Applicable

7.	Permits applicable under Section 2.1(g):

AGENCY	PERMIT	DATE RECEIVED
PRINCIPAL DISCRETIONARY PERMITS
LOCAL/REGIONAL
Washoe County Planning Commission	Special Use Permit	1/3/2006
MINISTERIAL PERMITS
STATE
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Permit to Operate	4/10/2007

8.	Additional permits required to achieve Delivery Commencement:

AGENCY	PERMIT
FEDERAL
Federal Energy Regulatory Commission	FERC QF Self-Recertification

9.     Geothermal Fluid Sales Agreement:

FLUID SALES AGREEMENT
ISSUER		EFFECTIVE DATE
Upper Steamboat Field Company (USFC)		February 23, 2018
FLUID SALES AGREEMENT - GEOTHERMAL LEASES
LEASE #	ISSUER	ACRES	DATE ISSUED
NVN – 12085	BLM	1,547.75	12/1/1975
NVN - 29821	BLM	248.75	8/11/1980
88-6036380	Nell J. Redfield Trust	164.90	2/1/1982
88-0203848	Ormat Nevada Inc.	40	1/17/2014
3-08627-00	Ormat Nevada Inc.	92.30	8/7/2008

APPENDIX B - 3
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FACILITIES, PERMITS, LEASES, AND OPERATORS

1.	Name of Facility:	Dixie Meadows Geothermal Energy Facility

Seller may from time to time refurbish, repower, decommission or otherwise modify power plants and related property, equipment, facilities and improvements of any Facility using Prudent Utility Practices. Each such refurbishing, repowering, decommissioning or other modification shall comply with the applicable terms and provisions of the Agreement and shall not impair Seller’s ability to carry out its obligations under the Agreement. Except as permitted in Section 6.4, Seller shall not use any such refurbished, repowered, decommissioned, or otherwise modified power plants and related property, equipment, facilities and improvements for the purpose of making sales of electrical energy or capacity to third parties without the prior written consent of Buyer. For the avoidance of doubt, except as permitted pursuant to Section 3.9, the Guaranteed Generation and Maximum Generation will not be revised to reflect any such refurbishing, repowering, decommissioning or other modification of any Facility.

Location:	Churchill County, Nevada

Facility Site:	Dixie Valley Road Fallon, NV 89406

Facility Interconnection Rights and Interests:	Project Company has obtained a large generator interconnection agreement with NV Energy

Facility Transmission Rights and Interests:	A Transmission Service Agreement with Transmission Provider is being pursued by Seller

Point of Interconnection:	120 kV Bannock Substation

Prior Commitment Period (if applicable):	Not Applicable

New Facility or Existing Facility:	New Facility

	Water Supply Agreement:	Not Applicable

2.	Owner:	ORNI 32 LLC

3.	Operator:	Ormat Nevada Inc., subject to Section 4.5

4.	Equipment:
	(a) Type of Facility:	Geothermal Electric Generation Facility
	(b) Expected Facility Net Capacity:	21 MW

5.	Expected Commercial Operation Date	December 31, 2018

6.	Facility Geothermal Resource Leases and Rights of Way:

GEOTHERMAL LEASES
LEASE #	ISSUER	HELD BY	ACRES	DATE ISSUED
NVN – 83934	BLM	ORNI 32 LLC	2,038.32	10/1/2007
NVN - 92717	BLM	ORNI 32 LLC	40	12/1/2014
NVN – 91823	BLM	ORNI 32 LLC	160	2/26/2013
NVN – 92479	BLM	ORNI 32 LLC	387.60	11/22/2013
RIGHTS OF WAY
ROW#	ISSUER	HELD BY	ACRES	DATE ISSUED
NVN – 091204	BLM	ORNI 32 LLC	5.596	5/20/2013
NVN – 088170	BLM	ORNI 32 LLC	86.18	9/20/2010
NVN – 091203	BLM	ORNI 32 LLC	1.819	2/12/2013

7.	Permits applicable under Section 2.1(g):

AGENCY	PERMIT	DATE RECEIVED
FEDERAL
Bureau of Land Management (BLM)	Decision Record for Exploration EA	1/17/2012

8.	Additional permits required to achieve Commercial Operation:

AGENCY	PERMIT
DRILLING PERMITS
STATE
Nevada Division of Minerals	Multiple Wells for Production and Injection
PRINCIPAL DISCRETIONARY PERMITS
LOCAL/REGIONAL
Churchill County Planning Commission	Special Use Permit
FEDERAL
Bureau of Land Management (BLM)	Decision Record for Development EA – including all relevant federal environmental-related documents required for construction
MINISTERIAL PERMITS
LOCAL/REGIONAL
Churchill County	Building Permit(s)
STATE
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Surface Area Disturbance Permit (construction and air quality)
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Permit to Construct
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Class II AQ Permit to Operate
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Permit to Operate
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Underground Injection Control Permit
FEDERAL
Bureau of Land Management (BLM)	Facility Construction Permit – Site License
Bureau of Land Management (BLM)	Transmission Line ROW
Bureau of Land Management (BLM)	Facility Construction Permit – Site License
Bureau of Land Management (BLM)	Commercial Use Permit
Federal Energy Regulatory Commission (FERC)	QF Self-Certification
ENVIRONMENTAL DOCUMENTS
FEDERAL
Bureau of Land Management (BLM)	Plan of Utilization
Bureau of Land Management (BLM)	Plan of Development (transmission line)
Bureau of Land Management (BLM)	Final Environmental Analysis (EA)

9.	Geothermal Fluid Sales Agreement:	Not Applicable

APPENDIX B - 4
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FACILITIES, PERMITS, LEASES, AND OPERATORS

1.	Name of Facility:	Tungsten Mountain 2 Geothermal Energy Facility

Seller may from time to time refurbish, repower, decommission or otherwise modify power plants and related property, equipment, facilities and improvements of any Facility using Prudent Utility Practices. Each such refurbishing, repowering, decommissioning or other modification shall comply with the applicable terms and provisions of the Agreement and shall not impair Seller’s ability to carry out its obligations under the Agreement. Except as permitted in Section 6.4, Seller shall not use any such refurbished, repowered, decommissioned, or otherwise modified power plants and related property, equipment, facilities and improvements for the purpose of making sales of electrical energy or capacity to third parties without the prior written consent of Buyer. For the avoidance of doubt, except as permitted pursuant to Section 3.9, the Guaranteed Generation and Maximum Generation will not be revised to reflect any such refurbishing, repowering, decommissioning or other modification of any Facility.

Location:	Churchill County, Nevada

Facility Site:	Alpine Road Fallon, NV 89406

Facility Interconnection Rights and Interests:	Project Company has obtained a large generator interconnection agreement with NV Energy

Facility Transmission Rights and Interests:	A Transmission Service Agreement with Transmission Provider is being pursued by Seller

Point of Interconnection:	230 kV Alpine Switching Station

Prior Commitment Period (if applicable):	Not Applicable

New Facility or Existing Facility:	New Facility

	Water Supply Agreement:	Not Applicable

2.	Owner:	ORNI 43 LLC

3.	Operator:	Ormat Nevada Inc., subject to Section 4.5

4.	Equipment:
	(a) Type of Facility:	Geothermal Electric Generation Facility
	(b) Expected Facility Net Capacity:	24 MW

5.	Expected Commercial Operation Date	December 31, 2020

6.	Facility Geothermal Resource Leases and Rights of Way:

GEOTHERMAL LEASES
LEASE #	ISSUER	HELD BY	ACRES	DATE ISSUED
NVN – 086897	BLM	ORNI 43 LLC	400	9/1/2009
NVN – 088428	BLM	ORNI 43 LLC	320	6/1/2010
NVN – 090744	BLM	ORNI 43 LLC	560	4/1/2012
NVN - 92480	BLM	ORNI 43 LLC	75	12/1/2013
RIGHTS OF WAY
ROW	ISSUER	HELD BY	ACRES	DATE ISSUED
Mick Casey	Casey	ORNI 43 LLC	4.05	10/1/2014

7.	Permits applicable under Section 2.1(g):

AGENCY	PERMIT	DATE RECEIVED
FEDERAL
Bureau of Land Management (BLM)	Decision Record for Exploration EA	3/28/2012
PRINCIPAL DISCRETIONARY PERMITS
LOCAL/REGIONAL
FEDERAL
Bureau of Land Management (BLM)	Decision Record for Development EA – including all relevant federal environmental-related documents required for construction	3/25/2016
ENVIRONMENTAL DOCUMENTS
FEDERAL
Bureau of Land Management (BLM)	Plan of Utilization	3/25/2016
Bureau of Land Management (BLM)	Final Environmental Analysis (EA)	3/25/2016

8.	Additional permits required to achieve Commercial Operation:

AGENCY	PERMIT
DRILLING PERMITS
STATE
Nevada Division of Minerals	Multiple Wells for Production and Injection
PRINCIPAL DISCRETIONARY PERMITS
LOCAL/REGIONAL
Churchill County Planning Commission	Special Use Permit Amendment
MINISTERIAL PERMITS
LOCAL/REGIONAL
Churchill County	Building Permit(s)
STATE
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Surface Area Disturbance Permit (construction and air quality)
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Permit to Construct
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Class II AQ Permit Amendment to Operate
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Permit to Operate
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Underground Injection Control Permit
FEDERAL
Bureau of Land Management (BLM)	Facility Construction Permit – Site License
Bureau of Land Management (BLM)	Facility Construction Permit – Site License
Bureau of Land Management (BLM)	Commercial Use Permit
Federal Energy Regulatory Commission (FERC)	QF Self-Certification

9.	Geothermal Fluid Sales Agreement:	Not Applicable

APPENDIX B - 5
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FACILITIES, PERMITS, LEASES, AND OPERATORS

1.	Name of Facility:	Baltazor Hot Springs Geothermal Energy Facility

Seller may from time to time refurbish, repower, decommission or otherwise modify power plants and related property, equipment, facilities and improvements of any Facility using Prudent Utility Practices. Each such refurbishing, repowering, decommissioning or other modification shall comply with the applicable terms and provisions of the Agreement and shall not impair Seller’s ability to carry out its obligations under the Agreement. Except as permitted in Section 6.4, Seller shall not use any such refurbished, repowered, decommissioned, or otherwise modified power plants and related property, equipment, facilities and improvements for the purpose of making sales of electrical energy or capacity to third parties without the prior written consent of Buyer. For the avoidance of doubt, except as permitted pursuant to Section 3.9, the Guaranteed Generation and Maximum Generation will not be revised to reflect any such refurbishing, repowering, decommissioning or other modification of any Facility.

Location:	Humboldt County, Nevada

Facility Site:	State Route 140 Denio, NV 89404

Facility Interconnection Rights and Interests:	Project Company is in the process of obtaining a large generator interconnection agreement with Harney Electric Cooperative

Facility Transmission Rights and Interests:	A Transmission Service Agreement with Transmission Provider is being pursued by Seller

Point of Interconnection:	HEC 115 kV Quinn River Substation

Prior Commitment Period (if applicable):	Not Applicable

New Facility or Existing Facility:	New Facility

Water Supply Agreement:	Not Applicable

2.	Owner:	ORNI 52 LLC

3.	Operator:	Ormat Nevada Inc., subject to Section 4.5

4.	Equipment:
	(a) Type of Facility:	Geothermal Electric Generation Facility
	(b) Expected Facility Net Capacity:	20 MW

5.	Expected Commercial Operation Date	December 31, 2020

6.	Facility Geothermal Resource Leases and Rights of Way:

GEOTHERMAL LEASES
LEASE #	ISSUER	HELD BY	ACRES	DATE ISSUED
NVN – 086871	BLM	Ormat Nevada Inc.	3,133	9/1/2009

7.	Permits applicable under Section 2.1(g):	None

8.	Additional permits required to achieve Commercial Operation:

AGENCY	PERMIT
DRILLING PERMITS
STATE
Nevada Division of Minerals	Multiple Wells for Production and Injection
FEDERAL
Bureau of Land Management (BLM)	Decision Record for Development EA – including all relevant federal environmental-related documents required for construction
PRINCIPAL DISCRETIONARY PERMITS
LOCAL/REGIONAL
Humboldt County Planning Commission	Special Use Permit Amendment
MINISTERIAL PERMITS
LOCAL/REGIONAL
Humboldt County	Building Permit(s)
STATE
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Surface Area Disturbance Permit (construction and air quality)
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Permit to Construct
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Class II AQ Permit to Operate
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Permit to Operate
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Underground Injection Control Permit
FEDERAL
Bureau of Land Management (BLM)	Facility Construction Permit – Site License
Bureau of Land Management (BLM)	Transmission Line ROW
Bureau of Land Management (BLM)	Facility Construction Permit – Site License
Bureau of Land Management (BLM)	Commercial Use Permit
Federal Energy Regulatory Commission (FERC)	QF Self-Certification
ENVIRONMENTAL DOCUMENTS
FEDERAL
Bureau of Land Management (BLM)	Plan of Utilization
Bureau of Land Management (BLM)	Plan of Development (transmission line)
Bureau of Land Management (BLM)	Final Environmental Analysis (EA)

9.	Geothermal Fluid Sales Agreement:	Not Applicable

APPENDIX B - 6
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FACILITIES, PERMITS, LEASES, AND OPERATORS

1.	Name of Facility:	Dixie Meadows 2 Geothermal Energy Facility

Seller may from time to time refurbish, repower, decommission or otherwise modify power plants and related property, equipment, facilities and improvements of any Facility using Prudent Utility Practices. Each such refurbishing, repowering, decommissioning or other modification shall comply with the applicable terms and provisions of the Agreement and shall not impair Seller’s ability to carry out its obligations under the Agreement. Except as permitted in Section 6.4, Seller shall not use any such refurbished, repowered, decommissioned, or otherwise modified power plants and related property, equipment, facilities and improvements for the purpose of making sales of electrical energy or capacity to third parties without the prior written consent of Buyer. For the avoidance of doubt, except as permitted pursuant to Section 3.9, the Guaranteed Generation and Maximum Generation will not be revised to reflect any such refurbishing, repowering, decommissioning or other modification of any Facility.

Location:	Churchill County, Nevada

Facility Site:	Dixie Valley Road Fallon, NV 89406

Facility Interconnection Rights and Interests:	Project Company will be obtaining a large generator interconnection agreement with NV Energy

Facility Transmission Rights and Interests:	A Transmission Service Agreement with Transmission Provider is being pursued by Seller

Point of Interconnection:	120 kV Bannock Substation

Prior Commitment Period (if applicable):	Not Applicable

	New Facility or Existing Facility:	New Facility

	Water Supply Agreement:	Not Applicable

2.	Owner:	ORNI 32 LLC

3.	Operator:	Ormat Nevada Inc., subject to Section 4.5

4.	Equipment:
	(a) Type of Facility:	Geothermal Electric Generation Facility
	(b) Expected Facility Net Capacity:	21 MW

5.	Expected Commercial Operation Date	December 31, 2020

6.	Facility Geothermal Resource Leases and Rights of Way:

GEOTHERMAL LEASES
LEASE #	ISSUER	HELD BY	ACRES	DATE ISSUED
NVN – 83934	BLM	ORNI 32 LLC	2,038.32	10/1/2007
NVN - 92717	BLM	ORNI 32 LLC	40	12/1/2014
NVN – 91823	BLM	ORNI 32 LLC	160	2/26/2013
NVN – 92479	BLM	ORNI 32 LLC	387.60	11/22/2013
RIGHTS OF WAY
ROW#	ISSUER	HELD BY	ACRES	DATE ISSUED
NVN – 091204	BLM	ORNI 32 LLC	5.596	5/20/2013
NVN – 088170	BLM	ORNI 32 LLC	86.18	9/20/2010
NVN – 091203	BLM	ORNI 32 LLC	1.819	2/12/2013

7.	Permits applicable under Section 2.1(g):

AGENCY	PERMIT	DATE RECEIVED
FEDERAL
Bureau of Land Management (BLM)	Decision Record for Exploration EA	1/17/2012

8.	Additional permits required to achieve Commercial Operation:

AGENCY	PERMIT
DRILLING PERMITS
STATE
Nevada Division of Minerals	Multiple Wells for Production and Injection
PRINCIPAL DISCRETIONARY PERMITS
LOCAL/REGIONAL
Churchill County Planning Commission	Special Use Permit
FEDERAL
Bureau of Land Management (BLM)	Decision Record for Development EA – including all relevant federal environmental-related documents required for construction
MINISTERIAL PERMITS
LOCAL/REGIONAL
Churchill County	Building Permit(s)
STATE
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Surface Area Disturbance Permit (construction and air quality)
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Permit to Construct
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Class II AQ Permit to Operate
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Permit to Operate
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Underground Injection Control Permit
FEDERAL
Bureau of Land Management (BLM)	Facility Construction Permit – Site License
Bureau of Land Management (BLM)	Transmission Line ROW
Bureau of Land Management (BLM)	Facility Construction Permit – Site License
Bureau of Land Management (BLM)	Commercial Use Permit
Federal Energy Regulatory Commission (FERC)	QF Self-Certification
ENVIRONMENTAL DOCUMENTS
FEDERAL
Bureau of Land Management (BLM)	Plan of Utilization
Bureau of Land Management (BLM)	Plan of Development (transmission line)
Bureau of Land Management (BLM)	Final Environmental Analysis (EA)

9.	Geothermal Fluid Sales Agreement:	Not Applicable

APPENDIX B - 7
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FACILITIES, PERMITS, LEASES, AND OPERATORS

1.	Name of Facility:	Brady Geothermal Energy Facility

Seller may from time to time refurbish, repower, decommission or otherwise modify power plants and related property, equipment, facilities and improvements of any Facility using Prudent Utility Practices. Each such refurbishing, repowering, decommissioning or other modification shall comply with the applicable terms and provisions of the Agreement and shall not impair Seller’s ability to carry out its obligations under the Agreement. Except as permitted in Section 6.4, Seller shall not use any such refurbished, repowered, decommissioned, or otherwise modified power plants and related property, equipment, facilities and improvements for the purpose of making sales of electrical energy or capacity to third parties without the prior written consent of Buyer. For the avoidance of doubt, except as permitted pursuant to Section 3.9, the Guaranteed Generation and Maximum Generation will not be revised to reflect any such refurbishing, repowering, decommissioning or other modification of any Facility.

Location:	Churchill County, Nevada

Facility Site:	10750 Interstate 80 East, Exit 65 Fallon, NV 89406

Facility Interconnection Rights and Interests:	Current interconnection rights are grandfathered through existing PURPA PPA and will convert to a small generator interconnection agreement with NV Energy

Facility Transmission Rights and Interests:	A Transmission Service Agreement with Transmission Provider is being pursued by Seller

Point of Interconnection:	120 kV Brady Substation

Prior Commitment Period (if applicable):	Through July 29, 2022 at hour ending 24:00

New Facility or Existing Facility:	Existing Facility

	Water Supply Agreement:	Not Applicable

2.	Owner:	Brady Power Partners

3.	Operator:	Ormat Nevada Inc., subject to Section 4.5

4.	Equipment:
	(a) Type of Facility:	Geothermal Electric Generation Facility
	(b) Expected Facility Net Capacity:	12 MW

5.	Expected Delivery Commencement Date	August 31, 2022

6.	Facility Geothermal Resource Leases and Rights of Way:

GEOTHERMAL LEASES
LEASE #	ISSUER	HELD BY	ACRES	DATE ISSUED
N-10922	BLM	Brady Power Partners	80	9/5/1975
N-40353	BLM	Brady Power Partners	40	3/28/1986
N-40355	BLM	Brady Power Partners	35	6/10/1986
N-46566	BLM	Brady Power Partners	120	10/1/1975
N-62739	BLM	Brady Power Partners	160	8/11/1998
N-65558	BLM	Brady Power Partners	200	10/1/1975
N-65561	BLM	Brady Power Partners	240	10/1/1975
SPL-6282	BLM	Brady Power Partners	4,080	6/25/2004
RIGHTS OF WAY
ROW#	ISSUER	HELD BY	ACRES	DATE ISSUED
NVN – 062280	BLM	Brady Power Partners	13	2/19/1998
29-462-0001	Newmont USA Limited	Brady Power Partners		2/6/2004

7.	Permits applicable under Section 2.1(g):

AGENCY	PERMIT	DATE RECEIVED
DRILLING PERMITS
STATE
Nevada Division of Minerals	Well 18-1	5/4/1993
Nevada Division of Minerals	Well 18B-31	3/4/1992
Nevada Division of Minerals	Well 18D-31	3/4/1992
Nevada Division of Minerals	Well 27-1	6/21/1996
Nevada Division of Minerals	Well 47C-1	2/10/1992
Nevada Division of Minerals	Well 48A-1	2/10/1992
Nevada Division of Minerals	Well 73-25	8/17/1998
PRINCIPAL DISCRETIONARY PERMITS
LOCAL/REGIONAL
Churchill County Planning Commission	Special Use Permit	10/21/1991
FEDERAL
Bureau of Land Management (BLM)	Decision Record for Development EA – including all relevant federal environmental-related documents required for construction	7/24/2008
MINISTERIAL PERMITS
STATE
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Underground Injection Control Permit	9/25/2012
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Registration (implemented post-project)	6/14/2012
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Class II AQ Permit to Operate	6/30/2011
Nevada Department of Wildlife (“NDOW”)	Industrial Artificial Pond Permit	10/1/2007

8.	Additional permits required to achieve Delivery Commencement:

AGENCY	PERMIT
FEDERAL
Federal Energy Regulatory Commission	FERC QF Self-Recertification

9.	Geothermal Fluid Sales Agreement:	Not Applicable

APPENDIX B - 8
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FACILITIES, PERMITS, LEASES, AND OPERATORS

1.	Name of Facility:	Steamboat 2 Geothermal Energy Facility

Seller may from time to time refurbish, repower, decommission or otherwise modify power plants and related property, equipment, facilities and improvements of any Facility using Prudent Utility Practices. Each such refurbishing, repowering, decommissioning or other modification shall comply with the applicable terms and provisions of the Agreement and shall not impair Seller’s ability to carry out its obligations under the Agreement. Except as permitted in Section 6.4, Seller shall not use any such refurbished, repowered, decommissioned, or otherwise modified power plants and related property, equipment, facilities and improvements for the purpose of making sales of electrical energy or capacity to third parties without the prior written consent of Buyer. For the avoidance of doubt, except as permitted pursuant to Section 3.9, the Guaranteed Generation and Maximum Generation will not be revised to reflect any such refurbishing, repowering, decommissioning or other modification of any Facility.

Location:	Washoe County, Nevada

Facility Site:	1010 Power Plant Road Reno, NV 89521

Facility Interconnection Rights and Interests:	Current interconnection rights are grandfathered through an existing PURPA PPA and will be converted to a small generator interconnection agreement with NV Energy

Facility Transmission Rights and Interests:	A Transmission Service Agreement with Transmission Provider is being pursued by Seller

Point of Interconnection:	120 kV Sierra Steamboat Substation

Prior Commitment Period (if applicable):	Through December 12, 2022 at hour ending 24:00.

New Facility or Existing Facility:	Existing Facility

	Water Supply Agreement:	Not Applicable

2.	Owner:	Steamboat Development LLC

3.	Operator:	Ormat Nevada Inc., subject to Section 4.5

4.	Equipment:
(a) Type of Facility:
	(b) Expected Facility Net Capacity:	Geothermal Electric Generation Facility
8 MW

5.	Expected Delivery Commencement Date	December 31, 2022

6.	Facility Geothermal Resource Leases and Rights of Way:

SURFACE LEASES
ISSUER	HELD BY	ACRES	DATE ISSUED
Fleetwood Corporation	Steamboat Development LLC	226.56	5/31/1991

7.	Permits applicable under Section 2.1(g):

AGENCY	PERMIT	DATE RECEIVED
PRINCIPAL DISCRETIONARY PERMITS
LOCAL/REGIONAL
Washoe County Planning Commission	Special Use Permit	10/18/1991
FEDERAL
MINISTERIAL PERMITS
LOCAL/REGIONAL
Washoe County District Health Department	Permit to Operate and Air Pollution Emission Source	12/31/13
STATE
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Registration (implemented post-project)	6/18/2013

8.	Additional permits required to achieve Delivery Commencement:

AGENCY	PERMIT
FEDERAL
Federal Energy Regulatory Commission	FERC QF Self-Recertification

9. Geothermal Fluid Sales Agreement:

FLUID SALES AGREEMENT
ISSUER		EFFECTIVE DATE
Lower Steamboat Field Company		December 14, 2022
FLUID SALES AGREEMENT - GEOTHERMAL LEASES
LEASE #	ISSUER	ACRES	DATE ISSUED
Fleetwoood	Fleetwood Corporation	226.564	5/31/1991
Guisti	Guisti Investments LLC	60.153	6/27/1988
Sierra Pacific Power Company	Sierra Pacific Power Company	30.840	11/18/1983

APPENDIX B - 9
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FACILITIES, PERMITS, LEASES, AND OPERATORS

1.	Name of Facility:	Steamboat 3 Geothermal Energy Facility

Seller may from time to time refurbish, repower, decommission or otherwise modify power plants and related property, equipment, facilities and improvements of any Facility using Prudent Utility Practices. Each such refurbishing, repowering, decommissioning or other modification shall comply with the applicable terms and provisions of the Agreement and shall not impair Seller’s ability to carry out its obligations under the Agreement. Except as permitted in Section 6.4, Seller shall not use any such refurbished, repowered, decommissioned, or otherwise modified power plants and related property, equipment, facilities and improvements for the purpose of making sales of electrical energy or capacity to third parties without the prior written consent of Buyer. For the avoidance of doubt, except as permitted pursuant to Section 3.9, the Guaranteed Generation and Maximum Generation will not be revised to reflect any such refurbishing, repowering, decommissioning or other modification of any Facility.

Location:	Washoe County, Nevada

Facility Site:	1010 Power Plant Road Reno, NV 89521

Facility Interconnection Rights and Interests:	Current interconnection rights are grandfathered through an existing PURPA PPA and will be converted to a small generator interconnection agreement with NV Energy

Facility Transmission Rights and Interests:	A Transmission Service Agreement with Transmission Provider is being pursued by Seller

Point of Interconnection:	120 kV Sierra Steamboat Substation

Prior Commitment Period (if applicable):	Through December 18, 2022 at hour ending 24:00.

	New Facility or Existing Facility:	Existing Facility

	Water Supply Agreement:	Not Applicable

2.	Owner:	Steamboat Development LLC

3.	Operator:	Ormat Nevada Inc., subject to Section 4.5

4.	Equipment:
	(a) Type of Facility:	Geothermal Electric Generation Facility
	(b) Expected Facility Net Capacity:	8 MW

5.	Expected Delivery Commencement Date	December 31, 2022

6.	Facility Geothermal Resource Leases and Rights of Way:

SURFACE LEASES
ISSUER	HELD BY	ACRES	DATE ISSUED
Fleetwood Corporation	Steamboat Development LLC	226.56	5/31/1991

7.	Permits applicable under Section 2.1(g):

AGENCY	PERMIT	DATE RECEIVED
PRINCIPAL DISCRETIONARY PERMITS
LOCAL/REGIONAL
Washoe County Planning Commission	Special Use Permit	10/18/1991
FEDERAL
MINISTERIAL PERMITS
LOCAL/REGIONAL
Washoe County District Health Department	Permit to Operate and Air Pollution Emission Source	12/31/13
STATE
Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	Chemical Accident Prevention Program (CAPP) Registration (implemented post-project)	6/18/2013

8.	Additional permits required to achieve Delivery Commencement:

AGENCY	PERMIT
FEDERAL
Federal Energy Regulatory Commission	FERC QF Self-Recertification

9. Geothermal Fluid Sales Agreement:

FLUID SALES AGREEMENT
ISSUER		EFFECTIVE DATE
Lower Steamboat Field Company		December 14, 2022
FLUID SALES AGREEMENT - GEOTHERMAL LEASES
LEASE #	ISSUER	ACRES	DATE ISSUED
Fleetwoood	Fleetwood Corporation	226.564	5/31/1991
Guisti	Guisti Investments LLC	60.153	6/27/1988
Sierra Pacific Power Company	Sierra Pacific Power Company	30.840	11/18/1983

APPENDIX C
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

BUYER AND SELLER BILLING, NOTIFICATION AND SCHEDULING CONTACT INFORMATION

1.	Authorized Representative. Correspondence pursuant to Section 14.2 shall be transmitted to the following addresses:

1.1	If to Buyer:

Southern California Public Power Authority

C/o Executive Director

1160 Nicole Court

Glendora, CA 91740

Telephone: 626-793-9364

Facsimile: 626-793-9461

Email: shomer@scppa.org; kellis@scppa.org

With a copy to:

Los Angeles Department of Water and Power (LADWP)
Sam Mannan – External Generation Division
RE: SCPPA Contract – Ormat Northern Nevada Geothermal Portfolio
111 N. Hope St. Room 1263
Los Angeles, CA 90012
Telephone: (213) 367-4984
Email: Sam.Mannan@ladwp.com

1.2	If to Seller:

ONGP LLC

6225 Neil Road

Reno, NV 89511

Attn: CEO

With a copy to: ONGP LLC - Asset Manager

Telephone: 775-356-9029

Facsimile: 775-356-9039
Email: AssetManager@ormat.com

2.	Billings and payments pursuant to Article XI and Appendix A shall be transmitted to the following addresses:

2.1	If Billing to Buyer:

Southern California Public Power Authority

C/o Executive Director

1160 Nicole Court

Glendora, CA 91740

Attention: Accounts Payable

Email: rduran@scppa.org; shomer@scppa.org; kellis@scppa.org

With a copy to:

Los Angeles Department of Water and Power (LADWP)
SCPPA Accounting Section
RE: SCPPA Contract – Ormat Northern Nevada Geothermal Portfolio
Therese Savery
111 N. Hope St. Room 462
Los Angeles, CA 90012
Email: Therese.Savery@ladwp.com; Atif.HajiDatoo@ladwp.com

2.2	If Payment to Buyer:

Southern California Public Power Authority

C/o Executive Director

1160 Nicole Court

Glendora, CA 91740

Attention: Accounts Receivable

Email: rduran@scppa.org; shomer@scppa.org; kellis@scppa.org

With a copy to:

Los Angeles Department of Water and Power (LADWP)
SCPPA Accounting Section
RE: SCPPA Contract – Ormat Northern Nevada Geothermal Portfolio
Therese Savery
111 N. Hope St. Room 462
Los Angeles, CA 90012
Email: Therese.Savery@ladwp.com; Atif.HajiDatoo@ladwp.com

2.3.	If Billing to Seller:

ONGP LLC

6225 Neil Road

Reno, NV 89511

Attn: CEO

With a copy to: ONGP LLC– Asset Manager

Telephone: 775-356-9029

Facsimile: 775-356-9039

Email: AssetManager@ormat.com

2.4	If Payment to Seller:

ONGP LLC

6225 Neil Road

Reno, NV 89511

Attn: ONGP LLC - Asset Manager

Telephone: 775-356-9029

Facsimile: 775-356-9039

Email: AssetManager@ormat.com

3.	Unless otherwise specified by Buyer (for notices to Buyer) or Seller (for notices to Seller) all notices related to scheduling of the Facility shall be sent to the following address:

If to Buyer:

Southern California Public Power Authority

C/o Executive Director

1160 Nicole Court

Glendora, CA 91740

Attention: Steve Homer, Director of Project Administration; Katherine Ellis, Senior Manager of Project Administration

Telephone: (626) 793-9364

Facsimile: (626) 793-9461

Email: shomer@scppa.org; kellis@scppa.org

With a copy to:

Los Angeles Department of Water and Power (LADWP)
Sam Mannan – External Generation Division
RE: SCPPA Contract – Ormat Northern Nevada Geothermal Portfolio
111 N. Hope St. Room 1263
Los Angeles, CA 90012
Telephone: (213) 367-4984
Email: Sam.Mannan@ladwp.com

If to Seller:

ONGP LLC

6225 Neil Road

Reno, NV 89511

Attn: ONGP LLC - Asset Manager

Telephone: 775-356-9029

Facsimile: 775-356-9039

Email: AssetManager@ormat.com

APPENDIX D
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FORM OF ATTESTATION

____________(Seller)____________ Environmental Attribute Attestation and Bill of Sale

__________________ (“Seller”) hereby sells, transfers and delivers to the Southern California Public Power Authority (“Buyer”) the Environmental Attributes and Environmental Attribute Reporting Rights associated with the generation from the Facility described below:

Facility name and location:

Fuel Type:

Capacity (MW):                              Operational Date:

As applicable:     CEC Reg. no. ___      Energy Admin. ID no. ____     Q.F. ID no. ___

Dates                                                   MWhrs generated

________________ _                    ___________

________________ _                    ___________

________________ _                    ___________

in the amount of one Environmental Attribute or its equivalent for each megawatt hour generated.

Seller further attests, warrants and represents as follows:

i)	the information provided herein is true and correct;

ii)	its sale to Buyer is its one and only sale of the Environmental Attributes and associated Environmental Attribute Reporting Rights referenced herein;

iii)	the Facility generated and delivered to the grid the Energy in the amount indicated as undifferentiated Energy; and

iv)

Seller owns the Facility and each of the Environmental Attributes and Environmental Attribute Reporting Rights associated with the generation of the indicated Energy for delivery to the grid have been generated and sold by the Facility.

This serves as a bill of sale, transferring from Seller to Buyer all of Seller’s right, title and interest in and to the Environmental Attributes and Environmental Attribute Reporting Rights associated with the generation of the Energy for delivery to the grid.

Contact Person:     ____________________ tel:

D-1

APPENDIX E
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FORM OF LETTER OF CREDIT

IRREVOCABLE AND UNCONDITIONAL STANDBY
LETTER OF CREDIT NO. ___________

Applicant:

Beneficiary:

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

1160 Nicole Court

Glendora, CA 91740

Telephone:     (626) 793-9364

Facsimile:       (626) 793-9461

Amount:

Expiry Date:

Expiration Place:

Ladies and Gentlemen:

We hereby issue our Irrevocable Unconditional Documentary Letter of Credit in favor of the beneficiary by order and for the account of the applicant which is available at sight for USD $XX,XXX,XXX by sight payment

(a)

upon presentation to us at our office at [bank’s address],[1] of: (i) your written demand for payment containing the text of Exhibit I and (ii) your signed statement containing the text of Exhibit II; or

(b)

upon both your telephone or fax advice of demand to the attention of ____________________ at telephone and/or fax number _______________ and presentation to us by fax of: (i) your written demand for payment containing the text of Exhibit I and (ii) your statement containing the text of Exhibit II.[2] Funds may be drawn under this Letter of Credit, from time to time, in one or more drawings, in amounts not exceeding in the aggregate the amount specified above.

1 Note to Issuer:The Letter of Credit must be payable in U.S. dollars within the continental U.S.

2 Note to Issuer: If the office specified for presentation is outside of Los Angeles, California, alternative (b) must appear in the Letter of Credit when issued.If the office is in Los Angeles, California, alternative (b) may be included only if the bank establishes and maintains with Southern California Public Power Authority the necessary electronic arrangements.

Upon presentation to us in conformity with the foregoing, we will, on the next business day after such presentation (unless such presentation occurs after 3:00 p.m., Pacific Standard Time, on the day of such presentation, in which event payment will be made after the opening of business at the office specified above on the second business day), but without any other delay whatsoever, irrevocably and without reserve or condition: (a) if the office set forth above for presentation is in Los Angeles, California, pay to your order in the account at the bank designated by you in the demand, the full amount demanded by you in the same-day funds which are immediately available to you, or (b) if the office set forth above for presentation is not in Los Angeles, California, issue payment instructions to the Federal Reserve wire transfer system in proper form to transfer to the account at the bank designated by you in the demand, the full amount demanded by you in the same-day funds which are immediately available to you in Los Angeles, California. We agree that if, on the expiration date of this Letter of Credit, the office specified above is not (i) open for business by virtue of an interruption of the nature described in the Uniform Customs and Practices for Documentary Credits, Article 36, this Letter of Credit will be duly honored if the specified statements are presented by you within thirty (30) days after such office is reopened for business, or (ii) is not otherwise open for business, this Letter of Credit will be duly honored if the specified statements are presented by you within three (3) days after such office is reopened for business.

Payment hereunder shall be made regardless of: (a) any written or oral direction, request, notice or other communication now or hereafter received by us from the Applicant or any other person except you, including without limitation any communication regarding fraud, forgery, lack of authority or other defect not apparent on the face of the documents presented by you, but excluding solely an effective written order issued otherwise than at our instance by a court of competent jurisdiction, which order is legally binding upon us and specifically orders us not to make such payment; (b) the solvency, existence or condition, financial or other, of the Applicant or any other person or property from whom or which we may be entitled to reimbursement for such payment; and (c) without limiting clause (b) above, whether we are in receipt of or expect to receive funds or other property as reimbursement in whole or in part for such payment. We agree that we will not take any action to cause the issuance of an order described in clause (a) of the preceding sentence. We agree that the time set forth herein for payment of any demand(s) for payment is sufficient to enable us to examine such demand(s) and the related documents(s) referred to above with care so as to ascertain that on their face they appear to comply with the terms of this credit and that if such demand(s) and document(s) on their face appear to so comply, failure to make any such payment within such time shall constitute dishonor of such demand(s) and this credit.

The stated amount of this Letter of Credit may be increased or decreased, and the expiration date of this Letter of Credit may be extended, by an amendment to this Letter of Credit in the form of Exhibit III. Any such amendment shall become effective only upon acceptance by your signature on a hard copy amendment.

You shall not be bound by any written or oral agreement of any type between us and the Applicant or any other person relating to this credit, whether now or hereafter existing.

We hereby engage with you that your demand(s) for payment in conformity with the terms of this credit will be duly honored as set forth above. All fees and other costs associated with the issuance of and any drawing(s) against this Letter of Credit shall be for the account of the Applicant. All of the rights of the Southern California Public Power Authority (“SCPPA”) set forth above shall inure to the benefit of your successors. In this connection, in the event of a drawing made by a party other than SCPPA, such drawing must be accompanied by the following signed certification:

“The undersigned does hereby certify that ____[drawer]____ is the successor by operation of law to SCPPA, a beneficiary named in [name of Bank] Letter of Credit no. __________.

[name and title]

Except so far as otherwise expressly stated herein, this documentary credit is subject to the “Uniform Customs and Practices for Documentary Credits,” International Chamber of Commerce, in effect on the date of issuance of this credit.

Yours faithfully, (name of issuing bank)
By
Title

EXHIBIT I
Demand for Payment

Re:          Irrevocable and Unconditional Standby Letter of Credit

No. ________________ Dated ___________, 20__

To Whom It May Concern:

Demand is hereby made upon you for payment to us of $___________ by deposit to our account no. __________ at [insert name of bank]. This demand is made under, and is subject to and governed by, your Irrevocable and Unconditional Standby Letter of Credit no. __________ dated __________, 20__ in the amount of $__________ established by you in our favor for the account of ____________________ as the Applicant.

DATED: ____________________, 20__.

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY
By
Title

E-I-1

EXHIBIT II
Statement

Re:         Your Irrevocable and Unconditional Standby Letter of Credit

No. _____________ Dated ________, 20________

To Whom It May Concern:

Reference is made to your Irrevocable and Unconditional Standby Letter of Credit no. __________, dated __________, 20____ in the amount of $_____________________ established by you in our favor for the account of ________________________.

We hereby certify to you that $________________ is due and owing to us and unpaid under that certain [Describe Agreement].

DATED: ______________, 20__.

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY
By
Title

E-II-1

EXHIBIT III
Amendment

Re:         Irrevocable and Unconditional Standby Letter of Credit

No. ________________ Dated ________________, 20__

Beneficiary:

Southern California Public Power Authority
1160 Nichole Court

Glendora, CA 91740

Applicant:

To Whom It May Concern:

The above referenced Irrevocable and Unconditional Standby Letter of Credit is hereby amended as follows: by increasing / decreasing / leaving unchanged (strike two) the stated amount by $                          to a new stated amount of $                          or by extending the expiration date to _____________________ from ____________________. All other terms and conditions of the Letter of Credit remain unchanged.

This amendment is effective only when accepted by Southern California Public Power Authority, which acceptance may only be valid by a signature of an authorized representative.

Dated: _______________________

Yours faithfully, (name of issuing bank)
By
Title

ACCEPTED

Southern California Public Power Authority

By
Title
Date

APPENDIX F
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

INSURANCE

I.	GENERAL REQUIREMENTS

Prior to the start of work, but not later than thirty (30) days after the date of award of contract, Seller shall furnish Buyer evidence of coverage from insurers rated A VIII or higher by AM Best (for clauses II A - D below) and A- X (for clauses II F-G below) and in a form acceptable to the risk management section of the project manager for Buyer for this purpose. Such insurance shall be maintained by Seller at Seller’s sole cost and expense.

Such insurance shall not limit or qualify the liabilities and obligations of Seller assumed under this Agreement. Buyer shall not by reason of its inclusion under these policies incur liability to the insurance carrier for payment of premium for these policies.

Any insurance carried by Buyer which may be applicable shall be deemed to be excess insurance and Seller’s insurance is primary for all purposes despite any conflicting provision in Seller’s policies to the contrary.

Said evidence of insurance shall contain a provision that the policy cannot be canceled or reduced in coverage or amount without first giving thirty (30) days prior notice thereof (ten (10) days for non-payment of premium) by registered mail to Executive Director, Southern California Public Power Authority, 1160 Nicole Court, Glendora, CA 91740.

Should any portion of the required insurance be on a “Claims Made” policy, Seller shall, at the policy expiration date following completion of work, provide evidence that the “Claims Made” policy has been renewed or replaced with the same limits, terms and conditions of the expiring policy, or that an extended discovery period has been purchased on the expiring policy at least for the contract under which the work was performed.

Seller shall be responsible for all subcontractors’ compliance with the insurance requirements.

II.	SPECIFIC COVERAGES REQUIRED

A.         Commercial Automobile Liability

Seller shall provide Commercial Automobile Liability insurance which shall include coverages for liability arising out of the use of owned, non-owned, and hired vehicles for performance of the work as required to be licensed under the California or any other applicable state vehicle code. The Commercial Automobile Liability insurance shall have not less than $1,000,000.00 combined single limit per occurrence and shall apply to all operations of Seller.

The Commercial Automobile Liability policy shall include Buyer, its Board of Directors, its members, and their officers, agents, and employees while acting within the scope of their employment, as additional insureds with Seller, and shall insure against liability for death, bodily injury, or property damage resulting from the performance of this Agreement. The form of evidence of insurance shall be a Buyer Additional Insured Endorsement or an endorsement to the policy acceptable to Buyer’s risk management agent.

B.         Commercial General Liability

Seller shall provide Commercial General Liability insurance with Contractual Liability, Independent Contractors, Broad Form Property Damage, Premises and Operations, Products and Completed Operations, fire Legal Liability and Personal Injury coverages included. Such insurance shall provide coverage for total limits actually arranged by Seller, but not less than $10,000,000.00 combined single limit per occurrence. Should the policy have an aggregate limit, such aggregate limits should not be less than double the Combined Single Limit. Umbrella or Excess Liability coverages may be used to supplement primary coverages to meet the required limits. Evidence of such coverage shall be on Buyer’s Additional Insured Endorsement form or on an endorsement to the policy acceptable to the Buyer’s risk management agent, and shall provide for the following:

1.	Include Buyer and its officers, agents, and employees as additional insureds with the Named Insured for the activities and operations under this Agreement.

2.

Severability-of-Interest or Cross-Liability Clause such as: “The policy to which this endorsement is attached shall apply separately to each insured against whom a claim is made or suit is brought, except with respect to the limits of the company’s liability.”

3.	A description of the coverages included under the policy.

C.         Excess Liability

Seller may use an Umbrella or Excess Liability Coverage to meet coverage limits specified in this Agreement. Seller shall require the carrier for Excess Liability to properly schedule and to identify the underlying policies as provided for Buyer on the Buyer Additional Insured Endorsement Form, or on an endorsement to the policy acceptable to Buyer’s risk management agent. Such policy shall include, as appropriate, coverage for Commercial General Liability, Commercial Automobile Liability, Employer’s Liability, or other applicable insurance coverages.

D.         Workers’ Compensation/Employer’s Liability Insurance

Seller shall provide Workers’ Compensation insurance covering all of Seller’s employees in accordance with the laws of any state in which the work is to be performed and including Employer’s Liability insurance and a Waiver of Subrogation in favor of Buyer. The limit for Employer’s Liability coverage shall be not less than $1,000,000.00 each accident and shall be a separate policy if not included with Workers’ Compensation coverage. Evidence of such insurance shall be in the form of a Buyer Special Endorsement of insurance or on an endorsement to the policy acceptable to Buyer’s risk management agent. Workers’ Compensation/Employer’s Liability exposure may be self-insured provided that Buyer is furnished with a copy of the certificate issued by the state authorizing Seller to self-insure. Seller shall notify Buyer’s Risk Management Section by receipted delivery as soon as possible of the state withdrawing authority to self-insure.

F.         Property All Risk Insurance

Seller shall procure and maintain an All Risk Physical Damage policy to insure the full replacement value of the property located at Facility as described in this Agreement. The policy shall include coverage for expediting expense, extra expense, Business Interruption, ensuing loss from faulty workmanship, faulty materials, or faulty design.

APPENDIX G
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FORM OF GUARANTEE

This Guarantee dated as of [_____________] is made by [_______________] (the “Guarantor”) in favor of SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY, a joint powers authority created under the laws of the State of California (the “Beneficiary”).

ARTICLE ONE
Section 1.01     Guarantee.

(a)     For valuable consideration in connection with [identify PPA and other Seller Ancillary Documents as appropriate, as each may hereafter be amended, supplemented or otherwise modified from time to time, collectively, the “Guaranteed Contract”] with (Counterparty/Seller name and description to the underlying Guaranteed Contract, the “Counterparty”) subject to the terms and conditions set forth herein and effective from the date herein, the Guarantor irrevocably and unconditionally guarantees to the Beneficiary, its successors and permitted assigns, the prompt payment on demand, in lawful money of the United States, of any amount due and payable to the Beneficiary arising out of or under the Guaranteed Contract, when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) subject to any applicable grace period thereunder and the prompt and proper performance by the Counterparty of all of its other obligations to the Beneficiary pursuant to the Guaranteed Contract (collectively, the “Guaranteed Obligations”). This is a guarantee of payment and performance and not merely a guarantee of collection, and the Guarantor is liable as a primary obligor for the amounts and other obligations due hereunder. The Beneficiary shall make demands for payment or performance hereunder, as the case may be, by providing the Guarantor with written notice as provided below, and the Guarantor shall make payments or perform, as the case may be, within five (5) business days after receipt of any such notice. The Guarantor shall make each payment to the Beneficiary in U.S. Dollars in immediately available funds as directed by the Beneficiary.

(b)     The obligations of Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full in cash and performance of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that: (a) Beneficiary may enforce this Guarantee upon the occurrence and during the continuance of a default or early termination event under the Guaranteed Contracts notwithstanding the existence of any dispute between Counterparty and Beneficiary with respect to the existence of such event; (b) the obligations of Guarantor hereunder are independent of the obligations of Counterparty under the Guaranteed Contracts and the obligations of any other guarantor of obligations of Counterparty and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Counterparty or any of such other guarantors and whether or not Counterparty is joined in any such action or actions; and (c) Guarantor’s payment or performance of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Guaranteed Obligations that has not been paid or performed. This Guarantee is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns, and Guarantor irrevocably waives any right (including any such right arising under California Civil Code Section 2815) to revoke this Guarantee as to future transactions giving rise to any Guaranteed Obligations.

(c)     Any interest on any portion of the Guaranteed Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Counterparty (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantor and Beneficiary that the Guaranteed Obligations should be determined without regard to any rule of law or order that may relieve Counterparty of any portion of such Guaranteed Obligations.

(d)     Upon the failure of Counterparty to pay or perform any of the Guaranteed Obligations when and as the same shall become due, Guarantor will upon demand pay, or cause to be paid, in cash, to Beneficiary an amount equal to the aggregate of the unpaid Guaranteed Obligations, or perform any such outstanding Guaranteed Obligations, as the case may be.

(e)     This Guarantee shall terminate only upon the full satisfaction of the Guaranteed Obligations. If, notwithstanding the foregoing, Guarantor shall have any non-waivable right under applicable law or otherwise to terminate or revoke this Guarantee, Guarantor agrees that the termination or revocation shall not be effective until a written notice of the termination or revocation is received by Beneficiary and shall not affect the rights and powers of Beneficiary to enforce rights arising prior to receipt of the notice. Any rights arising out of advances or actions by Beneficiary after Guarantor’s termination or revocation but prior to receipt of the requisite notice shall be the same as if the termination or revocation had not occurred.

Section 1.02     Guarantee Absolute.

(a)     To the extent required hereunder, the Guaranteed Obligations will be paid strictly in accordance with the terms of the Guaranteed Contract, regardless of any bankruptcy or other law affecting any of such terms or the rights of the Beneficiary with respect thereto. The Guarantor’s obligations under this Guarantee shall not be impaired by any increase, reduction, extension, rearrangement or subordination of the Guaranteed Obligations, any amendment, supplement, or other modification of the Guaranteed Contracts, any grant or impairment of any security or support for the Guaranteed Obligations, the failure to give notice of any default or event of default, however denominated, under the Guaranteed Contracts or of the bringing of action to enforce the payment or performance of the Guaranteed Obligations or any other notice of any kind relating to the Guaranteed Obligations, or any other action which affects the Guaranteed Obligations.

(b)     Guarantor further agrees that, to the extent that the Counterparty or the Guarantor makes a payment or payments to the Beneficiary which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to the Counterparty or the Guarantor or their respective estate, trustee, receiver, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or repayment, this Guarantee and the advances or part thereof which have been paid, reduced, or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction, or satisfaction occurred.

ARTICLE TWO
Section 2.01.     Severability.

(a)     In case any one or more of the provisions of this Guarantee shall for any reason be held to be illegal or invalid by a court of competent jurisdiction, it is the intention of each of the parties to this Guarantee that such illegality or invalidity shall not affect any other provision hereof, but this Guarantee shall be construed or enforced as if such illegal or invalid provision had not been contained herein unless such a court holds that such provisions are not separable from other provisions of this Guarantee.

(b)     The obligations hereunder are joint and several, and independent of the obligations of Counterparty, and a separate action or actions may be brought and prosecuted against Guarantor, whether or not action is brought against Counterparty or whether or not Counterparty is joined in any such action or actions.

ARTICLE THREE
Section 3.01.     Guarantor’s Warranties.

Guarantor makes the following representations and warranties to Beneficiary:

(a)     (i) this Guarantee is executed at Beneficiary’s request; (ii) Guarantor has not and will not without prior written consent of Beneficiary, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein; and (iii) Guarantor has adequate means of obtaining from Counterparty on a continuing basis financial and other information pertaining to Counterparty’s financial condition without relying on Beneficiary therefor;

(b)     Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which Guarantor consider material or which might in any way affect Guarantor’s risks hereunder. With respect to information or material acquired in the normal course of Beneficiary’s relationship with Counterparty, Guarantor agrees that Beneficiary shall have no obligation to disclose such information or material to Guarantor;

(c)     Guarantor is a [______________], duly organized, validly existing and in good standing under the laws of the State of [________], and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Guarantee and effect the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Guarantee;

(d)     the execution, delivery and performance by Guarantor of this Guarantee and has been duly authorized by all necessary action, and do not and will not require any consent or approval of Guarantor’s managing member or equity holders or other Person other than that which has been obtained;

(e)     the execution and delivery of this Guarantee and the fulfillment of and compliance with the provisions of this Guarantee do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any federal, state, local or other governmental authority, or any organizational documents, agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Guarantor is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing or result in or require the creation or imposition of any lien or encumbrance upon any of the properties or assets of Guarantor; and

(f)     this Guarantee constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

ARTICLE FOUR

Section 4.01.     Waivers.

(a)     It shall not be necessary for the Beneficiary, in order to enforce this Guarantee, to exhaust the Beneficiary’s remedies against the Counterparty, to enforce any security or support for the payment or performance of the Guaranteed Obligations, or to enforce any other means of obtaining payment or performance of the Guaranteed Obligations. The Guarantor waives any rights under applicable state law related to the foregoing. Until irrevocable payment in full and performance of the Guaranteed Obligations, the Guarantor will not exercise any right of subrogation (including any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. § 509, or under applicable state law) or any right to participate in any claim or remedy of the Beneficiary against the Counterparty, but this standstill is not intended as a permanent waiver of the subrogation rights of the Guarantor. To the extent permitted by law, Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, and agrees that any payment of any obligation or other act which shall toll any statute of limitations applicable to the obligation shall also operate to toll such statute of limitations applicable to Guarantor’s liability hereunder. The liability of Guarantor hereunder shall be reinstated and revived and the rights of Beneficiary shall continue with respect to any amount paid by Counterparty on account of the obligations guaranteed hereby, which shall thereafter be required to be restored or returned by Beneficiary upon the bankruptcy, insolvency or reorganization of Counterparty or for any other reason, all as though such amount had not been paid. The Guarantor hereby waives notice of acceptance of this Guarantee and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment or performance, protest, notice of dishonor or non-payment or non-performance of any such obligation or liability, suit or the taking of other action by Beneficiary against, and any other notice to, the Counterparty, the Guarantor or others. Any other suretyship defenses are hereby waived by the Guarantor. This Guarantee and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full in cash and performance of the Guaranteed Obligations). The Beneficiary shall not be required to inquire into the capacity or powers of Guarantor or Counterparty or the officers, directors or any agents acting or purporting to act on behalf of any of them.

(b)     In addition to the foregoing, Guarantor specifically waives:

(i)     any right to require Beneficiary to (A) proceed against any person, including Counterparty; (B) proceed against or exhaust any collateral held from Counterparty, and other endorser or guarantor or any other person; (C) give notice of terms, time and place of any public or private sale of personal property or real property security held from Counterparty or comply with any other provisions of Section 9504 of the California Uniform Commercial Code or sections 2924 through 2924k of the California Civil Code, to the extent allowed by law; (D) pursue any other remedy in Beneficiary’s power; or (E) make any presentments, demands for performance, or give any notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any obligations or evidences of indebtedness held by Beneficiary as security, in connection with any obligations or evidences of indebtedness which constitute in whole or in part the obligations guaranteed hereunder, or in connection with the creation of new or additional obligations;

(ii)     in accordance with Section 2856 of the California Civil Code, any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code;

(iii)     any defense arising by reason of (A) the incapacity, lack of authority or any disability or other defense of Counterparty, any other endorser or guarantor or any other person, including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Counterparty from any cause other than payment in full in cash and performance of the Guaranteed Obligations; (B) the cessation from any cause whatsoever, other than payment and performance in full of the obligations of Counterparty, of the liability of Counterparty, any endorser or guarantor or any other person; (C) the application by Counterparty of the proceeds of any obligations for purposes other than the purpose represented by Counterparty to Beneficiary or intended or understood by Beneficiary or Guarantor; (D) any act or omission by Beneficiary which directly or indirectly results in or aids the discharge of Counterparty or any obligations by operation of law or otherwise; (E) any modification of the obligations, in any form whatsoever, including any modification made after revocation hereof to any obligations incurred prior to such revocation, and including the renewal, extension, acceleration or other change in time for payment of the obligations, or other change in the terms of the obligations or any part thereof, including increase or decrease of the rate of interest thereon; (F) any defense based upon (i) any principles or provisions of law, statutory or otherwise which provide that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal or that are or might be in conflict with the terms of this Guarantee and any legal or equitable discharge of Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (G) any defense based upon Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior that amounts to bad faith; (H) any defense based upon notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guarantee, notices of default or early termination under the Guaranteed Contracts or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto and notices of any extension of credit to Counterparty; and (I) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guarantee;

(iv)     any right to enforce any remedy which Beneficiary now has or may hereafter have against Counterparty, any other endorser or guarantor or any other person, and waives any benefit of, or any right to participate in any security whatsoever now or hereafter held by Beneficiary, and waives any rights or benefits which Guarantor might have under California Code of Civil Procedure Sections 580a and 726 (limiting the amount of any deficiency judgment to the difference between the amount of any indebtedness owed and the greater of the fair value of the security or the amount for which the security was actually sold), 580b (barring deficiencies with respect to real property purchase money obligations), and 580d (barring recovery of a deficiency judgment after real property security is sold under a power of private sale) as from time to time amended and Guarantor shall have no right of subrogation;

(v)     all rights and defenses arising out of an election of remedies by the Beneficiary, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against the Counterparty by operation of Section 580d of the California Code of Civil Procedure or otherwise;

(vi)     waives all rights and defenses that the Guarantor may have because the Counterparty’s debt is secured by real property, which shall allow the Beneficiary to collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Counterparty and, if the Beneficiary forecloses on any real property collateral pledged by the Counterparty (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Beneficiary may collect from the Guarantor even if the Beneficiary, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Counterparty. The waiver contained in this Section 4.01(b)(vi) is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Counterparty’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

Section 4.02.     Guarantor’s Understandings With Respect To Waivers.

(a)     Guarantor warrants and agrees that Guarantor has had all necessary opportunity to secure any advice which Guarantor desires with respect to each of the waivers set forth above, that such waivers are made with Guarantor’s full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law.

(b)     Guarantor acknowledges that Guarantor would or might have a defense to enforcement of this Guarantee if, in the absence of an effective waiver or authorization by Guarantor, Beneficiary were to take any of the actions or exercise any of the remedies (i) that are otherwise authorized by Guarantor herein or (ii) that are described in Sections 4.01 and 4.02 and as to which Guarantor waives any defenses. Without limiting the foregoing, in the absence of an effective waiver, Beneficiary’s foreclosure against real property security by power of sale under Section 580d of the California Code of Civil Procedure would destroy Guarantor’s subrogation and reimbursement rights against Counterparty and would thus provide Guarantor with a defense to Beneficiary’s enforcement of this Guarantee. It is Guarantor’s intention in executing this Guarantee to waive all such defenses, including the defense described in the preceding sentence, in advance.

(c)     Until the Guaranteed Obligations are satisfied in full, Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Counterparty or any of its assets in connection with this Guarantee or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Counterparty, (ii) any right to enforce, or to participate in, any claim, right or remedy that Beneficiary now has or may hereafter have against Counterparty, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Beneficiary and (b) any right of contribution Guarantor now has or may hereafter have against any other guarantor of any of the Guaranteed Obligations. Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Counterparty or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Beneficiary may have against Counterparty, to all right, title and interest Beneficiary may have in any such collateral or security, and to any right Beneficiary may have against such other guarantor.

(d)     Notwithstanding the foregoing, all waivers in this Guarantee shall be effective only to the extent permitted by law.

Section 4.03.     Beneficiary’s Rights With Respect To Guarantor’s Property. In addition to all liens upon, and rights of setoff against the moneys, securities or other property of Guarantor given to Beneficiary by law, Beneficiary shall have a lien upon and a right of setoff against all moneys, securities or other property of Guarantor now or hereafter in possession of or on deposit with Beneficiary, whether held in a general or special account or deposit, or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Beneficiary, or by any neglect to exercise such right to setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by any instrument in writing executed by Beneficiary.

Section 4.04.     Subordination of Counterparty’s Debts to Guarantor. Any obligation of Counterparty now or hereafter held by Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such obligation of Counterparty to Guarantor collected or received by Guarantor after a default or early termination event has occurred and is continuing, and any amount paid to Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guaranteed Obligations have not been paid in full, shall be held in trust for Beneficiary and shall forthwith be paid over to Beneficiary to be credited and applied against the Guaranteed Obligations. Such obligation of Counterparty to Guarantor is assigned to Beneficiary as security for this Guarantee and the obligation and, if Beneficiary requests, shall be collected and received by Guarantor, as trustee for Beneficiary and paid over to Beneficiary on account of the obligation of Counterparty to Beneficiary but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guarantee. Any such notes now or hereafter evidencing such obligation of Counterparty to Guarantor shall be marked with a legend that the same are subject to this Guarantee, and, if Beneficiary so requests, shall be delivered to Beneficiary. Guarantor will, and Beneficiary is hereby authorized, in the name of Guarantor from time to time to execute and file financing statements and continuation statements and execute such other documents and take such other action as Beneficiary deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.

Section 4.05     Waiver of Authentication of Validity of Certain Acts. Where any one or more of Counterparties are corporations, partnerships, or limited liability companies it is not necessary for Beneficiary to inquire into the power of Counterparties or the officers, directors, partners, managers, members or agents acting or purporting to act in their behalf, and any obligations made or created in reliance upon the professed exercise of such power shall be guaranteed hereunder.

Section 4.06.     Authorizations To Beneficiary. Guarantor authorizes Beneficiary, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of the obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment or performance of this Guarantee or the obligations guaranteed, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof, including a non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Beneficiary in its discretion may determine; and (d) release or substitute any one or more of the endorsers or guarantors of any obligations. Beneficiary may without notice assign this Guarantee in whole or in part.

ARTICLE FIVE
5.01.     Miscellaneous.

(a)     All notices and other communications between the Guarantor and the Beneficiary provided for in this Guarantee shall be in writing, including facsimile, and delivered or transmitted to the addresses set forth below, or to such other address as shall be designated by the Guarantor in written notice to the other party.

If to the Guarantor:

[Guarantor Name]

[Guarantor Address]

Attn:              Chief Financial Officer

Telephone:    [________________]

Facsimile:      [________________]

If to the Beneficiary:

Southern California Public Power Authority

1160 Nicole Court

Glendora, CA 91740

Attn:              Executive Director

Telephone:    626 793-9364

Facsimile:      626 793-9461

(b)     This Guarantee was made and entered into in the City of Glendora, California and shall be governed by, interpreted and enforced in accordance with the laws of the State of California, without regard to conflict of law principles. All litigation arising out of, or relating to this Guarantee, shall be brought in a state or federal court in the County of Los Angeles in the State of California. The Guarantor hereby irrevocably agrees to submit to the exclusive jurisdiction of such courts in the State of California and waive any defense of forum non conveniens.

(c)     The provisions of this Guarantor may be waived or amended only in writing signed by both the Guarantor and Beneficiary. This Guarantee shall bind and inure to the benefit of the Guarantor and the Beneficiary and their respective successors and permitted assigns, including without limitation, the trustee, but neither party may assign its rights under this Guarantee without the prior written consent of the other party. The Guarantor may not assign its rights nor delegate its obligations under this Guarantee, in whole or in part, without prior written consent of the Beneficiary, and any purported assignment or delegation absent such consent is void.

(d)     The rights, powers and remedies given to Beneficiary by this Guarantee are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiary by virtue of any statute or rule of law or in the Guaranteed Contracts or any agreement between Guarantor and Beneficiary or between Counterparty and Beneficiary. Any forbearance or failure to exercise, and any delay by Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

(e)     Guarantor hereby agrees that in any dispute relating to this Guarantee, each party shall be responsible for its own attorneys’ fees and costs. Each of Guarantor and Beneficiary was represented by its respective legal counsel during the negotiation and execution of this Guarantee.

Executed as of the date first above written.

[GUARANTOR]

By:

Name:

Title:

APPENDIX H
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

QUALITY ASSURANCE PROGRAM

Seller shall implement a Quality Assurance (“Q/A”) Program to ensure that the operation of each Facility fulfills the requirements of this Agreement. The Q/A Program shall provide assurance that purchasing, manufacturing, shipping, storage, and examination of all equipment, materials, services and maintenance of each Facility will comply with the requirements of this Agreement, all applicable Requirements of Law and the manufacturers or suppliers requirements for successful operation of the Facility.

Quality at Seller

Seller believes that quality is the unit of measure for assessing fulfillment of project goals. A quality project meets or exceeds the contract requirements and accepted standards of professional and industry practice. Furthermore, high quality projects are those that address client and societal needs more successfully than “low” quality projects. While this may seem like a straightforward definition, the process to ensure quality is much more involved and includes quality management, quality planning, quality control, quality assurance, a quality system, and total quality management.

“Quality assurance” refers to a process that reduces the potential for error throughout the phases of a project. On projects with a Q/A Program, the chances of producing a poor quality deliverable are substantially reduced. Quality control procedures are an integral part of quality assurance. Historically, industry has used the term “quality control” to indicate a checking procedure for verifying the quality of deliverables. This checking commonly occurs at the end of the process, long after an error may have been made and compounded by subsequent work. While quality control checks at the end of a project are an essential exercise, scheduled periodic reviews at each phase are integral to Seller’s Q/A Program. In addition, quality maintenance which meet or exceed manufacturers’ or suppliers’ requirements and best industry practices must be an integral part of Seller’s Q/A Program.

The Quality Management Process

The surest way to achieve satisfactory quality is to adhere to a proven quality process. The term “quality” most accurately refers to a project’s ability to satisfy needs when considered as a whole and each part of the process meets or exceeds the standards of Prudent Utility Practices.

Seller project management team is responsible for proactively planning and directing the quality of the work process, services, and deliverables. Seller’s project management team utilizes a written maintenance manual for each Facility for the duration of the commercial operation that complies with the maintenance manuals of the manufacturers and suppliers from whom the Seller has purchased equipment or material and best industry practices.

H-1

Quality Assurance During Commercial Operations

[To Be Supplied by Seller]

H-2

APPENDIX I
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

MILESTONE SCHEDULE

APPENDIX I-1	Milestone Schedule for Tungsten Mountain Geothermal Energy Facility

APPENDIX I-2	Milestone Schedule for Steamboat Hills Geothermal Energy Facility

APPENDIX I-3	Milestone Schedule for Dixie Meadows Geothermal Energy Facility

APPENDIX I-4	Milestone Schedule for Tungsten Mountain 2 Geothermal Energy Facility

APPENDIX I-5	Milestone Schedule for Baltazor Hot Springs Geothermal Energy Facility

APPENDIX I-6	Milestone Schedule for Dixie Meadows 2 Geothermal Energy Facility

APPENDIX I-7	Milestone Schedule for Brady Geothermal Energy Facility

APPENDIX I-8	Milestone Schedule for Steamboat 2 Geothermal Energy Facility

APPENDIX I-9	Milestone Schedule for Steamboat 3 Geothermal Energy Facility

APPENDIX I - 1
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

MILESTONE SCHEDULE

TUNGSTEN MOUNTAIN GEOTHERMAL ENERGY FACILITY

Footnote Number	Milestone Date	Seller Milestones
1	3/31/2017	Executes an Engineering Procurement and Construction (“EPC”) Agreement
2	6/30/2017	Receives all Environmental Documents, Leases, and Permits needed to commence construction
3	7/1/2017	Power Block Construction Start
4	10/31/2017	Executes a Transmission Service Agreement with Transmission Provider
5	12/19/2017	Receives all Permits needed to operate
6	12/20/2017	Begins startup activities
7	12/31/2017	Achieves Commercial Operation
8	7/1/2018	Receives CEC Certification

All of the documents listed below in footnotes shall be provided by Seller to Buyer by the Milestone Date for the Milestone shown above.

Footnotes:

1.	Seller shall have provided Buyer with fully executed copy of the EPC contract for this Facility, which contract may be redacted to remove confidential information.
2.	Seller shall have provided Buyer with documentation evidencing that all Environmental Documents, Leases, and Permits needed to commence construction, as listed in Appendix B-1, have been obtained.
3.

Seller shall have provided Buyer with documentation that the major equipment has been ordered. Seller shall have provided Buyer a copy of the executed Notice to Proceed for the construction contractor to start work, and documentation from the contractor to certify that physical construction work has begun, on-site for the Facility’s power block.

4.	Seller shall have provided Buyer with fully executed copy(ies) of the Transmission Service Agreements(s) with Transmission Service Provider.
5.	Seller shall have provided Buyer with documentation evidencing that all Permits required for operation of the Facility have been obtained

6.

Seller shall have provided Buyer with documentation evidencing that i), drilling of all production and injection wells has been completed, delivering a combined rate of hot brine sufficient to meet the Facility’s Net Facility Capacity, and capable of injection fluids produced by the production wells; ii) the startup tests have begun.

7.	Seller shall have provided written notice to Buyer certifying that the Facility satisfies the definition of Commercial Operation in Article I of this Agreement.
8.	Seller shall have provided Buyer with all approvals, certifications and verifications from the CEC.

APPENDIX I - 2
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

MILESTONE SCHEDULE

STEAMBOAT HILLS Geothermal energy FACILITY

Footnote Number	Milestone Date	Seller Milestones
1	1/31/2018	Delivers all Environmental Documents, Leases, and Permits listed in Appendix B-2, Section 7
2	1/31/2018	Executes Geothermal Fluid Sales Agreement
3	1/31/2018	Executes interconnection agreement with Transmission Provider
4	1/31/2018	Executes a Transmission Service Agreement with Transmission Provider
5	1/31/2018	Receives CEC Certification
6	1/31/2018	Obtains and delivers all Permits in Appendix B-2, Section 8
7	3/30/2018	Executes documents providing Control to Seller
8	3/31/2018	Achieves Delivery Commencement

All of the documents listed below in footnotes shall be provided by Seller to Buyer by the Milestone Date for the Milestone shown above.

Footnotes:

1.	Seller shall have provided Buyer with documentation evidencing that all Environmental Documents, Leases and Permits listed in Appendix B-2, Section 7 have been obtained.
2.	Seller shall have provided Buyer with documentation evidencing that a Geothermal Fluid Sales Agreement has been executed.
3.	Seller shall have provided Buyer with documentation evidencing that the Facility has executed a new interconnection agreement with the Transmission Provider.
4.	Seller shall have provided Buyer with fully executed copy(ies) of the Transmission Service Agreements(s) with Transmission Service Provider.
5.	Seller shall have provided Buyer with all approvals, certifications and verifications from the CEC.
6.	Seller shall have provided Buyer with documentation evidencing that all Permits listed in Appendix B-2, Section 8 have been obtained.
7.	Seller shall have provided Buyer with documentation evidencing that Seller has Control over the Facility.
8.	Seller shall have provided written notice to Buyer certifying that the Facility satisfies the definition of Delivery Commencement in Article I of this Agreement.

APPENDIX I - 3
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

MILESTONE SCHEDULE

DIXIE MEADOWS geothermal energy Facility

Footnote Number	Milestone Date	Seller Milestones
1	3/31/2018	Executes an Engineering Procurement and Construction (“EPC”) Agreement
2	6/30/2018	Receives all Environmental Documents, Leases, and Permits needed to commence construction
3	7/1/2018	Power Block Construction Start
4	10/31/2018	Executes a Transmission Service Agreement with Transmission Provider
5	12/19/2018	Receives all Permits needed to operate
6	12/20/2018	Begins startup activities
7	12/31/2018	Achieves Commercial Operation
8	7/1/2019	Receives CEC Certification

All of the documents listed below in footnotes shall be provided by Seller to Buyer by the Milestone Date for the Milestone shown above.

Footnotes:

1.	Seller shall have provided Buyer with fully executed copy of the EPC contract for this Facility, which contract may be redacted to remove confidential information.
2.	Seller shall have provided Buyer with documentation evidencing that all Environmental Documents, Leases, and Permits needed to commence construction, as listed in Appendix B-3, have been obtained.
3.

Seller shall have provided Buyer with documentation that the major equipment has been ordered. Seller shall have provided Buyer a copy of the executed Notice to Proceed for the construction contractor to start work, and documentation from the contractor to certify that physical construction work has begun, on-site for the Facility’s power block.

4.	Seller shall have provided Buyer with fully executed copy(ies) of the Transmission Service Agreements(s) with Transmission Service Provider
5.	Seller shall have provided Buyer with documentation evidencing that all Permits required for operation of the Facility have been obtained.

6.

Seller shall have provided Buyer with documentation evidencing that i), drilling of all production and injection wells has been completed, delivering a combined rate of hot brine sufficient to meet the Facility’s Net Facility Capacity, and capable of injection fluids produced by the production wells; ii) the startup tests have begun.

7.	Seller shall have provided written notice to Buyer certifying that the Facility satisfies the definition of Commercial Operation in Article I of this Agreement.
8.	Seller shall have provided Buyer with all approvals, certifications and verifications from the CEC.

APPENDIX I - 4
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

MILESTONE SCHEDULE

TUNGSTEN MOUNTAIN 2 geothermal energy Facility

Footnote Number	Milestone Date	Seller Milestones
1	3/31/2020	Executes an Engineering Procurement and Construction (“EPC”) Agreement
2	6/30/2020	Receives all Environmental Documents, Leases, and Permits needed to commence construction
3	7/1/2020	Power Block Construction Start
4	10/31/2020	Executes interconnection agreement with Transmission Provider
5	10/31/2020	Executes a Transmission Service Agreement with Transmission Provider
6	12/19/2020	Receives all Permits needed to operate
7	12/20/2020	Begins startup activities
8	12/31/2020	Achieves Commercial Operation
9	7/1/2021	Receives CEC Certification

All of the documents listed below in footnotes shall be provided by Seller to Buyer by the Milestone Date for the Milestone shown above.

Footnotes:

1.	Seller shall have provided Buyer with fully executed copy of the EPC contract for this Facility, which contract may be redacted to remove confidential information.
2.	Seller shall have provided Buyer with documentation evidencing that all Environmental Documents, Leases, and Permits needed to commence construction, as listed in Appendix B-4, have been obtained.
3.

Seller shall have provided Buyer with documentation that the major equipment has been ordered. Seller shall have provided Buyer a copy of the executed Notice to Proceed for the construction contractor to start work, and documentation from the contractor to certify that physical construction work has begun, on-site for the Facility’s power block.

4.	Seller shall have provided Buyer with fully executed copies of the interconnection agreement with Transmission Provider.

5.	Seller shall have provided Buyer with fully executed copy(ies) of the Transmission Service Agreements(s) with Transmission Service Provider.
6.	Seller shall have provided Buyer with documentation evidencing that all Permits required for operation of the Facility have been obtained.
7.

Seller shall have provided Buyer with documentation evidencing that i), drilling of all production and injection wells has been completed, delivering a combined rate of hot brine sufficient to meet the Facility’s Net Facility Capacity, and capable of injection fluids produced by the production wells; ii) the startup tests have begun.

8.	Seller shall have provided written notice to Buyer certifying that the Facility satisfies the definition of Commercial Operation in Article I of this Agreement.
9.	Seller shall have provided Buyer with all approvals, certifications and verifications from the CEC.

APPENDIX I - 5
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

MILESTONE SCHEDULE

Baltazor HOT SPRINGS geothermal energy Facility

Footnote Number	Milestone Date	Seller Milestones
1	3/31/2020	Executes an Engineering Procurement and Construction (“EPC”) Agreement
2	6/30/2020	Receives all Environmental Documents, Leases, and Permits needed to commence construction
3	7/1/2020	Power Block Construction Start
4	10/31/2020	Executes interconnection agreement with Transmission Provider
5	10/31/2020	Executes a Transmission Service Agreement with Transmission Provider
6	12/19/2020	Receives all Permits needed to operate
7	12/20/2020	Begins startup activities
8	12/31/2020	Achieves Commercial Operation
9	7/1/2021	Receives CEC Certification

All of the documents listed below in footnotes shall be provided by Seller to Buyer by the Milestone Date for the Milestone shown above.

Footnotes:

1.	Seller shall have provided Buyer with fully executed copy of the EPC contract for this Facility, which contract may be redacted to remove confidential information.
2.	Seller shall have provided Buyer with documentation evidencing that all Environmental Documents, Leases, and Permits needed to commence construction, as listed in Appendix B-5, have been obtained.
3.

Seller shall have provided Buyer with documentation that the major equipment has been ordered. Seller shall have provided Buyer a copy of the executed Notice to Proceed for the construction contractor to start work, and documentation from the contractor to certify that physical construction work has begun, on-site for the Facility’s power block.

4.	Seller shall have provided Buyer with fully executed copies of the interconnection agreement with Transmission Provider.

5.	Seller shall have provided Buyer with fully executed copy(ies) of the Transmission Service Agreements(s) with Transmission Service Provider.
6.	Seller shall have provided Buyer with documentation evidencing that all Permits required for operation of the Facility have been obtained.
7.

Seller shall have provided Buyer with documentation evidencing that i), drilling of all production and injection wells has been completed, delivering a combined rate of hot brine sufficient to meet the Facility’s Net Facility Capacity, and capable of injection fluids produced by the production wells; ii) the startup tests have begun.

8.	Seller shall have provided written notice to Buyer certifying that the Facility satisfies the definition of Commercial Operation in Article I of this Agreement.
9.	Seller shall have provided Buyer with all approvals, certifications and verifications from the CEC.

APPENDIX I - 6
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

MILESTONE SCHEDULE

Dixie meadows 2 geothermal energy facility

Footnote Number	Milestone Date	Seller Milestones
1	3/31/2020	Executes an Engineering Procurement and Construction (“EPC”) Agreement
2	6/30/2020	Receives all Environmental Documents, Leases, and Permits needed to commence construction
3	7/1/2020	Power Block Construction Start
4	10/31/2020	Executes interconnection agreement with Transmission Provider
5	10/31/2020	Executes a Transmission Service Agreement with Transmission Provider
6	12/19/2020	Receives all Permits needed to operate
7	12/20/2020	Begins startup activities
8	12/31/2020	Achieves Commercial Operation
9	7/1/2021	Receives CEC Certification

All of the documents listed below in footnotes shall be provided by Seller to Buyer by the Milestone Date for the Milestone shown above.

Footnotes:

1.	Seller shall have provided Buyer with fully executed copy of the EPC contract for this Facility, which contract may be redacted to remove confidential information.
2.	Seller shall have provided Buyer with documentation evidencing that all Environmental Documents, Leases, and Permits needed to commence construction, as listed in Appendix B-6, have been obtained.
3.

Seller shall have provided Buyer with documentation that the major equipment has been ordered. Seller shall have provided Buyer a copy of the executed Notice to Proceed for the construction contractor to start work, and documentation from the contractor to certify that physical construction work has begun, on-site for the Facility’s power block.

4.	Seller shall have provided Buyer with fully executed copies of the interconnection agreement with Transmission Provider.

5.	Seller shall have provided Buyer with fully executed copy(ies) of the Transmission Service Agreements(s) with Transmission Service Provider.
6.	Seller shall have provided Buyer with documentation evidencing that all Permits required for operation of the Facility have been obtained.
7.

Seller shall have provided Buyer with documentation evidencing that i), drilling of all production and injection wells has been completed, delivering a combined rate of hot brine sufficient to meet the Facility’s Net Facility Capacity, and capable of injection fluids produced by the production wells; ii) the startup tests have begun.

8.	Seller shall have provided written notice to Buyer certifying that the Facility satisfies the definition of Commercial Operation in Article I of this Agreement.
9.	Seller shall have provided Buyer with all approvals, certifications and verifications from the CEC.

APPENDIX I - 7
PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

MILESTONE SCHEDULE

BRADY geothermal energy facility

Footnote Number	Milestone Date	Seller Milestones
1	6/30/2022	Delivers all Environmental Documents, Leases, and Permits listed in Appendix B-7, Section 7
2	6/30/2022	Executes interconnection agreement with Transmission Provider
3	6/30/2022	Executes a Transmission Service Agreement with Transmission Provider
4	6/30/2022	Receives CEC Certification
5	6/30/2022	Obtains and delivers all Permits listed in Appendix B-7, Section 8
6	8/30/2022	Executes documents providing Control to Seller
7	8/31/2022	Achieves Delivery Commencement

All of the documents listed below in footnotes shall be provided by Seller to Buyer by the Milestone Date for the Milestone shown above.

Footnotes:

1.	Seller shall have provided Buyer with documentation evidencing that all Environmental Documents, Leases, and Permits listed in Appendix B-7, Section 7 have been obtained.
2.	Seller shall have provided Buyer with documentation evidencing that the Facility has executed a new interconnection agreement with the Transmission Provider.
3.	Seller shall have provided Buyer with fully executed copy(ies) of the Transmission Service Agreements(s) with Transmission Service Provider.
4.	Seller shall have provided Buyer with all approvals, certifications and verifications from the CEC.
5.	Seller shall have provided Buyer with documentation evidencing that all Permits listed in Appendix B-7, Section 8 have been obtained.
6.	Seller shall have provided Buyer with documentation evidencing that Seller has Control over the Facility.
7.	Seller shall have provided written notice to Buyer certifying that the Facility satisfies the definition of Delivery Commencement in Article I of this Agreement.

APPENDIX I - 8
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

MILESTONE SCHEDULE

STEAMBOAT 2 GEOTHERMAL energy FACILITY

Footnote Number	Milestone Date	Seller Milestones
1	10/31/2022	Delivers all Leases and Permits listed in Appendix B-8, Section 7
2	10/31/2022	Executes Geothermal Fluid Sales Agreement
3	10/31/2022	Executes interconnection agreement with Transmission Provider
4	10/31/2022	Executes a Transmission Service Agreement with Transmission Provider
5	10/31/2022	Receives CEC Certification
6	10/31/2022	Obtains and delivers all Permits listed in Appendix B-8, Section 8
7	12/30/2022	Executes documents providing Control to Seller
8	12/31/2022	Achieves Delivery Commencement

All of the documents listed below in footnotes shall be provided by Seller to Buyer by the Milestone Date for the Milestone shown above.

Footnotes:

1.	Seller shall have provided Buyer with documentation evidencing that Leases and Permits listed in Appendix B-8, Section 7 have been obtained.
2.	Seller shall have provided Buyer with documentation evidencing that a Geothermal Fluid Sales Agreement has been executed.
3.	Seller shall have provided Buyer with documentation evidencing that the Facility has executed an interconnection agreement with the Transmission Provider.
4.	Seller shall have provided Buyer with fully executed copy(ies) of the Transmission Service Agreements(s) with Transmission Service Provider.
5.	Seller shall have provided Buyer with all approvals, certifications and verifications with respect to recertification of the Facility as CEC Certified by the CEC.
6.	Seller shall have provided Buyer with documentation evidencing that all Permits listed in Appendix B-8, Section 8 have been obtained.
7.	Seller shall have provided Buyer with documentation evidencing that Seller has Control over the Facility.
8.	Seller shall have provided written notice to Buyer certifying that the Facility satisfies the definition of Delivery Commencement in Article I of this Agreement.

APPENDIX I - 9
TO POWER PURCHASE AGREEMENT,

DATED AS OF OCTOBER 20, 2016

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

MILESTONE SCHEDULE

STEAMBOAT 3 geothermal energy FACILITY

Footnote Number	Milestone Date	Seller Milestones
1	10/31/2022	Delivers all Leases and Permits listed in Appendix B-9, Section 7
2	10/31/2022	Executes Geothermal Fluid Sales Agreement
3	10/31/2022	Executes interconnection agreement with Transmission Provider
4	10/31/2022	Executes a Transmission Service Agreement with Transmission Provider
5	10/31/2022	Receives CEC Certification
6	10/31/2022	Obtains and delivers all Permits listed in Appendix B-9, Section 8
7	12/30/2022	Executes documents providing Control to Seller
8	12/31/2022	Achieves Delivery Commencement

All of the documents listed below in footnotes shall be provided by Seller to Buyer by the Milestone Date for the Milestone shown above.

Footnotes:

1.	Seller shall have provided Buyer with documentation evidencing that all Leases and Permits listed in Appendix B-9, Section 7 have been obtained.
2.	Seller shall have provided Buyer with documentation evidencing that a Geothermal Fluid Sales Agreement has been executed.
3.	Seller shall have provided Buyer with documentation evidencing that the Facility has executed an interconnection agreement with the Transmission Provider.
4.	Seller shall have provided Buyer with fully executed copy(ies) of the Transmission Service Agreements(s) with Transmission Service Provider.
5.	Seller shall have provided Buyer with all approvals, certifications and verifications with respect to recertification of the Facility as CEC Certified by the CEC.
6.	Seller shall have provided Buyer with documentation evidencing that all Permits listed in Appendix B-9, Section 8 have been obtained.
7.	Seller shall have provided Buyer with documentation evidencing that Seller has Control over the Facility.
8.	Seller shall have provided written notice to Buyer certifying that the Facility satisfies the definition of Delivery Commencement in Article I of this Agreement.

APPENDIX J

TO POWER PURCHASE AGREEMENT

DATED AS OF OCTOBER 20, 2016

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

ONGP LLC

GUARANTEED GENERATION AND

MAXIMUM GENERATION

“Guaranteed Generation” means, for each Contract Year, the result of the following equation:

Guaranteed Generation (in MWh) =

Where:

j =	each Facility that has achieved Commercial Operation or Delivery Commencement, as applicable, as of the end of such Contract Year;

n =	the total number of Facilities that have achieved Commercial Operation or Delivery Commencement, as applicable, as of the end of such Contract Year;

A =	Facility Net Capacity for Facility “j”;

B =	the number of days in such Contract Year occurring after Facility “j” achieved Commercial Operation or Delivery Commencement, as applicable;

C =	the total number of days in such Contract Year;

D =	8,760 hours;

E =	ninety percent (90%); and.

∑ =	summation of n Facilities.

“Maximum Generation” means (i) for each hour, the product of the Project Net Capacity for such hour, expressed in MW, and one hundred fifty percent (150%); and (ii) for each Contract Year, the result of the following equation, provided that such result shall not exceed 1,620,600 MWh unless mutually agreed upon by the Parties:

Maximum Generation (in MWh) =

Where:

j =	each Facility that has achieved Commercial Operation or Delivery Commencement, as applicable, as of the end of such Contract Year;

n =	the total number of Facilities that have achieved Commercial Operation or Delivery Commencement, as applicable, as of the end of such Contract Year;

A =	Facility Net Capacity for Facility “j”;

B =	the number of days in such Contract Year occurring after Facility “j” achieved Commercial Operation or Delivery Commencement, as applicable;

C =	the total number of days in such Contract Year;

D =	8,760 hours;

E =	one hundred twenty-seven percent (127%); and

∑ =	summation of n Facilities.

Within thirty (30) days after the last Facility achieves Commercial Operation or Delivery Commencement, as applicable, hereunder, the Parties will administratively update this Appendix J to replace the formulas for Guaranteed Generation and Maximum Generation for each Contract Year with a table substantially in the form set forth below, which specifies the Guaranteed Generation and Maximum Generation for each Contract Year. For purposes of populating such table, (i) the Guaranteed Generation and Maximum Generation for the Contract Year following the Contract Year in which the last Facility achieves Commercial Operation or Delivery Commencement, as applicable, hereunder will be established based on the formulas set forth above in this Appendix J, and (ii) the Guaranteed Generation and Maximum Generation for each Contract Year thereafter will be equal to 99.5% of the value for the prior Contract Year. An example of this calculation and the resulting table is set forth in Attachment 1 to this Appendix J.

Form of Guaranteed Generation and Maximum Generation Table

Contract Year	Guaranteed Generation [MWh]	Maximum Generation [MWh]
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26(if applicable)
27(if applicable)

ATTACHMENT 1

to

APPENDIX J

TO POWER PURCHASE AGREEMENT

DATED AS OF OCTOBER 20, 2016

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

ONGP LLC

EXAMPLE GUARANTEED GENERATION AND

MAXIMUM GENERATION TABLE

The table set forth below is an example only and is provided solely for illustrative purposes. The actual table generated pursuant to the terms of Appendix J may differ from this example.

Assuming that (1) the first Facility achieves its Commercial Operation Date on January 1, 2019, (2) the last Facility achieves its Commercial Operation Date on October 31, 2022 (i.e., during the fourth (4th) Contract Year), and (3) the Project Net Capacity at such time is one hundred fifty (150) MW, then (a) the Guaranteed Generation for the fifth (5th) Contract Year calculated pursuant to the formula set forth in Appendix J would be 1,182,600 MWh (150 MW x 8,760 hours x 0.90), (b) the Maximum Generation for the fifth (5th) Contract Year calculated pursuant to the formula set forth in Appendix J would be 1,620,600 MWh (150 MW x 8,760 hours x 1.27 = 1,668,780 MWh, but Appendix J limits annual Maximum Generation to not more than 1,620,600 MWh unless otherwise agreed by Buyer), and (c) the Guaranteed Generation and Maximum Generation table to be generated pursuant to Appendix J would be as follows:

Contract Year	Guaranteed Generation [MWh]	Maximum Generation [MWh]
1	Determined pursuant to formula in Appendix J	Determined pursuant to formula in Appendix J
2	Determined pursuant to formula in Appendix J	Determined pursuant to formula in Appendix J
3	Determined pursuant to formula in Appendix J	Determined pursuant to formula in Appendix J
4	Determined pursuant to formula in Appendix J	Determined pursuant to formula in Appendix J
5	1,182,600	1,620,600
6	1,176,687	1,612,497
7	1,170,804	1,604,435
8	1,164,950	1,596,412
9	1,159,125	1,588,430
10	1,153,329	1,580,488
11	1,147,563	1,572,586
12	1,141,825	1,564,723
13	1,136,116	1,556,899
14	1,130,435	1,549,115
15	1,124,783	1,541,369
16	1,119,159	1,533,662
17	1,113,563	1,525,994
18	1,107,995	1,518,364
19	1,102,455	1,510,772
20	1,096,943	1,503,218
21	1,091,458	1,495,702
22	1,086,001	1,488,224
23	1,080,571	1,480,783
24	1,075,168	1,473,379
25	1,069,792	1,466,012

APPENDIX K

TO POWER PURCHASE AGREEMENT

DATED AS OF OCTOBER 20, 2016

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

ONGP LLC

BUSINESS POLICY FORMS

1 of 2

CITY OF LOS ANGELES

NONDISCRIMINATION ● EQUAL EMPLOYMENT PRACTICES CONSTRUCTION & NON-CONSTRUCTION CONTRACTOR

Los Angeles Administrative Code (LAAC), Division 10, Chapter 1, Article 1, Section 10.8 stipulates that the City of Los Angeles, in letting and awarding contracts for the provision to it or on its behalf of goods or services of any kind or nature, intends to deal only with those contractors that comply with the non-discrimination and Affirmative Action provisions of the laws of the United States of America, the State of California and the City of Los Angeles. The City and each of its awarding authorities shall therefore require that any person, firm, corporation, partnership or combination thereof, that contracts with the City for services, materials or supplies, shall not discriminate in any of its hiring or employment practices, shall comply with all provisions pertaining to nondiscrimination in hiring and employment, and shall require Affirmative Action Programs in contracts in accordance with the provisions of the LAAC. The awarding authority and/or Office of Contract Compliance of the Department of Public Works shall monitor and inspect the activities of each such contractor to determine that they are in compliance with the provisions of this chapter.

I.     Los Angeles Administrative Code Section 10.8.2 All Contracts: Non-discrimination Clause

Notwithstanding any other provision of any ordinance of the City of Los Angeles to the contrary, every contract which is let, awarded or entered into with or on behalf of the City of Los Angeles, shall contain by insertion therein a provision obligating the contractor in the performance of such contract not to discriminate in his or her employment practices against any employee or applicant for employment because of the applicant’s race, religion, national origin, ancestry, sex, sexual orientation, age, disability, marital status, domestic partner status, or medical condition. All contractors who enter into such contracts with the City shall include a like provision in all subcontracts awarded for work to be performed under the contract with the City. Failure of the contractor to comply with this requirement or to obtain the compliance of its subcontractors with such obligations shall subject the contractor to the imposition of any and all sanctions allowed by law, including but not limited to termination of the contractor’s contract with the City.

II.     Los Angeles Administrative Code Section 10.8.3. Equal Employment Practices Provisions

Every non-construction contract with or on behalf of the City of Los Angeles for which the consideration is $1,000 or more, and every construction contract for which the consideration is $1,000 or more, shall contain the following provisions, which shall be designated as the EQUAL EMPLOYMENT PRACTICES provision of such contract:

A.     During the performance of this contract, the contractor agrees and represents that it will provide equal employment practices and the contractor and each subcontractor hereunder will ensure that in his or her employment practices persons are employed and employees are treated equally and without regard to or because of race, religion, ancestry, national origin, sex, sexual orientation, age, disability, marital status or medical condition.

1.     This provision applies to work or service performed or materials manufactured or assembled in the United States.

2.     Nothing in this section shall require or prohibit the establishment of new classifications of employees in any given craft, work or service category.

3.     The contractor agrees to post a copy of Paragraph A hereof in conspicuous places at its place of business available to employees and applicants for employment.

B.     The contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to their race, religion, ancestry, national origin, sex, sexual orientation, age, disability, marital status or medical condition.

C.     As part of the City’s supplier registration process, and/or at the request of the awarding authority, or the Board of Public Works, Office of Contract Compliance, the contractor shall certify in the specified format that he or she has not discriminated in the performance of City contracts against any employee or applicant for employment on the basis or because of race, religion, national origin, ancestry, sex, sexual orientation, age, disability, marital status or medical condition.

D.     The contractor shall permit access to and may be required to provide certified copies of all of his or her records pertaining to employment and to employment practices by the awarding authority or the Office of Contract Compliance for the purpose of investigation to ascertain compliance with the Equal Employment Practices provisions of City contracts. On their or either of their request the contractor shall provide evidence that he or she has or will comply therewith.

E.     The failure of any contractor to comply with the Equal Employment Practices provisions of this contract may be deemed to be a material breach of City contracts. Such failure shall only be established upon a finding to that effect by the awarding authority, on the basis of its own investigation or that of the Board of Public Works, Office of Contract Compliance. No such finding shall be made or penalties assessed except upon a full and fair hearing after notice and an opportunity to be heard has been given to the contractor.

2 of 2

F.    Upon a finding duly made that the contractor has failed to comply with the Equal Employment Practices provisions of a City contract, the contract may be forthwith canceled, terminated or suspended, in whole or in part, by the awarding authority, and all monies due or to become due hereunder may be forwarded to and retained by the City of Los Angeles. In addition thereto, such failure to comply may be the basis for a determination by the awarding authority or the Board of Public Works that the said contractor is an irresponsible bidder or proposer pursuant to the provisions of Section 371 of the Charter of the City of Los Angeles. In the event of such a determination, such contractor shall be disqualified from being awarded a contract with the City of Los Angeles for a period of two years, or until the contractor shall establish and carry out a program in conformance with the provisions hereof.

G.   Notwithstanding any other provision of this contract, the City of Los Angeles shall have any and all other remedies at law or in equity for any breach hereof.

H.   The Board of Public Works shall promulgate rules and regulations through the Office of Contract Compliance, and provide necessary forms and required language to the awarding authorities to be included in City Request for Bids or Request for Proposal packages or in supplier registration requirements for the implementation of the Equal Employment Practices provisions of this contract, and such rules and regulations and forms shall, so far as practicable, be similar to those adopted in applicable Federal Executive orders. No other rules, regulations or forms may be used by an awarding authority of the City to accomplish the contract compliance program.

I.   Nothing contained in this contract shall be construed in any manner so as to require or permit any act which is prohibited by law.

J.   At the time a supplier registers to do business with the City, or when an individual bid or proposal is submitted, the contractor shall agree to adhere to the Equal Employment Practices specified herein during the performance or conduct of City Contracts.

K.  Equal Employment Practices shall, without limitation as to the subject or nature of employment activity, be concerned with such employment practices as:

1.	Hiring practices;

2.	Apprenticeships where such approved programs are functioning, and other on-the-job training for non-apprenticeable occupations;

3.	Training and promotional opportunities; and

4.	Reasonable accommodations for persons with disabilities.

L.   All contractors subject to the provisions of this section shall include a like provision in all subcontracts awarded for work to be performed under the contract with the City and shall impose the same obligations, including but not limited to filing and reporting obligations, on the subcontractors as are applicable to the contractor. Failure of the contractor to comply with this requirement or to obtain the compliance of its subcontractors with all such obligations shall subject the contractor to the imposition of any and all sanctions allowed by law, including but not limited to termination of the contractor’s contract with the City.

Equal Employment Practices Provisions Certification – The Contractor by its signature affixed hereto declares under penalty of perjury that:

1.	The Contractor has read the Nondiscrimination Clause in Section I above and certifies that it will adhere to the practices in the performance of all contracts.

2.

The Contractor has read the Equal Employment Practices Provisions as contained in Section II above and certifies that it will adhere to the practices in the performance of any construction contract or non-construction contract of $1,000 or more.

COMPANY NAME	AUTHORIZED SIGNATURE

ADDRESS	NAME AND TITLE (TYPE OR PRINT)

CITY, COUNTY, STATE, ZIP	TELEPHONE/E-MAIL

3 of 2

City of Los Angeles

Department of Public Works

Bureau of Contract Administration

Office of Contract Compliance

1149 S. Broadway, Suite 300, Los Angeles, CA 90015

Phone: (213) 847-2625     E-mail: bca.eeoe@lacity.org

AFFIRMATIVE ACTION PLAN

NON-CONSTRUCTION CONTRACTOR

The following contracts are subject to the City of Los Angeles Affirmative Action Program as required by the Los Angeles Administrative Code (LAAC) Section 10.8.4 et seq.:

•	Every non-construction contract of $100,000 or more;

•	Every construction contract of $5,000 or more.

Purpose - An affirmative action program is a management tool designed to ensure equal employment opportunity. A central premise underlying affirmative action is that, absent discrimination, over time a contractor's workforce, generally, will reflect the gender, racial and ethnic profile of the available labor pools. Therefore, as part of its affirmative action program, a contractor monitors and examines its employment decisions and compensation systems to ensure equal employment practices, and takes steps to correct underutilization of women and minorities.

Contractors are subject to all provisions contained in LAAC Section 10.8.4 et seq. which can be found at http://bca.lacity.org. The excerpts below are provided to serve as a starting point for satisfying these requirements:

LAAC Section 10.8.4 (B) The Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to their race, religion, ancestry, national origin, sex, sexual orientation, age, disability, marital status or medical condition.

LAAC Section 10.8.4(K) The plan shall be subject to approval by the Office of Contract Compliance prior to award of the contract.

LAAC Section 10.8.4(M) The Affirmative Action Plan required to be submitted shall, without limitation as to the subject or nature of employment activity, be concerned with such employment practices as:

1.	Apprenticeship where approved programs are functioning, and other on-the-job training for non- apprenticeable occupations;

2.	Classroom preparation for the job when not apprenticeable;

3.	Pre-apprenticeship education and preparation;

4.	Upgrading training and opportunities;

5.

Encouraging the use of contractors, subcontractors, and suppliers of all racial and ethnic groups, provided, however that any contract subject to this ordinance shall require the contractor, subcontractor or supplier to provide not less than the prevailing wage;

6.	The entry of qualified women, minority and all other journeymen into the industry; and

7.	The provision of needed supplies or job conditions to permit persons with disabilities to be employed, and minimize the impact of any disability.

LAAC Section 10.8.4(Q) All contractors subject to the provisions of the section shall include a like provision in all subcontracts awarded for work to be performed under the contract with the City and shall impose the same obligations, including but not limited to filing and reporting obligations, on the subcontractors as are applicable to the contractor.

4 of 2

CONTRACTOR DECLARATION

In pursuit of accomplishing the intent of the City’s Affirmative Action Program, the contractor certifies and agrees to immediately implement good faith efforts, measures to recruit and employ minority, women, and other potential staff in a nondiscriminatory manner including, but not limited to, the following actions. The contractor shall:

(a)	Recruit and make efforts to obtain such employees.
(b)

Continually evaluate personnel practices to assure that hiring, upgrading, promotions, transfers, demotions and layoffs are made in a nondiscriminatory manner so as to achieve and maintain a diverse work force.

(c)	Utilize training programs and assist minority, women and other employees in locating, qualifying for and engaging in such training programs to enhance their skills and advancement.
(d)

Maintain such records as are necessary to determine compliance with equal employment and affirmative action obligations, and make such records available to City, State and Federal authorities upon request.

(e)	Said policies shall be provided to all employees, subcontractors, vendors, unions and all others with whom the contractor may become involved in fulfilling any of its contracts.

By its execution hereof, the contractor accepts and submits the foregoing as its Affirmative Action Plan. I certify under penalty of perjury under the laws of the State of California that I have read and understood the foregoing requirements of LAAC Section 10.8 et seq. and agree to comply with them while under contract as set forth therein.

Executed this                                   day of                                             , in the year 20    , at     ___, ________

                                                                              (City)          (State)

COMPANY NAME	TELEPHONE/E-MAIL

AUTHORIZED SIGNATURE	ADDRESS

NAME AND TITLE (TYPE OR PRINT)	CITY, COUNTY, STATE, ZIP

5 of 2

City of Los Angeles

Department of Water and Power

CERTIFICATION OF COMPLIANCE WITH CHILD SUPPORT OBLIGATIONS

This document must be returned with the Proposal/Bid Response

The Undersigned hereby agrees that                                                                                                                            will:

Name of Business

1.	Fully comply with all applicable State and Federal employment reporting requirements for its employees.

2.	Fully comply with and implement all lawfully served Wages and Earnings Assignment Orders and Notices of Assignment.

3.     Certify that the principal owner(s) of the business are in compliance with any Wage and Earnings Assignment Orders and Notices of Assignment applicable to them personally. “Principal owner” means any person who owns an interest of 10 percent or more of the business or of a subcontractor assigned to City work. If there are no principal owners, please so indicate with an X here:     (no principal owners)

4.	Certify that the business will maintain compliance with Child Support Obligations Ordinance provisions.

I declare under penalty of perjury that the foregoing is true and was executed at:

City/County/State

Date

☐ Please check if company has already submitted to DWP certification relative to Child Support Obligations Ordinance.

Name of Business	Address

Signature of Authorized Officer or Representative	Print Name

Title	Telephone Number

1 of 2

City of Los Angeles

Department of Public Works

Bureau of Contract Administration

Office of Contract Compliance

1149 S. Broadway, Suite 300, Los Angeles, CA 90015

Phone: (213) 847-2625 – Fax: (213) 847-2777

EQUAL BENEFITS ORDINANCE COMPLIANCE AFFIDAVIT

Your company must certify compliance with Los Angeles Administrative Code Section 10.8.2.1, et seq., Equal Benefits Ordinance (EBO), prior to the execution of a City agreement the value of which exceeds $5,000.

SECTION 1. CONTACT INFORMATION

Project Name:                                                                                           BAVN ID #

Company Name:

Company Address:

City:                                                               State:                                     Zip:

Contact Person:                                                    Phone:                                 E-mail:

Approximate Number of Employees in the United States:

Approximate Number of Employees in the City of Los Angeles:

SECTION 2. EBO REQUIREMENTS

The EBO requires City Contractors who provide benefits to employees with spouses provide the same benefits to employees with domestic partners. Domestic Partner means any two adults, of the same or different sex, who have registered as domestic partners with a governmental entity pursuant to state or local law authorizing this registration or with an internal registry maintained by the employer of at least one of the domestic partners.

Unless otherwise exempt, the contractor is subject to and shall comply with the EBO as follows:

A.	A contractor’s operations located within the City limits, regardless of whether there are employees at those locations performing work on the City Contract.
B.

A contractor’s operations on real property located outside of the City limits if the property is owned by the City or the City has a right to occupy the property, and if the contractor’s presence at or on the property is connected to a Contract with the City.

C.	The Contractor’s employees located elsewhere in the United States, but outside of the City

Limits if those employees are performing work on the City Contract.

A Contractor must post a copy of the following statement in conspicuous places at its place of business available to employees and applicants for employment:

“During the performance of a Contract with the City of Los Angeles, the Contractor will provide equal benefits to its employees with spouses and its employees with domestic partners.”

2 of 2

SECTION 3. COMPLIANCE OPTIONS

I have read and understand the provisions of the Equal Benefits Ordinance and Rules and Regulations and have determined that compliance shall be effectuated as indicated below:

□……. I have previously contracted with the City of Los Angeles, been determined to be in compliance with the EBO, and have NOT altered my benefits programs as they relate to providing equal coverage to an employee’s spouse/domestic partner.

□……. I have no employees.

□……. I provide no benefits.

□……. I provide benefits to employees only. Employees are prohibited from enrolling their spouse or domestic partner.

□……. I provide equal benefits in accordance with the City of Los Angeles EBO.

□……. I provide employees a “Cash Equivalent” in accordance with EBO Regulation #4.

□……. All or some employees are covered by a collective bargaining agreement (CBA) or union trust fund. Consequently, I will provide Equal Benefits to all non-union represented employees, subject to the EBO, and will propose to the affected unions that they incorporate the requirements of the EBO into their CBA upon amendment, extension, or other modification of the CBA (Refer to Regulation #4).

□……. Health benefits currently provided do not comply with the EBO. However, I will make the necessary changes to provide Equal Benefits upon my next Open Enrollment period which begins (Date) .

SECTION 4. DECLARATION UNDER PENALTY OF PERJURY

I understand that I am required to permit the City of Los Angeles access to and upon request, must provide certified copies of all company records pertaining to benefits, policies and practices for the purpose of investigation or to ascertain compliance with the Equal Benefits Ordinance. Furthermore, I understand that failure to comply may be deemed a material breach of any City contract by the Awarding Authority; the Awarding Authority may cancel, terminate or suspend in whole or in part, the contract; monies due or to become due under a contract may be retained by the City until compliance is achieved. The City may also pursue any and all other remedies at law or in equity for any breach. The City may use the failure to comply with the Equal Benefits Ordinance as evidence against the Contractor in actions taken pursuant to the provisions of the Los Angeles Administrative Code Section 10.40, et seq., Contractor Responsibility Ordinance.

                                                  will comply with the Equal Benefits Ordinance requirements

Company Name

as indicated above prior to executing a contract with the City of Los Angeles and will comply for the entire duration of the contract(s).

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct, and that I am authorized to bind this entity contractually.

Executed this                                   day of                              , in the year 20          , at                                                       ,

                                     (City)               (State)

Signature	Mailing Address

Name of Signatory (please print)	City, State, Zip Code

Title	EIN/TIN

3 of 2

CITY OF LOS ANGELES

PLEDGE OF COMPLIANCE WITH CONTRACTOR RESPONSIBILITY ORDINANCE

Los Angeles Administrative Code (LAAC) Section 10.40 et seq. (Contractor Responsibility Ordinance) provides that, unless specifically exempt, City contractors working under service contracts of at least $25,000 and three months, contracts for services and for purchasing goods and products that involve a value in excess of twenty-five thousand dollars ($25,000) and a term in excess of three months are covered by this Article; and construction contracts of any amount; public lessees; public licensees; and certain recipients of City financial assistance or City grant funds, shall comply with all applicable provisions of the Ordinance. Upon award of a City contract, public lease, public license, financial assistance or grant, the contractor, public lessee, public licensee, City financial assistance recipient, or grant recipient, and any its subcontractor(s), shall submit this Pledge of Compliance to the awarding authority.

The contractor agrees to comply with the Contractor Responsibility Ordinance and the following provisions:

(a)

To comply with all federal, state, and local laws in the performance of the contract, including but not limited to laws regarding health and safety, labor and employment, wage and hours, and licensing laws, which affect employees.

(b)

To notify the awarding authority within 30 calendar days after receiving notification that any governmental agency has initiated an investigation which may result in a finding that the contractor did not comply with any federal, state, or local law in the performance of the contract, including but not limited to laws regarding health and safety, labor and employment, wage and hours, and licensing laws, which affect employees.

(c)

To notify the awarding authority within 30 calendar days of all findings by a governmental agency or court of competent jurisdiction that the contractor has violated any federal, state, or local law in the performance of the contract, including but not limited to laws regarding health and safety, labor and employment, wage and hours, and licensing laws which affect employees.

(d)

If applicable, to provide the awarding authority, within 30 calendar days, updated responses to the Responsibility Questionnaire if any change occurs which would change any response contained within the Responsibility Questionnaire and such change would affect the contractor’s fitness and ability to continue the contract.

(e)

To ensure that subcontractors working on the City agreement (including contractors or subcontractors of a public lessee, licensee, sublessee, or sublicensee that perform or assist in performing services on the leased or licensed premises) shall comply with all federal, state, and local laws in the performance of the contract, including but not limited to laws regarding health and safety, labor and employment, wage and hours, and licensing laws, which affect employees.

(f)

To ensure that subcontractors working on the City agreement (including contractors or subcontractors of a public lessee, licensee, sublessee, sublicensee that perform or assist in performing services on the leased or licensed premises) submit a Pledge of Compliance.

(g)

To ensure that subcontractors working on the City agreement (including contractors or subcontractors of a public lessee, licensee, sublessee, or sublicensee that perform or assist in performing services on the leased or licensed premises) shall comply with paragraphs (b) and (c).

Failure to complete and submit this form to the Awarding Authority may result in withholding of payments by the City Controller, or contract termination.

Company Name, Address and Phone Number

Signature of Officer or Authorized Representative	Date

Print Name and Title of Officer or Authorized Representative

Awarding City Department	Contract Number

S E R V I C E

NOTICE: Responses to this Questionnaire will not be made available to the public for review. This is not a public document. [ CPCC §20101(a) ]

CITY OF LOS ANGELES

RESPONSIBILITY QUESTIONNAIRE

RESPONSES TO THE QUESTIONS CONTAINED IN THIS QUESTIONNAIRE MUST BE SUBMITTED ON THIS FORM.

In responding to the Questionnaire, neither the City form, nor any of the questions contained therein, may be retyped, recreated, modified, altered, or changed in any way, in whole or in part. Bidders or Proposers that submit responses on a form that has been retyped, recreated, modified, altered, or changed in any way shall be deemed non-responsive.

The signatory of this Questionnaire guarantees the truth and accuracy of all statements and answers to the questions herein. Failure to complete and return this questionnaire, any false statements, or failure to answer

(a) question(s) when required, may render the bid/proposal non-responsive. All responses must be typewritten or printed in ink. Where an explanation is required or where additional space is needed to explain an answer, use the Responsibility Questionnaire Attachments. Submit the completed form and all attachments to the awarding authority. Retain a copy of this completed form for future reference. Contractors must submit updated information to the awarding authority if changes have occurred that would render any of the responses inaccurate in any way. Updates must be submitted to the awarding authority within 30 days of the change(s).

A.     INFORMATION

Bid Number and Project Title

BIDDER/CONTRACTOR INFORMATION

Bidder/Proposer Business Name Contractor’s License Number

Street Address	City	State	Zip

Contact Person, Title	Phone	Fax

CERTIFICATION UNDER PENALTY OF PERJURY

I certify under penalty of perjury under the laws of the State of California that I have read and understand the questions contained in this questionnaire and the responses contained herein and on all Attachments. I further certify that I have provided full and complete answers to each question, and that all information provided in response to this Questionnaire is true and accurate to the best of my knowledge and belief.

The Questionnaire being submitted is: (check one)

☐	An initial submission of a completed Questionnaire.
☐	An update of a prior Questionnaire dated / / . A copy of the prior Questionnaire and newly updated information are attached.
☐	No change. There has been no change to any of the responses since the last Responsibility Questionnaire dated / / was submitted. A copy of the last Responsibility Questionnaire is attached.

Print Name, Title	Signature	Date

TOTAL NUMBER OF PAGES SUBMITTED, INCLUDING ALL ATTACHMENTS:

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B.	BUSINESS ORGANIZATION/STRUCTURE

Indicate the organizational structure of your firm. “Firm” includes a sole proprietorship, corporation, joint venture, consortium, association, or any combination thereof.

☐     Corporation: Date incorporated:     /     /       State of incorporation:

List the corporation’s current officers.

President:

Vice President:

Secretary:

Treasurer:

□	Check the box only if your firm is a publicly traded corporation.

List those who own 5% or more of the corporation’s stocks. Use Attachment A if more space is needed. Publicly traded corporations need not list the owners of 5% or more of the corporation’s stocks.

☐	Limited Liability Company: Date of formation: / / State of formation:

List members who own 5% or more of the company. Use Attachment A if more space is needed.

☐     Partnership: Date formed:     /     /       State of formation:

List all partners in your firm. Use Attachment A if more space is needed.

☐     Sole Proprietorship: Date started:     /     /

List any firm(s) that you have been associated with as an owner, partner, or officer for the last five years. Use Attachment A if more space is needed. Do not include ownership of stock in a publicly traded company in your response to this question.

☐     Joint Venture: Date formed:     /     /

List: (1) each firm that is a member of the joint venture and (2) the percentage of ownership the firm will have in the joint venture. Use Attachment A if more space is needed. Each member of the Joint Venture must complete a separate Questionnaire for the Joint Venture’s submission to be considered as responsive to the invitation.

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C.     OWNERSHIP AND NAME CHANGES

1.	Is your firm a subsidiary, parent, holding company, or affiliate of another firm?

□ Yes       □ No

If Yes, explain on Attachment A the relationship between your firm and the associated firms. Include information about an affiliated firm only if one firm owns 50% or more of another firm, or if an owner, partner or officer of your firm holds a similar position in another firm.

2.	Has any of the firm’s owners, partners, or officers operated a similar business in the past five years?

□ Yes       □ No

If Yes, list on Attachment A the names and addresses of all such businesses, and the person who operated the business. Include information about a similar business only if an owner, partner or officer of your firm holds a similar position in another firm.

3.	Has the firm changed names in the past five years?

□ Yes       □ No

If Yes, list on Attachment A all prior names, addresses, and the dates they were used. Explain the reason for each name change in the last five years.

4.	Are any of your firm’s licenses held in the name of a corporation or partnership?

□ Yes       □ No

If Yes, list on Attachment A the name of the corporation or partnership that actually holds the license.

Bidders/Contractors must continue on to Section D and answer all remaining questions contained in this Questionnaire.

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D.     FINANCIAL RESOURCES AND RESPONSIBILITY

5.	Is your firm now, or has it ever been at any time in the last five years, the debtor in a bankruptcy case?

□ Yes       □ No

If Yes, explain on Attachment B the circumstances surrounding each instance.

6.	Is your company in the process of, or in negotiations toward, being sold?

□ Yes       □ No

If Yes, explain the circumstances on Attachment B.

E.     PERFORMANCE HISTORY

7.     How many years has your firm been in business?          Years.

8.	Has your firm ever held any contracts with the City of Los Angeles or any of its departments?

□ Yes       □ No

If, Yes, list on an Attachment B all contracts your firm has had with the City of Los Angeles for the last 10 years. For each contract listed in response to this question, include: (a) entity name; (b) purpose of contract; (c) total cost; (d) starting date; and (e) ending date.

9.

List on Attachment B all contracts your firm has had with any private or governmental entity (other than the City of Los Angeles) over the last five years that are similar to the work to be performed on the contract for which you are bidding or proposing. For each contract listed in response to this question, include: (a) entity name; (b) purpose of contract; (c) total cost; (d) starting date; and (e) ending date.

☐	Check the box if you have not had any similar contracts in the last five years

10.	In the past five years, has a governmental or private entity or individual terminated your firm’s contract prior to completion of the contract?

□ Yes       □ No

If Yes, explain on Attachment B the circumstances surrounding each instance.

11.	In the past five years, has your firm used any subcontractor to perform work on a government contract when you knew that the subcontractor had been debarred by a governmental entity?

□ Yes       □ No

If Yes, explain on Attachment B the circumstances surrounding each instance.

12.	In the past five years, has your firm been debarred or determined to be a non-responsible bidder or contractor?

□ Yes       □ No

If Yes, explain on Attachment B the circumstances surrounding each instance.

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F.	DISPUTES

13.

In the past five years, has your firm been the defendant in court on a matter related to any of the following issues? For parts (a) and (b) below, check Yes even if the matter proceeded to arbitration without court litigation. For part (c), check Yes only if the matter proceeded to court litigation. If you answer Yes to any of the questions below, explain the circumstances surrounding each instance on Attachment B. You must include the following in your response: the name of the plaintiffs in each court case, the specific causes of action in each case; the date each case was filed; and the disposition/current status of each case.

(a)	Payment to subcontractors?

□  Yes     □ No

(b)	Work performance on a contract?

□  Yes     □ No

(c)	Employment-related litigation brought by an employee?

□  Yes     □ No

14.	Does your firm have any outstanding judgements pending against it?

□  Yes     □ No

If Yes, explain on Attachment B the circumstances surrounding each instance.

15.	In the past five years, has your firm been assessed liquidated damages on a contract?

□  Yes     □ No

If Yes, explain on Attachment B the circumstances surrounding each instance and identify all such projects, the amount assessed and paid, and the name and address of the project owner.

G.	COMPLIANCE

16.

In the past five years, has your firm or any of its owners, partners or officers, ever been investigated, cited, assessed any penalties, or been found to have violated any laws, rules, or regulations enforced or administered, by any of the governmental entities listed on Attachment C (Page 9)? For this question, the term “owner” does not include owners of stock in your firm if your firm is a publicly traded corporation.

□  Yes     □ No

If Yes, explain on Attachment B the circumstances surrounding each instance, including the entity that was involved, the dates of such instances, and the outcome.

17.

If a license is required to perform any services provided by your firm, in the past five years, has your firm, or any person employed by your firm, been investigated, cited, assessed any penalties, subject to any disciplinary action by a licensing agency, or found to have violated any licensing laws?

□  Yes     □ No

If Yes, explain on Attachment B the circumstances surrounding each instance in the last five years.

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18.

In the past five years, has your firm, any of its owners, partners, or officers, ever been penalized or given a letter of warning by the City of Los Angeles for failing to obtain authorization from the City for the substitution of a Minority-owned (MBE), Women-owned (WBE), or Other (OBE) business enterprise?

□  Yes     □ No

If Yes, explain on Attachment B the circumstances surrounding each instance in the last five years.

H.	BUSINESS INTEGRITY

19.

For questions (a), (b), and (c) below, check Yes if the situation applies to your firm. For these questions, the term “firm” includes any owners, partners, or officers in the firm. The term “owner” does not include owners of stock in your firm if the firm is a publicly traded corporation. If you check Yes to any of the questions below, explain on Attachment B the circumstances surrounding each instance.

(a)	Is a governmental entity or public utility currently investigating your firm for making (a) false claim(s) or material misrepresentation(s)?

□  Yes     □ No

(b)	In the past five years, has a governmental entity or public utility alleged or determined that your firm made (a) false claim(s) or material misrepresentation(s)?

□  Yes     □ No

(c)	In the past five years, has your firm been convicted or found liable in a civil suit for, making (a) false claim(s) or material misrepresentation(s) to any governmental entity or public utility?

□  Yes     □ No

20.

In the past five years, has your firm or any of its owners or officers been convicted of a crime involving the bidding of a government contract, the awarding of a government contract, the performance of a government contract, or the crime of fraud, theft, embezzlement, perjury, bribery? For this question, the term “owner” does not include those who own stock in a publicly traded corporation.

□  Yes     □ No

If Yes, explain on Attachment B the circumstances surrounding each instance.

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ATTACHMENT A FOR SECTIONS A THROUGH C

Where additional information or an explanation is required, use the space below to provide the information or explanation. Information submitted on this sheet must be typewritten or printed in ink. Include the number of the question for which you are submitting additional information. Make copies of this Attachment if additional pages are needed.

Page

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ATTACHMENT A FOR SECTIONS D THROUGH H

Where additional information or an explanation is required, use the space below to provide the information or explanation. Information submitted on this sheet must be typewritten or printed in ink. Include the number of the question for which you are submitting additional information. Make copies of this Attachment if additional pages are needed.

Page

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ATTACHMENT C: GOVERNMENTAL ENTITIES FOR QUESTION NO. 16

Check Yes in response to Question No. 16 if your firm or any of its owners, partners or officers, have ever been cited, assessed any penalties, or found to have violated any laws, rules, or regulations enforced or administered, by any of the governmental entities listed below (or any of its subdivisions), including but not limited to those examples specified below. The term “owner” does not include owners of stock in your firm if your firm is a publicly traded corporation. If you answered Yes, provide an explanation on Attachment B of the circumstances surrounding each instance, including the entity involved, the dates of such instances, and the outcome.

FEDERAL ENTITIES		STATE ENTITIES

Federal Department of Labor		California’s Department of Industrial Relations
●	American with Disabilities Act	●	wage and labor standards, and licensing and registration
●	Immigration Reform and Control Act	●	occupational safety and health standards
●	Family Medical Leave Act	●	workers’ compensation self insurance plans
●	Fair Labor Standards Act	●	Workers’ Compensation Act
●	Davis-Bacon and laws covering wage requirements for federal government contract workers	●	wage, hour, and working standards for apprentices
●	Migrant and Seasonal Agricultural Workers Protection Act	●	any provision of the California Labor Code
●	Immigration and Naturalization Act
●	Occupational Safety and Health Act	California’s Department of Fair Employment and Housing
●	anti-discrimination provisions applicable to government contractors and subcontractors	●	California Fair Employment and Housing Act
●	whistleblower protection laws	●	Unruh Civil Rights Act
		●	Ralph Civil Rights Act

Federal Department of Justice		California Department of Consumer Affairs
●	Civil Rights Act	●	licensing, registration, and certification requirements
●	American with Disabilities Act	●	occupational licensing requirements administered and/or enforced by any of the Department’s boards, including the Contractors’ State Licensing Board
●	Immigration Reform and Control Act of 1986
●	bankruptcy fraud and abuse	California’s Department of Justice

Federal Department of Housing and Urban Development (HUD)		LOCAL ENTITIES
●	anti-discrimination provisions in federally subsidized/assisted/sponsored housing programs
●	prevailing wage requirements applicable to HUD related programs

City of Los Angeles or any of its subdivisions for violations of any law, ordinance, code, rule, or regulation administered and/or enforced by the City, including any letters of warning or sanctions issued by the City of Los Angeles for an unauthorized substitution of subcontractors, or unauthorized reductions in dollar amounts subcontracted.

Federal Environmental Protection Agency
●	Environmental Protection Act
OTHERS
National Labor Relations Board		Any other federal, state, local governmental entity for violation of any other federal, state, or local law or regulation relating to wages, labor, or other terms and conditions of employment.
●	National Labor Relations Act

Federal Equal Employment Opportunity Commission
●	Civil Rights Act
●	Equal Pay Act
●	Age Discrimination in Employment Act
●	Rehabilitation Act
●	Americans with Disabilities Act

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CITY OF LOS ANGELES

CONTRACTOR CODE OF CONDUCT

The City of Los Angeles has long supported the premise that employers should fairly compensate employees, that the health and safety of workers should be protected, and that no form of discrimination or abuse should be tolerated. Experience indicates that laws and regulations designed to safeguard basic tenets of ethical business practices are disregarded in some workplaces, commonly referred to as “sweatshops.”

In its role as a market participant that procures equipment, goods, materials and supplies, the City seeks to protect its interests by assuring that the integrity of the City’s procurement process is not undermined by contractors who engage in sweatshop practices and other employment practices abhorrent to the City. When the City inadvertently contracts with these contractors, the City’s ethical contractors are placed at a distinct competitive disadvantage. Many times ethical contractors are underbid by unscrupulous contractors in competition for City contracts. These ethical contractors may be dissuaded from participating in future procurement contracts.

The City’s proprietary contracting interests are served by doing business with contractors who make a good faith effort to ensure that they and their subcontractors shun sweatshop practices and adhere to workplace and wage laws. Seeking to protect these municipal interests, the City requires that all contractors subject to the Sweat-free Procurement Ordinance certify that they and, to the best of their knowledge, their subcontractors will comply with the City’s Contractor Code of Conduct and to promise the following:

(a)

To comply with all applicable wage, health, labor, environmental and safety laws, legal guarantees of freedom of association, building and fire codes, and laws and ordinances relating to workplace and employment discrimination.

(b)

To comply with all human and labor rights and labor obligations that are imposed by treaty or law on the country in which the equipment, supplies, goods or materials are made or assembled, including but not limited to abusive forms of child labor, slave labor, convict or forced labor, or sweatshop labor.

(c)	To take good faith measures to ensure, to the best of the contractor’s knowledge, that the contractor’s subcontractors also comply with the City’s Contractor Code of Conduct.
(d)

To pay employees working on contracts for garments, uniforms, foot apparel, and related accessories a procurement living wage, meaning for domestic manufacturers a base hourly wage adjusted annually to the amount required to produce, for 2,080 hours worked, an annual income equal to or greater than the U.S. Department of Health and Human Services most recent poverty guideline for a family of three plus an additional 20 percent of the wage level paid either as hourly wages or health benefits. For manufacturing operations in countries other than the United States, a procurement living wage which is comparable to the wage for domestic manufacturers as defined above, adjusted to reflect the country’s level of economic development by using the World Bank’s Gross National Income Per Capita Purchasing Power index.

CERTIFICATION UNDER PENALTY OF PERJURY

I certify under penalty of perjury under the laws of the State of California that I have read and understood the City’s Contractor Code of Conduct and agree to comply with its requirements.

Signature of Officer or Authorized Representative	Date

Print Name and Title of Authorized Representative

Print Company Name, Address and Phone Number

IRAN CONTRACTING ACT OF 2010 COMPLIANCE AFFIDAVIT

(California Public Contract Code Sections 2200-2208)

The California Legislature adopted the Iran Contracting Act of 2010 to respond to policies of Iran in a uniform fashion (PCC § 2201(q)). The Iran Contracting Act prohibits bidders engaged in investment activities in Iran from bidding on, submitting proposals for, or entering into or renewing contracts with public entities for goods and services of one million dollars ($1,000,000) or more (PCC § 2203(a)). A bidder who “engages in investment activities in Iran” is defined as either:

1.

A bidder providing goods or services of twenty million dollars ($20,000,000) or more in the energy sector of Iran, including provision of oil or liquefied natural gas tankers, or products used to construct or maintain pipelines used to transport oil or liquefied natural gas, for the energy sector of Iran; or

2.

A bidder that is a financial institution (as that term is defined in 50 U.S.C. § 1701) that extends twenty million dollars ($20,000,000) or more in credit to another person, for 45 days or more, if that person will use the credit to provide goods or services in the energy sector in Iran and is identified on a list created by the California Department of General Services (DGS) pursuant to PCC § 2203(b) as a person engaging in the investment activities in Iran.

The bidder shall certify that at the time of submitting a bid for new contract or renewal of an existing contract, he or she is not identified on the DGS list of ineligible businesses or persons and that the bidder is not engaged in investment activities in Iran in violation of the Iran Contracting Act of 2010.

California law establishes penalties for providing false certifications, including civil penalties equal to the greater of $250,000 or twice the amount of the contract for which the false certification was made; contract termination; and three-year ineligibility to bid on contracts (PCC § 2205).

To comply with the Iran Contracting Act of 2010, the bidder shall complete and sign ONE of the options shown below.

OPTION #1: CERTIFICATION

I, the official named below, certify that I am duly authorized to execute this certification on behalf of the bidder or financial institution identified below, and that the bidder or financial institution identified below is not on the current DGS list of persons engaged in investment activities in Iran and is not a financial institution extending twenty million dollars ($20,000,000) or more in credit to another person or vendor, for 45 days or more, if that other person or vendor will use the credit to provide goods or services in the energy sector in Iran and is identified on the current DSG list of persons engaged in investment activities in Iran.

Name of Bidder/Financial Institution (Printed):

Signed by:	(Authorized Signature)

(Printed Name)

(Title of Person Signing)

OPTION #2: EXEMPTION

Pursuant to PCC § 2203(c) and (d), a public entity may permit a bidder or financial institution engaged in investment activities in Iran, on a case-by-case basis, to be eligible for, or to bid on, submit a proposal for, or enter into, or renew, a contract for goods and services. If the bidder or financial institution identified below has obtained an exemption from the certification requirement under the Iran Contracting Act of 2010, the bidder or financial institution shall complete and sign below and attach documentation demonstrating the exemption approval.

Name of Bidder/Financial Institution (Printed):

Signed by:	(Authorized Signature)

(Printed Name)

(Title of Person Signing)

APPENDIX L

TO POWER PURCHASE AGREEMENT

DATED AS OF OCTOBER 20, 2016

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

ONGP LLC

PRE-DEFINED ADDITIONAL FACILITIES

Site	Estimated Facility Net Capacity (MW)	Owner	Estimated Commercial Operation Date or Delivery Commencement Date	New Facility / Existing Facility	Location	Environmental Oversight Agency / Environmental Review	GPS Coordinates
McGinness Hills 3	38	ORNI 41 LLC	12/31/2018	New Facility	Lander County, NV	BLM / NEPA	39.5963 - 116.8942
New York Canyon	20	ORNI 35 LLC	6/30/2018	New Facility	Pershing County, NV	BLM / NEPA	40.0646 -118.0080
Carson Lake	25	ORNI 16 LLC	12/31/2020	New Facility	Churchill County, NV	BLM / NEPA	39.3573 -118.6487
North Valley	25	ORNI 36 LLC	12/31/2020	New Facility	Churchill County, NV	BLM / NEPA	39.88983 -1192363
Ruby Valley	30	ORNI 53 LLC	3/31/2019	New Facility	Elko County, NV	BLM / NEPA	40.6860 -115.1411
Dixie Comstock	25	ORNI 38 LLC	8/31/2019	New Facility	Churchill County, NV	BLM / NEPA	39.8370 -117.9541
Horsehaven	20	ORNI 28 LLC	6/30/2020	New Facility	Lander County, NV	BLM / NEPA	40.5304 -116.6591
Galena 1 (a/k/a Richard Burdette)	17	ORNI 7 LLC	12/31/2020	Existing Facility	Washoe County, NV	Private / Nevada Law	39.3905 -119.7543
Galena 2	7	ORNI 28 LLC	3/31/2018	Existing Facility	Washoe County, NV	BLM / NEPA	39.3730 -119.7646
Galena 3	15	ORNI 14 LLC	12/31/2020	Existing Facility	Washoe County, NV	Private / Nevada Law	39.3884 -119.7487
Coyote Canyon	20	SPE TBD	12/31/2020	New Facility	Churchill County, NV	BLM / NEPA	39.9312 -118.1482
Humboldt Farm	20	SPE TBD	12/31/2020	New Facility	Pershing County, NV	BLM / NEPA	40.5806 -118.2361
Desert Queen	25	SPE TBD	12/31/2020	New Facility	Churchill County, NV	BLM / NEPA	39.8040 -118.8787
Rye Valley	20	SPE TBD	12/31/2020	New Facility	Pershing County, NV	BLM / NEPA	40.5608 -118.2119
Alum	20	SPE TBD	12/31/2021	New Facility	Esmeralda County, NV	BLM / NEPA	37.9516 -117.7127
Desert Peak 2	12	ORNI 3 LLC	12/31/2020	Existing Facility	Churchill County, NV	BLM / NEPA	39.7539 -118.9534

L-1

APPENDIX M
TO POWER PURCHASE AGREEMENT,

DATED AS OF [DATE]

BETWEEN SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND ONGP LLC

FORM OF LETTER AGREEMENT

[Date]

Attn:

Re: Power Purchase Agreement, dated as of [DATE], between Southern California Public Power Authority and ONGP LLC (the “PPA”)

Dear Sir or Madam:

This Letter Agreement (the “Letter Agreement”) is being sent to you pursuant to Section 2.1(o) of the PPA. Capitalized terms used, but not defined, herein shall have the meanings set forth in the PPA.

Southern California Public Power Authority (“SCPPA”) is entering into the PPA with ONGP LLC (“Seller”) in consideration of the terms and conditions set forth in the PPA and upon the condition that Ormat Nevada Inc. (the “Company”) agrees to take certain actions, and refrain from taking certain other actions, with respect to those Project Companies that are not at the time under the Control of Seller (the “Indicated Project Companies”), as set forth below. The rights and obligations of Seller under the PPA will confer benefits on the Company and, therefore, the Company is willing to enter into this Letter Agreement. As used in this Letter Agreement "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of the Indicated Project Companies, whether through ownership of voting securities, by contract or otherwise, as necessary or appropriate to enable Seller to perform and fulfill its obligations under the PPA. Accordingly, in consideration of the foregoing and of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Seller, and SCPPA (together, the “Parties”), intending to be legally bound, hereby agree as follows:

1.     Obligation to Transfer to Seller. The Indicated Project Companies are initially comprised of Steamboat Hills, LLC; Steamboat Development, LLC; and Brady Power Partners. Each of these Project Companies will cease to be an Indicated Project Company upon the earlier to occur of (a) the date on which Seller obtains Control of such Project Company, or (b) the date on which such Project Company ceases to be a Project Company under the PPA. Subject to Section 3.6 of the PPA, the Company will transfer Control of each Indicated Project Company to Seller by the corresponding Milestone Date therefor in the PPA; provided that Company shall deliver notice to SCPPA of such transfer of Control within a reasonable time after the transfer, but in no event later than thirty (30) days after the date of the transfer or the Milestone Date therefor in the PPA, whichever occurs first.

2.     Transfer Restrictions. Each Indicated Project Company shall be under the Control of the Company until it ceases to be an Indicated Project Company. The Company shall not engage in a transaction or series of transactions that would result in a Change in Control of an Indicated Project Company without the prior written consent of SCPPA, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall provide SCPPA with sixty (60) days’ prior written notice of any proposed Change in Control of an Indicated Project Company. In addition, except as set forth in or permitted by Section 14.7 of the PPA, neither the Company nor any Indicated Project Company shall sell or transfer all or any portion of a Facility owned by an Indicated Project Company to any Person, without the prior written consent of Buyer, which consent shall not be withheld, conditioned or delayed unreasonably. Any purported sale or transfer in violation of the prior sentence shall be null and void and of no force or effect.

3.      Further Assurances. Seller, from time to time, and as necessary or appropriate to fulfill its obligations under the PPA, shall instruct the Company to exercise the Company’s Control over an Indicated Project Company in furtherance of Seller’s performance of its obligations under the PPA, and the Company shall thereupon exercise its Control over such Indicated Project Company in accordance with Seller’s instructions, except to the extent prohibited by the Indenture.

4.     Injunctive Relief. The Parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Letter Agreement were not performed in accordance with the terms hereof, that money damages would not be a sufficient remedy for any breach of this Letter Agreement, and that SCPPA shall be entitled, without the requirement of posting a bond or other security, to specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Letter Agreement but shall be in addition to all other remedies available to SCPPA under the PPA, or at law or equity.

5.     Termination. This Letter Agreement shall terminate upon the earlier to occur of the following: (a) termination of the PPA, or (b) the date on which there are no longer any Indicated Project Companies hereunder.

6.     Miscellaneous. This Letter Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute but one agreement. This Letter Agreement may be executed by facsimile signature and each such facsimile signature shall be treated in all respects as having the same effect as an original signature. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its rules relating to conflict of laws. If any provision of this Letter Agreement is held to be invalid or unenforceable for any reason, the Parties agree to negotiate in good faith an alternative provision that is not invalid or unenforceable and that carries out, as nearly as possible, the intent and purposes of the provision so held to be invalid or unenforceable. Each Party shall take such further actions, as may be reasonably requested by the other Party, that are necessary to effectuate the intention of the terms of this Letter Agreement. This Letter Agreement shall be binding on each Party’s successors and permitted assigns. No Party shall assign this Letter Agreement or its rights hereunder without the prior written consent of each of the other Parties.

[Signature Page Follows]

If the foregoing accurately reflects your understanding, please sign the acknowledgment below and return the enclosed letter to us.

Sincerely,

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

By:
Name:
Title:

Agreed and Accepted this _______ day of ____________, 201_

ORMAT NEVADA INC.

By:
Name:
Title:

Agreed and Accepted this _______ day of ____________, 201_

ONGP LLC

By:
Name:
Title:

SCHEDULE A

TO THE
POWER PURCHASE AGREEMENT
DATED AS OF OCTOBER 20, 2016
BETWEEN
SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY
AND
ONGP LLC

ORGANIZATIONAL AND OWNERSHIP STRUCTURE OF PROJECT
COMPANIES, SELLER, AND EQUITY OWNERS

Ormat Technologies, Inc.
Ormat Nevada Inc.
OPC LLC
Steamboat Hills LLC
Steamboat Hills
ORTP, LLC
Ormat Funding, LLC
ORNI 7 LLC
Steamboat Development, LLC
Steamboat 2 & Steamboat 3
ORNI 1 LLC
ORNI 2 LLC
Brady Power Partners
Brady
ONGP LLC
ORNI 52 LLC
Baltazor
ORNI 32 LLC
Dixie Meadows I & II
ORNI 43 LLC
Tungsten Mountain I & II

PRINCIPALS

ORMAT NEVADA INC.:

Isaac Angel	Director/President/Chief Executive Officer

Doron Blachar	Secretary/Treasurer

Connie Stechman	Assistant Secretary